    As filed with the Securities and Exchange Commission on February 5, 1997
                                                           REGISTRATION NO. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                  ------------
                                    FORM S-4
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

          MBNA CORPORATION                               MBNA CAPITAL C
    (Exact name of Registrant as                  (Exact name of Registrant as
     specified in its charter)                     specified in its charter)
              MARYLAND                                      DELAWARE
    (State or other jurisdiction                  (State or other jurisdiction
 of incorporation or organization)             of incorporation or organization)
             52-1713008
          (I.R.S. Employer                                 -----------
       Identification Number)                           (I.R.S. Employer
                                                     Identification Number)


                          Wilmington, Delaware  19884
                                 (800) 362-6255
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive office)

                                  ------------
                                M. Scot Kaufman
 Executive Vice President, Chief Financial Officer and Chief Accounting Officer
                        Wilmington, Delaware  19884-0864
                                 (800) 362-6255
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  ------------
                                   Copies to:


          John W. Scheflen                  John B. Tehan, Esq.              Vincent J. Pisano, Esq.
      Executive Vice President          Simpson Thacher & Bartlett       Skadden, Arps, Slate, Meagher &
    General Counsel & Secretary            425 Lexington Avenue                      Flom LLP
          MBNA Corporation               New York, New York  10017               919 Third Avenue
  Wilmington, Delaware  19884-0616            (212) 455-2000                New York, New York  10022
           (800) 362-6255                                                         (212) 735-3000

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

        As soon as practicable after this Registration Statement becomes effective and all other conditions to the exchange offer (the "Exchange Offer") described in the enclosed prospectus have been satisfied or waived.

        If the securities being registered on this form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

======================================================================================================
                                                                        PROPOSED
                                                     PROPOSED            MAXIMUM
    TITLE OF EACH CLASS           AMOUNT              MAXIMUM           AGGREGATE          AMOUNT OF
     OF SECURITIES TO BE          TO BE           OFFERING PRICE        OFFERING          REGISTRATION
         REGISTERED             REGISTERED          PER UNIT(2)           PRICE               FEE
------------------------------------------------------------------------------------------------------
 ___% Trust-Originated
 Preferred Securities(SM)       6,000,000             26.00            156,000,000         $47,273
 (TOPrS(SM)) (the               Securities                                 (3)
 "Preferred Securities")           (1)
------------------------------------------------------------------------------------------------------
 Junior Subordinated
 Debentures of MBNA            $150,000,000
 Corporation
-------------------------------------------
 Guarantee of the
 Preferred Securities by       $150,000,000
 MBNA Corporation
======================================================================================================


(1) Estimated maximum amount of each class of Securities issuable by MBNA Corporation ("MBNA") and MBNA Capital C (the "Trust") pursuant to the Exchange Offer. Also registered hereby, in addition to the rights of holders of the Preferred Securities under the Guarantee and under the Junior Subordinated Debentures, are the obligations of MBNA in the Indenture relating to the Junior Subordinated Debentures and in the Amended and Restated Trust Agreement, including MBNA's obligation to pay costs, expenses and certain liabilities of the Trust.

(2) Each share of 7.50% Cumulative Preferred Stock, Series A (the "Series A Preferred Stock"), of MBNA accepted for exchange will be exchanged for $25 aggregate principal amount of Preferred Securities.

(3) The proposed maximum aggregate offering price equals $156,000,000, calculated pursuant to Rule 457(f) under the Securities Act of 1933 as follows: the product of $26.00 (the average of high and low prices for the Series A Preferred Stock on January 29, 1997, as reported by the New York Stock Exchange Composite Tape) and 6,000,000 (the maximum number of shares of Series A Preferred Stock which may be tendered pursuant to the Exchange Offer).

   THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS                                                                [LOGO]

                                MBNA CORPORATION

                                 MBNA CAPITAL C

                               OFFER TO EXCHANGE


                                 MBNA Capital C
                             ___% Trust--Originated
                            Preferred Securities(SM)
                                 ("TOPrS(SM)")
                           (Liquidation Amount $25.00
              per Preferred Security and guaranteed to the extent
                     set forth herein by MBNA Corporation)

                                      for

                                6,000,000 Shares
                   7.50% Cumulative Preferred Stock, Series A
                                 CUSIP 5526L209

       THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW
        YORK CITY TIME, ON ________, APRIL __, 1997, UNLESS THE OFFER IS
                                   EXTENDED.

                 MBNA Corporation, a Maryland corporation ("MBNA"), and MBNA Capital C, a Delaware statutory business trust (the "Trust"), hereby offer, upon the terms and subject to the conditions set forth in this Prospectus and the accompanying Letter of Transmittal, to exchange ___% Trust--Originated Preferred Securities, Series C, representing undivided beneficial ownership interests in the assets of the Trust (the "Preferred Securities"), for any and all shares of MBNA's 7.50% Cumulative Preferred Stock, Series A, $0.01 par value (the "Series A Preferred Stock"), not owned by MBNA (this Prospectus together with the Letter of Transmittal for the Series A Preferred Stock constitute the "Offer"). Exchanges will be made on the basis of one Preferred Security for each share of Series A Preferred Stock, in each case validly tendered and accepted for exchange in the Offer. As of the date of this Prospectus, there are 6,000,000 shares of Series A Preferred Stock outstanding and not owned by MBNA.

                 Concurrently with the issuance of Preferred Securities in exchange for Series A Preferred Stock validly tendered in the Offer, MBNA will deposit in the Trust as trust assets its ___% Junior Subordinated Deferrable Interest Debentures, Series C, due 2027 (the "Junior Subordinated Debentures"), having an aggregate principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and the proceeds received upon issuance of the common securities to be issued by the Trust. The Junior Subordinated Debentures will mature on April __, 2027.

                 SEE "RISK FACTORS AND SPECIAL CONSIDERATIONS RELATING TO THE OFFER" STARTING ON PAGE __ FOR A DISCUSSION OF CERTAIN FACTORS RELATING TO THE PREFERRED SECURITIES THAT SHOULD BE CONSIDERED BY INVESTORS INCLUDING THE PERIOD AND CIRCUMSTANCES DURING AND UNDER WHICH PAYMENTS OF DISTRIBUTIONS ON THE PREFERRED SECURITIES MAY BE DEFERRED AND THE RELATED FEDERAL INCOME TAX CONSEQUENCES.

                                --------------
         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
            SECURITIES AND EXCHANGE COMMISSION OR BY ANY SECURITIES
              COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COM-
               MISSION OR ANY STATE SECURITIES COMMISSION PASSED
                   UPON THE ACCURACY OR ADEQUACY OF THIS PRO-
                       SPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.



                                --------------


MERRILL LYNCH & CO. HAS BEEN RETAINED AS DEALER MANAGER TO SOLICIT EXCHANGES OF SERIES A PREFERRED STOCK FOR PREFERRED SECURITIES. SEE "EXCHANGE AGENT AND INFORMATION AGENT-DEALER MANAGER; ADMINISTRATIVE DEALERS." THE BANK OF NEW YORK HAS BEEN RETAINED AS EXCHANGE AGENT (THE " EXCHANGE AGENT") IN CONNECTION WITH THE OFFER. MORROW & CO., INC. HAS BEEN RETAINED TO ACT AS INFORMATION AGENT TO ASSIST IN CONNECTION WITH THE OFFER.


                                --------------

                      The Dealer Manager For The Offer Is:

                              MERRILL LYNCH & CO.



                 The date of this Prospectus is March __, 1997.

-SM- "Trust Originated Preferred Securities" and "TOPrS" are service marks of Merrill Lynch & Co.

                 NONE OF MBNA, THE BOARD OF DIRECTORS OF MBNA, THE TRUSTEES NOR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS (AS DEFINED HEREIN) OF SERIES A PREFERRED STOCK AS TO WHETHER TO EXCHANGE OR REFRAIN FROM EXCHANGING THEIR SERIES A PREFERRED STOCK IN THE OFFER. HOLDERS OF SERIES A PREFERRED STOCK ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES.

                 IN ORDER TO PARTICIPATE IN THE OFFER, HOLDERS OF SERIES A PREFERRED STOCK MUST SUBMIT A LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE (AS DEFINED HEREIN). SEE "THE OFFER--PROCEDURES FOR TENDERING."

                 For a description of the other terms of the Offer, see "The Offer--Terms of The Offer," "--Expiration Date; Extensions; Amendments; Termination," and "--Withdrawal of Tenders." Application will be made to list the Preferred Securities on the New York Stock Exchange (the "NYSE"). In order to satisfy the NYSE listing requirements, acceptance of Series A Preferred Stock validly tendered in the Offer is subject to the condition that as of the Expiration Date there be at least 400 record or beneficial holders of at least 1,000,000 Preferred Securities to be issued in exchange for such Series A Preferred Stock (the "Minimum Distribution Condition"), which condition may not be waived. See "The Offer--Expiration Date; Extensions; Amendments; Termination" and "--Conditions to the Offer."

                 The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer, not accept for exchange the Series A Preferred Stock and promptly return the Series A Preferred Stock upon the failure of any condition specified above or in "The Offer--Conditions to the Offer," (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Series A Preferred Stock previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Series A Preferred Stock tendered pursuant to the Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see "The Offer--Withdrawal of Tenders," (iv) amend the terms of the Offer, (v) modify the form of the consideration to be paid pursuant to the Offer or (vi) not accept for exchange the Series A Preferred Stock at any time on or prior to the Expiration Date, for any reason, including, without limitation, if fewer than 100,000 shares of Series A Preferred Stock would remain outstanding upon acceptance of those tendered (which condition may be waived by the Trust). Any amendment applicable to the Offer will apply to all Series A Preferred Stock tendered pursuant to the Offer. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the percentage of securities sought or the price, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The Offer--Expiration Date; Extensions; Amendments; Termination."

                 MBNA will own directly or indirectly all of the securities representing common undivided beneficial interests in the assets represented by common securities of the Trust (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities"). The Trust exists for the sole purpose of (i) issuing (a) the Preferred Securities in exchange for the Series A Preferred Stock validly tendered in the Offer and delivering the Series A Preferred Stock to MBNA in consideration for the deposit by MBNA in the Trust as trust assets of Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of the Preferred Securities and (b) the Common Securities to MBNA in exchange for cash and investing the proceeds thereof in an equal aggregate principal amount of the Junior Subordinated Debentures and (ii) engaging in only those other activities as are necessary or incidental thereto. The Preferred Securities and the Common Securities will rank pari passu with each other and will have equivalent terms, except that the holders of the Common Securities will have the exclusive right to appoint, replace or remove the Administrative Trustees (as defined herein) and, if a Debenture Event of Default (as defined herein) occurs and is continuing, (i) the holders of Preferred Securities will have a priority over holders of the Common Securities with respect to payments in respect of distributions and payments upon liquidation, redemption or otherwise and (ii) the holders of a majority in Liquidation Amount (as defined herein) of the Preferred Securities shall have the right (subject to the terms of the Trust Agreement (as defined herein)) to appoint, replace or remove the Property Trustee (as defined herein) and the Delaware Trustee (as defined herein). See "Prospectus Summary--Description of the Preferred Securities" and "--Description of the Junior Subordinated Debentures."

                 Holders of the Preferred Securities will be entitled to receive cumulative cash distributions accruing from the first day following the Expiration Date (the "Accrual Date") and payable quarterly in arrears on the
15th day of January, April, July and October of each year, commencing       ,
1997, at the annual rate of ___% of the Liquidation Amount of $25 per Preferred Security ("Distributions"). In addition, MBNA will pay a cash payment equal to all accumulated and unpaid dividends on the Series A Preferred Stock as of the Expiration Date on April 15, 1997 to holders of the Series A Preferred Stock accepted for exchange. Subject to certain exceptions, as described herein, MBNA has the right to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each deferral period (each, an "Extension Period"), provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of ___%, compounded quarterly, to the extent permitted by applicable law), MBNA may elect to begin a new Extension Period subject to the requirements set forth herein. If interest payments on the Junior Subordinated Debentures are so deferred, Distributions on the Preferred Securities will also be deferred and MBNA will not be permitted, subject to certain exceptions described herein, to declare or pay any cash distributions with respect to MBNA's capital stock or debt securities that rank pari passu with or junior to the Junior Subordinated Debentures. During an Extension Period, interest on the Junior Subordinated Debentures will continue to accrue (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate) at the rate of ___% per annum, compounded quarterly, to the extent permitted by applicable law, from the relevant payment date for such interest, and holders of Preferred Securities will be required to accrue the stated interest on the Junior Subordinated Debentures (in the form of original issue discount ("OID")) for United States federal income tax purposes and, consequently, will be required to include such OID in gross income for such purposes in advance of the receipt of cash attributable to such income. See "Description of the Junior Subordinated Debentures -- Option to Defer Interest Payments" and "Certain United States Federal Income Tax Consequences -- Interest Income and Original Issue Discount."

                 The Junior Subordinated Debentures are unsecured and subordinated to all Senior Debt (as defined herein), which aggregated $ at December 31, 1996. Substantially all of MBNA's existing indebtedness constitutes Senior Debt, other than MBNA's 8.278% Junior Subordinated Debentures, Series A, due December 1, 2026 (the "Series A Debentures"), its Floating Rate Junior Subordinated Debentures, Series B, due February 1, 2027 (the "Series B Debentures") and its guarantees of the 8.278% Capital Securities, Series A (the "Series A Capital Securities"), and the Floating Rate Capital Securities, Series B (the "Series B Capital Securities") issued by subsidiary trusts, all of which are pari passu in right of payment with the Junior Subordinated Debentures. Because MBNA is a holding company, the right of MBNA to participate in any distribution of assets of any subsidiary, including MBNA America Bank, National Association, upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, including depositors, except to the extent that MBNA may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures (and therefore the Preferred Securities) will be effectively subordinated to all existing and future liabilities of MBNA's subsidiaries, and holders thereof should only look to the assets of MBNA for payments on the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures--Subordination".

                 MBNA has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture (each as defined herein), taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Preferred Securities. See "Relationship Between the Preferred Securities, the Junior Subordinated Debentures and the Guarantee--Full and Unconditional Guarantee". The Guarantee of MBNA guarantees the payment of Distributions and payments on liquidation of the Trust or redemption of the Preferred Securities, but only in each case to the extent of funds held by the Trust, as described herein (the "Guarantee"). See "Description of Guarantee". If MBNA does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will have insufficient funds to pay Distributions on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust has insufficient funds to pay such Distributions. In such event, a holder of Preferred Securities may institute a legal proceeding directly against MBNA pursuant to the terms of the Indenture to enforce payment of amounts equal to such Distributions to such holder. See "Description of the Junior Subordinated Debentures--Enforcement of Certain Rights By Holders of Preferred Securities". The obligations of MBNA under the Guarantee and the Indenture are subordinate and junior in right of payment to all Senior Debt of MBNA.

                 The Preferred Securities are subject to mandatory redemption, in whole or in part, upon repayment of Junior Subordinated Debentures at their Stated Maturity or their earlier redemption. Subject to MBNA having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve") to do so, if then required under applicable capital guidelines or policies, the Junior Subordinated Debentures are redeemable prior to their Stated Maturity at the option of MBNA (i) on or after _______________, in whole at any time or in part from time to time at a redemption price equal to 100% of the principal amount thereof, plus accrued and unpaid interest through the redemption date (the "Optional Prepayment Price"), or (ii) prior to _______________, in whole (but not in part), within 90 days following the occurrence of a Special Event (as defined herein) at a redemption price equal to ___% of the principal amount thereof from the Expiration Date through
,      , declining ratably on each             thereafter to 100% on or after
,      , plus in any case, accrued and unpaid interest thereon to the redemption date (the "Special Event Prepayment Price," and, together with the Optional Prepayment Price, the "Redemption Price"). If MBNA redeems the Junior Subordinated Debentures, the Trust must redeem a Like Amount (as defined herein) of Trust Securities having an aggregate Liquidation Amount equal to the aggregate principal amount of the Junior Subordinated Debentures so redeemed at a redemption price equal to (i) the Optional Prepayment Price if redeemed on or after _______________ or (ii) the Special Event Prepayment Price if redeemed prior to _______________, upon the occurrence of a Special Event. (See "Risk Factors and Special Considerations Relating to the Offer," "Description of the Preferred Securities -- Redemption or Exchange."

                 MBNA will have the right at any time to terminate the Trust, subject to MBNA having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies. MBNA has no present intention to take such action, principally because the Junior Subordinated Debentures, unlike the Preferred Securities, would not be considered "Tier 1 Capital" for purposes of the Federal Reserve Board's capital guidelines for bank holding companies. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination." In the event of the termination of the Trust, after satisfaction of liabilities to creditors of the Trust as required by applicable law, the holders of the Preferred Securities will be entitled to receive a Liquidation Amount of $25 per Preferred Security plus accumulated and unpaid Distributions thereon to the date of payment, which may be in the form of a distribution of such amount in Junior Subordinated Debentures in exchange therefor, subject to certain exceptions. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination."

                 Application has been made to list the Preferred Securities on the New York Stock Exchange under the symbol "KRBCC 27". If Junior Subordinated Debentures are distributed to the holders of Preferred Securities in exchange therefor upon the liquidation of the Trust, MBNA will use its best efforts to list the Junior Subordinated Debentures on the New York Stock Exchange or such other stock exchanges or automated quotation systems, if any, on which the Preferred Securities are then listed or traded.

                 The shares of Series A Preferred Stock are listed and principally traded on the NYSE under the symbol "KRB.PF.A.". On February 4, 1997, the last full day of trading prior to the filing of the Registration Statement on Form S-4, of which this Prospectus forms a part, the closing sales price of the Series A Preferred Stock on the NYSE was $26.25 per share. The closing sales price of the Series
A Preferred Stock on the NYSE on _______ __, 1997 was $      per share.
HOLDERS ARE URGED TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE SERIES A PREFERRED STOCK. To the extent that shares of Series A Preferred Stock are tendered and accepted in the Offer, the terms on which untendered Series A Preferred Stock could subsequently be sold may be adversely affected. To the extent that the aggregate number of shares of Series A Preferred Stock tendered and accepted in the Offer results in (i) the aggregate value of publicly-held shares to be less than $2 million and (ii) the number of outstanding shares of Series A Preferred Stock to be less than 100,000, MBNA would be required to delist the Series A Preferred Stock from the NYSE pursuant to NYSE rules and regulations, and the trading market for untendered Series A Preferred Stock could be adversely affected. In addition, following the Expiration Date, and in accordance with and subject to applicable law, MBNA may from time to time acquire Series A Preferred Stock in the open market, by tender offer, subsequent exchange offer or otherwise. MBNA's decision to make such acquisitions is dependent on many factors, including market conditions in effect at the time of any contemplated acquisition. Accordingly, MBNA cannot predict whether and to what extent it will acquire any additional Series A Preferred Stock and the consideration to be paid therefor. See "Listing and Trading of Preferred Securities and Series A Preferred Stock."

                 MBNA will pay to Administrative Dealers (as defined herein) designated by the record or beneficial owner, as appropriate, of Series A Preferred Stock a solicitation fee of $0.50 per Preferred Share ($0.25 per Preferred Share with respect to the solicitation of beneficial holders of 10,000 or more shares) validly tendered and accepted for exchange pursuant to the Offer, subject to certain conditions. Administrative Dealers are not entitled to a solicitation fee for Series A Preferred Stock beneficially owned by such Administrative Dealer. See "Exchange Agent and Information Agent--Dealer Manager; Administrative Dealers."

                 NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY MBNA, THE TRUST, THE TRUSTEES OR THE DEALER MANAGER. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY EXCHANGE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF MBNA OR THE TRUST SINCE THE RESPECTIVE DATES AS OF WHICH INFORMATION IS GIVEN HEREIN. THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS BE ACCEPTED FROM OR ON BEHALF
OF) HOLDERS OF SERIES A PREFERRED STOCK IN ANY JURISDICTION IN WHICH THE MAKING OF THE OFFER OR THE ACCEPTANCE THEREOF WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION. HOWEVER, MBNA AND THE TRUST MAY, AT THEIR DISCRETION, TAKE SUCH ACTION AS THEY MAY DEEM NECESSARY TO MAKE THE OFFER IN ANY SUCH JURISDICTION AND EXTEND THE OFFER TO

HOLDERS OF SERIES A PREFERRED STOCK IN SUCH JURISDICTION. IN ANY JURISDICTION THE SECURITIES LAWS OR BLUE SKY LAWS OF WHICH REQUIRE THE OFFER TO BE MADE BY A LICENSED BROKER OR DEALER, THE OFFER IS BEING MADE ON BEHALF OF THE TRUST BY THE DEALER MANAGER OR ONE OR MORE REGISTERED BROKERS OR DEALERS WHICH ARE LICENSED UNDER THE LAWS OF SUCH JURISDICTION.

                               TABLE OF CONTENTS


                                                                                                      Page
AVAILABLE INFORMATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    9

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

PROSPECTUS SUMMARY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

MBNA CORPORATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

THE TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13

CERTAIN POTENTIAL BENEFITS AND RISKS TO INVESTORS . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    POTENTIAL BENEFITS TO EXCHANGING HOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
    POTENTIAL RISKS TO EXCHANGING HOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17
    POTENTIAL RISKS TO NON-EXCHANGING HOLDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . .   19

THE OFFER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
    REASON AND PURPOSE OF THE OFFER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
    TERMS OF THE OFFER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
    EXPIRATION DATE; WITHDRAWALS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   21
    CONDITIONS TO THE OFFER; EXTENSIONS; AMENDMENT; TERMINATION . . . . . . . . . . . . . . . . . . .   21
    PROCEDURES FOR TENDERING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   22
    SPECIAL PROCEDURE FOR BENEFICIAL OWNERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
    GUARANTEED DELIVERY PROCEDURES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
    ACCEPTANCE OF SHARES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   23
    DELIVERY OF PREFERRED SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
    DESCRIPTION OF PREFERRED SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   24
    DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . .   28
    CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS . . . . . . . . . . . . . . . . . . . . .   31
    ACCOUNTING FOR EXCHANGE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
    EXCHANGE AGENT AND INFORMATION AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
    DEALER MANAGER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

RISK FACTORS AND SPECIAL CONSIDERATIONS RELATING TO THE OFFER . . . . . . . . . . . . . . . . . . . .   34

EXCHANGE OF SERIES A PREFERRED STOCK FOR PREFERRED SECURITIES
    IS A TAXABLE EVENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

CORPORATE HOLDERS OF PREFERRED SECURITIES NOT ENTITLED TO DIVIDENDS RECEIVED DEDUCTION  . . . . . . .   34

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND JUNIOR SUBORDINATED DEBENTURES  . . . . .   34

                                                                                                      Page
                                                                                                      ----
RIGHTS UNDER THE GUARANTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED
    SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

OPTION TO EXTEND INTEREST PAYMENT PERIOD  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36

PROPOSED TAX LEGISLATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38

LIMITED VOTING RIGHTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   39

TRADING PRICE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   40

LACK OF ESTABLISHED TRADING MARKET FOR PREFERRED SECURITIES . . . . . . . . . . . . . . . . . . . . .   40

REDUCED TRADING MARKET FOR SERIES A PREFERRED STOCK . . . . . . . . . . . . . . . . . . . . . . . . .   40

COMPARISON OF PREFERRED SECURITIES AND SERIES A PREFERRED
    STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

MBNA CORPORATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46

RATIO OF EARNINGS TO FIXED CHARGES AND RATIO OF EARNINGS TO COMBINED FIXED
    CHARGES AND PREFERRED STOCK DIVIDEND REQUIREMENTS . . . . . . . . . . . . . . . . . . . . . . . .   47

CAPITALIZATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

ACCOUNTING TREATMENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

THE TRUST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

THE OFFER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
    REASON AND PURPOSE OF THE OFFER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
    GENERAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
    TERMS OF THE OFFER  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
    CONDITIONS TO THE OFFER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
    EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION  . . . . . . . . . . . . . . . . . . . . . .   54
    PROCEDURES FOR TENDERING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
    LETTER OF TRANSMITTAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
    WITHDRAWAL OF TENDERS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58

EXCHANGE AGENT AND INFORMATION AGENT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   61

DEALER MANAGER; ADMINISTRATIVE DEALERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   62

                                                                                                      Page
                                                                                                      ----
LISTING AND TRADING OF PREFERRED SECURITIES AND SERIES A PREFERRED STOCK  . . . . . . . . . . . . . .   63

TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OFFER  . . . . . . . . . . . . . . . . . . . . . . . . .   64

FEES AND EXPENSES; TRANSFER TAXES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

PRICE RANGE OF SERIES A PREFERRED STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   64

DESCRIPTION OF THE PREFERRED SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   65

BOOK-ENTRY; DELIVERY AND FORM . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   77

GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80

DESCRIPTION OF GUARANTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   80

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES . . . . . . . . . . . . . . . . . . . . . . . . . .   83
    GOVERNING LAW . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   92

RELATIONSHIP BETWEEN THE PREFERRED SECURITIES, THE JUNIOR SUBORDINATED DEBENTURES AND THE GUARANTEE .   92

DESCRIPTION OF THE SERIES A PREFERRED STOCK . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   94

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES . . . . . . . . . . . . . . . . . . . . . . . .   98

TAX CONSEQUENCES OF THE EXCHANGE OF SERIES A PREFERRED
    SHARES FOR PREFERRED SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   99

TAXATION OF THE PREFERRED SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  104

ERISA CONSIDERATIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  112

VALIDITY OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113

EXPERTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  113

                             AVAILABLE INFORMATION

                 This Prospectus constitutes a part of a Registration Statement on Form S-4 (together with all amendments and exhibits thereto, the "Registration Statement") filed by MBNA and the Trust with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to such Registration Statement and to the exhibits relating thereto for further information with respect to MBNA, the Trust and such securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the Commission or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document so filed for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.

                 MBNA is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information concerning MBNA can be inspected and copied at prescribed rates at the Commission's Public Reference Room, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following Regional Offices of the Commission: 7 World Trade Center, 13th Floor, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may be obtained by mail from the Commission's Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. If available, such reports and other information may also be accessed through the Commission's electronic data gathering, analysis and retrieval system ("EDGAR") via electronic means, including the Commission's web site on the Internet (http://www.sec.gov). Such reports, proxy statements and other information may also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

                 No separate financial statements of the Trust have been included herein. MBNA does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by MBNA, a reporting company under the Exchange Act, (ii) the Trust has no independent operations but exists for the sole purpose of issuing (a) its Preferred Securities in exchange for Series A Preferred Stock validly tendered in the Offer and delivering such Series A Preferred Stock to MBNA in consideration of the deposit by MBNA as trust assets of Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities, and (b) its Common Securities to MBNA in exchange for cash and investing the proceeds thereof in an equivalent amount of Junior Subordinated Debentures, and (iii) MBNA's obligations described herein to provide certain indemnities in respect of, and be responsible for, certain costs, expenses, debts and liabilities of the Trust under the Indenture and pursuant to the Trust Agreement, the Guarantee issued by MBNA with respect to Preferred Securities issued by the Trust, the Junior Subordinated Debentures purchased by the Trust, and the Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of Guarantee" and "Description of the Junior Subordinated Debentures."

                 The Trust is not currently subject to the information reporting requirements of the Exchange Act. The Trust will become subject to such requirements upon the effectiveness of the Registration Statement, although it intends to seek and expects to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

                 The following documents filed with the Commission by MBNA pursuant to Section 13 of the Exchange Act are incorporated by reference in this Prospectus:

(a) MBNA's Annual Report on Form 10-K for the year ended December 31, 1995 as amended by Form 10-K/A-1 provided, however, that the information referred to in Item 402(a)(8) of Regulation S-K promulgated by the Commission shall not be deemed to be specifically incorporated by reference herein.

(b) Quarterly Reports on Form 10-Q for the quarters ended March 31, 1996, June 30, 1996 and September 30, 1996;

(c) Current Reports on Form 8-K dated October 15, 1996, October 24, 1996, October 31, 1996, November 26, 1996, November 30, 1996, December 3, 1996, December 5, 1996, December 31, 1996 and January 14, 1997; and

(d) The description of the Series A Preferred Stock contained in a Registration Statement on Form 8-A dated November 13, 1995, and any amendment or report filed for the purpose of updating such description.

                 Such incorporation by reference shall not be deemed to specifically incorporate by reference the information referred to in Item 402(a)(8) of Regulation S-K.

                 All documents filed by MBNA pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or therein (or in any subsequently filed document that also is on or is deemed to be incorporated by reference herein or therein) modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                 MBNA will provide without charge to each person to whom a copy of this Prospectus has been delivered, upon the written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference in such documents). Requests for such copies should be directed to MBNA Corporation, Wilmington, Delaware 19884-0781, Attention: Investor Relations
(800) 362-6255.

                 THIS PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE AVAILABLE UPON REQUEST FROM THE INVESTOR RELATIONS DEPARTMENT, MBNA CORPORATION, WILMINGTON, DELAWARE

19884-0781, ATTENTION: INVESTOR RELATIONS (800) 362-6255. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST SHOULD BE MADE BY MARCH __, 1997.

                               PROSPECTUS SUMMARY

                 The following summary does not purport to be complete and is qualified in its entirety by the detailed information contained elsewhere in, or incorporated by reference in, this Prospectus.

                                MBNA CORPORATION

                 MBNA is a registered bank holding company incorporated under the laws of Maryland in 1990. It is the parent corporation of MBNA America Bank, National Association (the "Bank"), a national bank organized in January 1991, as the successor to a national bank organized in 1982.

                 As of December 31, 1996, MBNA had consolidated assets of $17.0 billion, consolidated deposits of $10.2 billion and stockholders' equity of $1.7 billion. The principal asset of MBNA is its equity interest in the Bank. As of December 31, 1996, the Bank and its subsidiaries constituted approximately 92.7% of the consolidated assets of MBNA.

                 Through the Bank, MBNA is one of the world's largest bank credit card lenders and is the leading issuer of affinity credit cards marketed primarily to members of associations and customers of financial institutions. In addition to its credit card lending, MBNA also offers other consumer loans and various deposit products.

                 MBNA generates interest and other income through finance charges assessed on outstanding loan receivables, interchange income, merchant discount fees, credit card fees, loan servicing fees, processing fees, and interest earned on investment securities and money market instruments. MBNA's primary costs are the costs of funding its loan receivables and investment securities, which include interest paid on deposits, short-term borrowings, and long-term debt and bank notes; credit losses; royalties paid to affinity groups and financial institutions; business development and operating expenses; and income taxes.

                 The principal office of MBNA is located in Wilmington, Delaware 19884, and its telephone number is (800) 362-6255.

                                   THE TRUST

                 The Trust is a statutory business trust created under Delaware law pursuant to the filing of a certificate of trust with the Secretary of State of the State of Delaware on November 6, 1996 and will be governed by the Trust Agreement executed by MBNA, as Depository, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the Administrative Trustees named therein the (the "Trust Agreement"). The Trust's business and affairs are conducted by the Issuer Trustees: The Bank of New York, as Property Trustee, and The Bank of New York (Delaware), as Delaware Trustee, and two individual Administrative Trustees who are employees or officers of or affiliated with MBNA. The Trust exists for the exclusive purposes of (i) issuing (a) its

Preferred Securities in exchange for Series A Preferred Stock validly tendered in the Offer and delivering such Series A Preferred Stock to MBNA in consideration of the deposit by MBNA, as trust assets, of Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities, and (b) its Common Securities to MBNA in exchange for cash and investing the proceeds thereof in an equal aggregate principal amount of Junior Subordinated Debentures and (ii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust. All of the Common Securities will be owned by MBNA. The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities, except that upon the occurrence and continuance of a Debenture Event of Default, the rights of MBNA as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of the holders of the Preferred Securities. See "Description of the Preferred Securities -- Subordination of Common Securities". MBNA will acquire Common Securities in an aggregate Liquidation Amount equal to 3% of the total capital of the Trust. The Trust has a term of 55 years, but may terminate earlier as provided in the Trust Agreement. The principal executive office of the Trust is Wilmington, Delaware 19884, and its telephone number is (800) 362-6255. See "The Trust."

                 The rights of the holders of the Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Trust Agreement, the Delaware Business Trust Act and the Trust Indenture Act (as defined herein). See "Description of the Preferred Securities.")

               CERTAIN POTENTIAL BENEFITS AND RISKS TO INVESTORS

                 Prospective investors should carefully review the information contained elsewhere in this Prospectus prior to making a decision regarding the Offer and should particularly consider the following matters:

POTENTIAL BENEFITS TO EXCHANGING HOLDERS

         -       The cash distribution rate on the Preferred Securities will be
                 [   ] basis points greater than the dividend rate on the
                 Series A Preferred Stock. See "Comparison of Preferred Securities and Series A Preferred Stock."

         - Although the obligations of MBNA under the Junior Subordinated Debentures are unsecured and will be subordinated and junior in right of payment to all Senior Debt of MBNA, they will rank pari passu with MBNA's other general unsecured creditors and will be senior to all capital stock of MBNA now or hereafter issued by MBNA (including the Series A Preferred Stock).

         - While no dividends are required to be paid with respect to the Series A Preferred Stock, interest payments on the Junior Subordinated Debentures and therefore distributions on the Preferred Securities may not be deferred for more than 20 consecutive quarterly interest periods. Moreover, during any such Extension Period, MBNA may not, and may not permit any subsidiary of MBNA to (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of MBNA's capital stock, including the Series A Preferred Stock (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of MBNA (including other series of junior subordinated debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by MBNA of the debt securities of any subsidiary of MBNA if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures, including its guarantees of the Series A Capital Securities and the Series B Capital Securities (other than (a) dividends or distributions in capital stock of MBNA, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan or the redemption or repurchase of any such rights pursuant thereto,
                 (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of MBNA's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period).
                 MBNA has no present intention of exercising its right to defer payments of interest on the Junior Subordinated Debentures. However, should MBNA determine to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. See "Description of the Preferred Securities." Dividends on the Series A Preferred Stock accrue whether or not such dividends are declared. See "Description of the Series A Preferred Stock -- Dividends."

         - The Offer will allow MBNA to achieve certain tax efficiencies because, in contrast to dividend payments with respect to the Series A Preferred Stock which are not deductible by MBNA, MBNA will be able to deduct interest payments on the Junior Subordinated Debentures for United States federal income tax purposes. Such tax efficiencies may give rise to an incremental increase in cash flow to MBNA. See "The Offer - Reason and Purpose of the Offer."

         - So long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover cash distributions and other payments made on the Trust Securities because (i) the aggregate principal amount of Junior Subordinated Debentures deposited as trust assets in the Trust will be equal to the sum of (a) the aggregate stated liquidation amount of the Preferred Securities issued by the Trust in exchange for the Series A Preferred Stock accepted in the Offer and (b) the amount of proceeds received by the Trust from the issuance of the Common Securities to MBNA, which proceeds will be used by the Trust to purchase an equal principal amount of Junior Subordinated Debentures, (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Trust Securities, (iii) the Indenture provides that MBNA, as issuer of the Junior Subordinated Debentures, shall pay for all debts and obligations (other than payments of interest and principal with respect to the Trust Securities) and all costs and expenses of the Trust, and (iv) the Trust Agreement provides that the Trustees shall not permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust. See "The Trust," "Description of the Preferred Securities," "Description of the Junior Subordinated Debentures" and "Relationship Between the Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

         - The Trust will have no independent operations and will exist for the sole purpose of effecting the Offer and issuing the Trust Securities as described herein and owning and holding the Junior Subordinated Debentures. See "The Trust."

         - If a Debenture Event of Default occurs and is continuing under the Indenture, then the holders of Preferred Securities would be able to rely on the enforcement by the Property Trustee of its rights as a holder of the Junior Subordinated Debentures against MBNA. If a Debenture Event of Default with respect to the Junior Subordinated Debentures has occurred and is continuing and such event is attributable to the failure of MBNA to pay interest, premium (if any) or principal on such Junior Subordinated Debentures on the date such interest, premium (if any) or principal is due and payable, a holder of Preferred Securities may institute a legal proceeding directly against MBNA for enforcement of payment to such holder of the principal of or interest or premium (if any) on such Junior Subordinated Debentures having a principal amount equal to the aggregate Liquidation Amount of the Preferred Securities of such holder (a "Direct Action"). MBNA may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities outstanding. If the right to bring a Direct Action is removed, the Trust may become subject to the reporting obligations under the Exchange Act. MBNA shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by MBNA in connection with a Direct Action. The holders of the Preferred Securities will not be able to exercise directly any remedies other than those set forth in this paragraph available to the holders of the Junior

                 Subordinated Debentures. See "Description of the Preferred Securities -- Events of Default; Notice."


POTENTIAL RISKS TO EXCHANGING HOLDERS

         - Participation in the Offer will be a taxable event for holders of Series A Preferred Stock. See "Risk Factors and Special Considerations Relating to the Offer -- Exchange of Series A Preferred Stock for Preferred Securities is a Taxable Event" and "Certain United States Federal Income Tax Consequences -- Tax Consequences of the Exchange of Series A Preferred Stock for Preferred Securities."

         - The obligations of MBNA under the Guarantee issued by MBNA for the benefit of the holders of Trust Securities and under the Junior Subordinated Debentures are unsecured and subordinate and junior in right of payment to all Senior Debt of MBNA, and rank pari passu with MBNA's other general unsecured creditors. In addition, because MBNA is a holding company, the right of MBNA to participate in any distribution of the assets of any subsidiary, including MBNA America Bank, National Association, upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, including depositors, except to the extent that MBNA may itself be recognized as a creditor of that subsidiary. There are various legal limitations on the extent to which certain of MBNA's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, MBNA or certain of its other subsidiaries. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of MBNA's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of MBNA for payments on the Junior Subordinated Debentures. See "MBNA Corporation." None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by MBNA. See "Description of Guarantee -- Status of the Guarantee" and "Description of Junior Subordinated Debentures."

         - If MBNA were to default in its obligation to pay amounts payable on the Junior Subordinated Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Preferred Securities or otherwise. In addition, the interest payment period on the Junior Subordinated Debentures may be extended from time to time under certain circumstances by MBNA, in its sole discretion, for up to 20 consecutive quarters with respect to each extension period, such period not to extend beyond the Stated Maturity of the Junior Subordinated Debentures. See "Risk Factors and Special Considerations Relating to the Offer -- Ranking of

                 Subordinated Obligations Under the Guarantee and Junior Subordinated Debentures" and "-- Option to Extend Interest Payment Period."

         - Should MBNA not make interest or other payments on the Junior Subordinated Debentures for any reason, including as a result of MBNA's election to defer payments of interest on the Junior Subordinated Debentures by extending the interest payment period thereon, the Trust will not make distributions or other payments on the Trust Securities. In such an event, holders of the Preferred Securities would not be able to rely on the Guarantee since the Guarantee covers distributions and other payments on the Preferred Securities only if and to the extent that MBNA has made a payment to the Trust of interest or principal on the Junior Subordinated Debentures deposited in the Trust as trust assets. See "Risk Factors and Special Considerations Relating to the Offer--Rights Under the Guarantee."

         - If MBNA elects to defer payments of interest on the Junior Subordinated Debentures by extending the interest period thereon, distributions on the Preferred Securities would also be deferred but the Trust would continue to accrue the stated interest on the Junior Subordinated Debentures (as OID), which would be taxable to beneficial owners of Preferred Securities. As a result, during an Extension Period, beneficial owners of Preferred Securities would include their pro rata share of such OID in gross income in advance of the receipt of cash attributable to such income. See "Risk Factors and Special Considerations Relating to the Offer -- Option to Extend Interest Payment Period" and "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

         - Holders of Preferred Securities will have limited voting rights relating only to the modification of the Preferred Securities and the Guarantee and the exercise of the Trust's rights as a holder of Junior Subordinated Debentures and the Guarantee and will not be able under any circumstances to elect directors to the Board of Directors of MBNA. Holders of Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or any Administrative Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except, with respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described herein. See "Risk Factors and Special Considerations Relating to the Offer -- Limited Voting Rights" and "Description of the Preferred Securities -- Voting Rights; Amendment of the Trust Agreement." Holders of Series A Preferred Stock also have limited voting rights. However, with certain exceptions, in the event that dividends on any or all shares of series of MBNA's preferred stock, including the Series A Preferred Stock, are in arrears and unpaid for six quarterly dividend periods, whether or not consecutive, the Board of Directors of MBNA (the "MBNA Board") would have to be increased by two directors and the holders of Series A Preferred

                 Stock, together with the holders of all other series of preferred stock then entitled to vote thereon, would be entitled to elect two directors of the expanded MBNA Board. See "Description of the Series A Preferred Stock--Voting Rights."

         - The shares of Series A Preferred Stock are redeemable at the option of MBNA on or after ____________ in whole or in part. The Junior Subordinated Debentures, and as a result, the Preferred Securities, are redeemable by MBNA, in whole or in part, from time to time, on or after __________, or in whole but not in part, prior to __________, upon the occurrence of a Special Event. See "Risk Factors and Special Considerations Relating to the Offer -- Special Event--Redemption."

         - Unlike dividends paid on Series A Preferred Stock, distributions made on the Preferred Securities are not eligible for the dividends received deduction for corporate holders.

         - While application will be made to list the Preferred Securities on the NYSE, the Preferred Securities are a new issue of securities with no established trading market. In addition, liquidity of the Preferred Securities will be affected by the number of shares of Series A Preferred Stock exchanged in the Offer. See "Risk Factors and Special Considerations Relating to the Offer--Lack of Established Trading Market for Preferred Securities" and "--Reduced Trading Market for Series A Preferred Stock

         - MBNA will have the right at any time to liquidate the Trust and cause the Junior Subordinated Debentures held by the Trust to be distributed to the holders of Trust Securities, subject to the prior approval of the Federal Reserve if then required under applicable guidelines or policies. While MBNA will use its best efforts in such a situation to have the Junior Subordinated Debentures listed on the NYSE, there is no guarantee that such listing will take place or that a market will exist for the Junior Subordinated Debentures. See "Risk Factors and Special Considerations Relating to the Offer -- Exchange of Series A Preferred Stock for Preferred Securities is a Taxable Event."

POTENTIAL RISKS TO NON-EXCHANGING HOLDERS

         - The liquidity and trading market for untendered shares of Series A Preferred Stock could be adversely affected to the extent shares of Series A Preferred Stock are tendered and accepted in the Offer. In addition, following the Expiration Date, and in accordance with and subject to applicable law, MBNA may from time to time acquire Series A Preferred Stock in the open market, by tender offer, subsequent exchange offer or otherwise. MBNA's decision to make such acquisitions is dependent on many factors, including market conditions in effect at the time of any contemplated acquisition. Accordingly,

                 MBNA cannot predict whether and to what extent it will acquire any additional Series A Preferred Stock and the consideration to be paid therefor. See "Risk Factors and Special Considerations Relating to the Offer -- Reduced Trading Market for Series A Preferred Stock."

         - The Junior Subordinated Debentures and the Guarantee will rank senior in right of payment to the untendered shares of Series A Preferred Stock. See "Risk Factors and Special Considerations Relating to the Offer -- Ranking of Subordinated Obligations Under the Guarantee and Junior Subordinated Debentures."

                                   THE OFFER

REASON AND PURPOSE OF THE OFFER

                 On October 21, 1996, the Federal Reserve Board issued a press release (the "Federal Reserve Press Release") announcing that certain cumulative preferred stock instruments, such as the Preferred Securities, could be included as "Tier 1 Capital" for purposes of the Federal Reserve Board's capital guidelines for bank holding companies ("Tier 1 Capital"), subject to certain limitations. The potential for such Tier 1 Capital treatment, together with MBNA's ability to deduct, for income tax purposes, interest payable on the Junior Subordinated Debentures, could provide MBNA with greater financial flexibility and more cost-effective regulatory capital.

TERMS OF THE OFFER

                 Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust hereby offers to exchange Preferred Securities for any and all of the Series A Preferred Stock not owned by MBNA. Exchanges will be made on the basis of one Preferred Security for each Preferred Share validly tendered and accepted for exchange in the Offer. See "The Offer -- Terms of the Offer."

EXPIRATION DATE; WITHDRAWALS

                 Upon the terms and conditions of the Offer, the Trust will accept for exchange any and all shares of Series A Preferred Stock validly tendered and not withdrawn prior to 12:00 Midnight, New York City time, on ___________ April __, 1997, or if the Offer is extended by the Trust, in its sole discretion, the latest date and time to which the Offer has been extended (the "Expiration Date"). Tenders of Series A Preferred Stock pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn at any time after 40 Business Days (as defined herein) after the date of this Prospectus. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in New York City (in the State of New York) and in Wilmington (in the State of Delaware) are permitted or required by any applicable law to close. See "The Offer -- Expiration Date; Extensions; Amendments; Termination" and "-- Withdrawal of Tenders." Tenders must be made to the Exchange Agent in order to be valid.

CONDITIONS TO THE OFFER; EXTENSIONS; AMENDMENT; TERMINATION

                 Consummation of the Offer is conditioned on, among other things, tenders by a sufficient number of holders of Series A Preferred Stock to meet the Minimum Distribution Condition, which condition may not be waived. See "The Offer -- Conditions to the Offer" and "- Expiration Date; Extensions; Amendments; Termination."

                 The Trust expressly reserves the right, in its sole discretion, subject to applicable law, to (i) terminate the Offer, and not accept for exchange any Series A Preferred Stock and promptly return the Series A Preferred Stock, upon the failure of any condition specified above or under "The Offer -- Conditions to the Offer," (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Series A Preferred Stock previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Series A Preferred Stock, tendered pursuant to the Offer under the Expiration Date, subject, however, to all withdrawal rights of holders, see "The Offer -- Withdrawal of Tenders," (iv) amend the terms of the Offer, (v) modify the form of the consideration to be paid pursuant to the Offer, or (vi) not accept for exchange the Series A Preferred Stock at any time on or prior to the Expiration Date, for any reason, including, without limitation, if fewer than 100,000 shares of Series A Preferred Stock would remain outstanding upon acceptance of those tendered (which conditions may be waived by the Trust). Any amendment applicable to the Offer will apply to all Series A Preferred Stock tendered pursuant to the Offer. The minimum period during which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the percentage of securities sought or the price, depends upon the facts and circumstances, including the relative materiality of such terms or information. See "The Offer -- Conditions to the Offer" and "- Expiration Date; Extensions; Amendments; Termination."

PROCEDURES FOR TENDERING

                 Each Holder of Series A Preferred Stock wishing to participate in the Offer must (i) properly complete and sign the Letter of Transmittal (or where appropriate, an Agent's Message (as defined herein) or a facsimile thereof (all references in this Prospectus to the Letter of Transmittal shall be deemed to include a facsimile thereof) in accordance with the instructions contained herein and in the Letter of Transmittal, together with any required signature guarantees, and deliver the same to The Bank of New York, as Exchange Agent, at one of its addresses set forth on the back cover page hereof, prior to the Expiration Date and either (a) certificates for the Series A Preferred Stock must be received by the Exchange Agent at such address or (b) such Series A Preferred Stock must be transferred pursuant to the procedures for book-entry transfer described herein and a confirmation of such book-entry transfer must be received by the Exchange Agent, in each case prior to the Expiration Date, or (ii) comply with the guaranteed delivery procedures described herein. See "The Offer -- Procedures for Tendering."

                 IN ORDER TO PARTICIPATE IN THE OFFER, HOLDERS OF SERIES A PREFERRED STOCK MUST SUBMIT THE LETTER OF TRANSMITTAL AND COMPLY WITH THE OTHER PROCEDURES FOR TENDERING IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL PRIOR TO THE EXPIRATION DATE.

                 LETTERS OF TRANSMITTAL, SERIES A PREFERRED STOCK AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE

AGENT -- NOT TO MBNA, THE TRUST, THE DEALER MANAGER OR THE INFORMATION AGENT.

SPECIAL PROCEDURE FOR BENEFICIAL OWNERS.

                 Any beneficial owner whose shares of Series A Preferred Stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Series A Preferred Stock should contact such registered holder promptly and instruct such registered holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Series A Preferred Stock, either make appropriate arrangements to register ownership of the Series A Preferred Stock in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date. See "The Offer -- Procedures for Tendering -- Special Procedure for Beneficial Owners."

GUARANTEED DELIVERY PROCEDURES

                 If a holder desires to accept the Offer and time will not permit the Letter of Transmittal or Series A Preferred Stock to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected in accordance with the guaranteed delivery procedures set forth in "The Offer -- Procedures for Tendering -- Guaranteed Delivery."

ACCEPTANCE OF SHARES

                 Upon the terms and subject to the conditions of the Offer, including the Minimum Distribution Condition, the Trust will accept for exchange any and all shares of Series A Preferred Stock validly tendered and not withdrawn prior to the Expiration Date. The Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Series A Preferred Stock tendered under the Offer and the delivery of the Preferred Securities with respect to the Series A Preferred Stock accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that MBNA and the Trust consummate the Offer or return the Series A Preferred Stock deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Offer), or to amend, withdraw or terminate the Offer, at any time prior to the Expiration Date for any of the reasons set forth in "The Offer -- Conditions to the Offer" and "- Expiration Date; Extensions; Amendments; Termination."

                 If the Trust decides, in its sole discretion, to decrease the number of shares of Series A Preferred Stock sought in the Offer or to increase or decrease the consideration offered to holders of Series A Preferred Stock, and if the Offer is scheduled to expire less than ten Business Days from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in "The Offer -- Terms of the Offer" and

"- Expiration Date; Extensions; Amendments; Termination," then the Offer will remain open for a minimum of ten Business Days from and including the date of such notice.

                 All Series A Preferred Stock not accepted pursuant to the Offer will be returned to the tendering Holders at the Trust's expense as promptly as practicable following the Expiration Date.

                        DELIVERY OF PREFERRED SECURITIES

                 Subject to the terms and conditions of the Offer, the delivery of the Preferred Securities to be issued pursuant to the Offer will occur as promptly as practicable following the Expiration Date. See "The Offer -- Terms of the Offer" and "--Expiration Date; Extensions; Amendments; Termination."

DESCRIPTION OF PREFERRED SECURITIES

                 The Preferred Securities represent undivided ownership beneficial interests in the assets of the Trust, and Distributions on each Preferred Security will be payable at the annual rate of ___% of the stated Liquidation Amount of $25 payable quarterly in arrears on the 15th day of January, April, July and October of each year, to the holders of the Preferred Securities on the relevant record dates. The record dates for the Preferred Securities will be the last day of the month prior to the relevant Distribution Payment date. Distributions will accumulate from the date of original issuance. The first Distribution payment date for the Preferred Securities will be _______________. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any additional Distributions or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. In addition, MBNA will pay a cash payment equal to all accumulated and unpaid dividends on the Series A Preferred Stock as of the Expiration Date on April 15, 1997 to holders of the Series A Preferred Stock accepted for exchange. See "Description of the Preferred Securities--Distributions."

                 So long as no Debenture Event of Default has occurred and is continuing, MBNA has the right under the Indenture to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral of interest payments by MBNA, quarterly Distributions on the Preferred Securities by the Trust also will be deferred during any such Extension Period. Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate per annum of ___% thereof, compounded quarterly from the relevant payment date for such Distributions. The term

"Distributions" as used herein shall include any such additional Distributions. During any such Extension Period, MBNA may not, and may not permit any subsidiary of MBNA to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of MBNA's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of MBNA (including other series of junior subordinated debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by MBNA of the debt securities of any subsidiary of MBNA if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures, including its guarantees of the Series A Capital Securities and the Series B Capital Securities (other than (a) dividends or distributions in capital stock of MBNA, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of MBNA's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, MBNA may further defer the payment of interest on the Junior Subordinated Debentures, provided, that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with any interest thereon at the rate of ___%, compounded quarterly, to the extent permitted by applicable law), MBNA may elect to begin a new Extension Period. There is no limitation on the number of times that MBNA may elect to begin an Extension Period. During an Extension Period, holders of Preferred Securities will be required to accrue the stated interest on their pro rata share of the Junior Subordinated Debentures (as OID) for United States federal income tax purposes and, consequently, will be required to include such OID in gross income for such purposes in advance of the receipt of cash attributable to such income. See "Description of the Junior Subordinated Debentures--Option to Defer Interest Payments" and "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

                 MBNA has no current intention of exercising its right to defer payments of interest by extending the interest payment period on the Junior Subordinated Debentures.

                 Upon the repayment or redemption, in whole or in part, of the Junior Subordinated Debentures, whether at Stated Maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount of the Trust Securities, upon not less than 30 nor more than 60 days' notice prior to the date fixed for redemption having an aggregate Liquidation Amount equal to the aggregate principal amount of the Junior

Subordinated Debentures so repaid or redeemed at the applicable Redemption Price. See "Description of the Junior Subordinated Debentures--Optional Redemption." If less than all of the Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities.

                 MBNA has the right, subject to the prior approval of the Federal Reserve if then required under applicable guidelines or policies to redeem the Junior Subordinated Debentures (i) on or after _______________, in whole at any time or in part from time to time, or (ii) prior to _______________, in whole (but not in part) within 90 days following the occurrence of a Special Event. A redemption of the Junior Subordinated Debentures would cause a mandatory redemption of Preferred Securities and Common Securities.

                 A "Special Event" means a Tax Event or a "Capital Treatment Event" (each as defined herein), as the case may be.

                 A "Tax Event" means the receipt by the Trust or MBNA of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective, or which proposed change, pronouncement or decision is announced, on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by MBNA on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by MBNA, in whole or in part, for United States federal income tax purposes or
(iii) the Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

                 A "Capital Treatment Event" means the reasonable determination by MBNA that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective, or which proposed change, pronouncement, action or decision is announced, on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that MBNA will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to MBNA.

                 MBNA will have the right at any time to terminate the Trust and, after satisfaction of the liabilities to creditors of the Trust as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities in exchange therefor upon liquidation of the Trust. Such right is subject to MBNA having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies. Notice of such liquidation will be mailed to holders of the Preferred Securities not later than 30 days nor more than 60 days prior to such event.

                 Under current United States federal income tax law and interpretations and assuming, as expected, the Trust is treated as a grantor trust, a distribution of Junior Subordinated Debentures in exchange for the Preferred Securities would not be a taxable event to holders of the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Preferred Securities. See "Certain United States Federal Income Tax Consequences--Distribution of Junior Subordinated Debentures to Holders of Preferred Securities." If MBNA elects neither to redeem the Junior Subordinated Debentures prior to maturity nor to liquidate the Trust and distribute the Junior Subordinated Debentures to holders of the Preferred Securities in exchange therefor, the Preferred Securities will remain outstanding until the Stated Maturity of the Junior Subordinated Debentures.

                 The amount payable on the Preferred Securities in the event of any liquidation of the Trust is $25 per Preferred Securities plus accumulated and unpaid Distributions, which amount may be paid in the form of a distribution of a Like Amount in Junior Subordinated Debentures, subject to certain exceptions. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination."

                 DESCRIPTION OF JUNIOR SUBORDINATED DEBENTURES

                 Concurrently with the issuance of its Preferred Securities in exchange for Series A Preferred Stock accepted in the Offer and the delivery of such Series A Preferred Stock to MBNA in consideration of the deposit by MBNA as trust assets of its Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities, the Trust will issue its Common Securities to MBNA in exchange for cash and invest the process thereof in an equal aggregate principal amount of Junior Subordinated Debentures. The Junior Subordinated Debentures will bear interest at the annual rate of ___% of the principal amount thereof, payable quarterly in arrears on the 15th day of January, April, July and October of each year (each, an "Interest Payment Date"), commencing _______________, to the person in whose name each Junior Subordinated Debenture is registered on the last day of the month prior to an Interest Payment Date. It is anticipated that, until the liquidation, if any, of the Trust, each Junior Subordinated Debenture will be held by the Property Trustee in trust for the benefit of the holders of the Trust Securities. The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. In the event that any date on which interest is payable on the Junior Subordinated Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date such payment was originally payable. Accrued interest that is not paid on the applicable Interest Payment Date will bear additional interest on the amount thereof (to the extent permitted by law) at the rate per annum of ___% thereof, compounded quarterly from the relevant Interest Payment Date. The term "interest" as used herein shall include quarterly interest payments and interest on quarterly interest payments not paid on the applicable Interest Payment Date, as applicable.

                 The Junior Subordinated Debentures will be issued as a series of junior subordinated deferrable interest debentures under the Indenture.

                 The Junior Subordinated Debentures will mature on April __,
2027.

                 So long as no event of default under the Indenture has occurred and is continuing, MBNA has the right under the Indenture at any time or from time to time during the term of the Junior Subordinated Debentures to defer payment of interest on the Junior Subordinated Debentures for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. At the end of such Extension Period, MBNA must pay all interest then accrued and unpaid on the Junior Subordinated Debentures (together with interest on such unpaid interest at the annual rate of ___%, compounded quarterly from the relevant Interest Payment Date, to the extent permitted by applicable law). During an Extension Period, interest will accrue and holders of Junior Subordinated Debentures (or holders of Preferred Securities while such series is outstanding) will be required to accrue the stated interest on the Junior Subordinated Debentures (as OID) for United States federal income tax purposes and, consequently, such holders will be required to include such OID in gross income for such purposes in advance of the receipt of cash attributable to such income. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount."

                 During any such Extension Period, MBNA may not, and not permit any subsidiary of MBNA to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of MBNA's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase redeem any debt securities of MBNA (including other series of junior subordinated debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by MBNA of the debt securities of any subsidiary of MBNA if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures, including its guarantees of the Series A Capital Securities and the Series B Capital Securities (other than (a) dividends or distributions in capital stock of MBNA, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee, and (d) purchases of common stock related to the issuance of common stock or rights under any of MBNA's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, MBNA may further defer the payment of interest on the Junior Subordinated Debentures, provided, that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any such Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of ___%, compounded quarterly, to the extent permitted by applicable law), MBNA may elect to begin a new Extension Period subject to the above requirements.
No interest shall be due and payable during an Extension Period, except at the end thereof. MBNA must give the Property Trustee, the Administrative Trustees and the Debenture Trustee notice of its election to begin such Extension Period at least one Business Day prior to the earlier of (i) the date Distributions on the Trust Securities would have been payable except for the election to begin such Extension Period, (ii) the date the Administrative Trustees are required to give notice to the NYSE, the NASDAQ National Market or other applicable stock exchange or automated quotation system on which the Preferred Securities are then listed or quoted or to holders of Junior Subordinated Debentures of the record date for such Distributions or (iii) the date such Distributions are payable, but in any event not less than one Business Day prior to such record date. The Debenture Trustee shall give notice of MBNA's election to begin a new Extension Period to the holders of the Junior Subordinated Debentures. There is no limitation on the number of times that MBNA may elect to begin an Extension Period. See "Description of Junior Subordinated Debentures--Option to Defer Interest Payments".

                 In the Indenture, MBNA, as borrower, has agreed to pay to the Trust all debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the Trust's Trustees and the costs and expenses relating to the operation of the Trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which the Trust might become subject. See "Description of the Junior Subordinated Debentures--Trust Expenses and Taxes".

                 Subject to MBNA having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies, the Junior Subordinated Debentures are redeemable prior to maturity at the option of MBNA (i) on or after _______________, in whole at any time or in part from time to time or (ii) prior to _______________, in whole (but not in part) within 90 days following the occurrence of a Special Event. The proceeds of any such redemption will be used by the Trust to redeem the Trust Securities.

                 The Redemption Price with respect to the Junior Subordinated Debentures shall be equal to (i) the Optional Prepayment Price if redeemed on or after ________ or (ii) the Special Event Prepayment Price if redeemed prior to ________, upon the occurrence of a Special Event.

                 As described under "Description of the Preferred Securities--Liquidation Distribution Upon Termination," under certain circumstances involving the termination of the Trust, Junior Subordinated Debentures may be distributed to the holders of the Preferred Securities in exchange therefor upon liquidation of the Trust after satisfaction of liabilities to creditors of the Trust as provided by applicable law. It is anticipated that the depositary arrangements for the Junior Subordinated Debentures would be substantially identical to those in effect for the Preferred Securities. If Junior Subordinated Debentures are distributed to the holders of Preferred Securities in exchange therefor upon the liquidation of the Trust, MBNA will use its best efforts to list the Junior Subordinated Debentures on the NYSE or such other stock exchanges or automated quotation system, if any, on which the Preferred Securities are then listed or quoted. There can be no assurance as to the market price of any Junior Subordinated Debentures that may be distributed to the holders of Preferred Securities.

                           CERTAIN TERMS OF GUARANTEE

                 The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as Guarantee Trustee (as defined herein) for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

                 The Guarantee guarantees to the holders of the Preferred Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the redemption price with respect to any

Preferred Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities after satisfaction of the liabilities to creditors of the Trust as required by applicable law. The Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Bank of New York will act as the indenture trustee under the Guarantee (the "Guarantee Trustee") for the purpose of compliance with the Trust Indenture Act and will hold the Guarantee for the benefit of the holders of the Trust Securities. The Bank of New York will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee.

                 The holders of not less than a majority in aggregate Liquidation Amount of the Preferred Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Preferred Securities may institute a legal proceeding directly against MBNA to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If MBNA were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if an event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of MBNA to pay interest or premium, if any, on or principal of the Junior Subordinated Debentures on the applicable payment date, then a holder of Preferred Securities may institute a Direct Action. In connection with such Direct Action, MBNA will have a right of set-off under the Indenture to the extent of any payment made by MBNA to such holder of Preferred Securities in the Direct Action. Except as described herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Series A Subordinated Debentures or assert directly any other rights in respect of the Series A Subordinated Debentures. See "Description of the Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of Preferred Securities," "--Debenture Events of Default" and "Description of Guarantee." The Trust Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

                 The exchange of Series A Preferred Stock for Preferred Securities pursuant to the Offer will be a taxable event. The United States federal income tax consequences to holders who exchange their Series A Preferred Stock for Preferred Securities will vary depending on each holder's particular circumstances. See "Certain United States Federal Income Tax Consequences -- Tax Consequences of the Exchange of Series A Preferred Stock for Preferred Securities" for a discussion of the United States federal income tax consequences that may be applicable to holders who exchange shares of their Series A Preferred Stock for Preferred Securities.

                 Unlike dividends paid on Series A Preferred Stock, distributions made on the Preferred Securities are not eligible for the dividends received deduction currently available to corporate holders. In addition, the Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures.

ACCOUNTING FOR EXCHANGE

                 The refinancing of the Series A Preferred Stock with the Preferred Securities will decrease MBNA's stockholders' equity and may increase or decrease earnings applicable to common stockholders. The financial statements of the Trust will be consolidated into MBNA's consolidated financial statements, with the Preferred Securities treated as minority interest and shown in MBNA's balance sheet as "Guaranteed Preferred Beneficial Interests in MBNA's Junior Subordinated Deferrable Interest Debentures" and appropriate disclosure about the Preferred Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. The financial statement notes of MBNA will reflect that the sole asset of the Trust will be the Junior Subordinated Debentures. See "Capitalization" and "Accounting Treatment." Holders of Series A Preferred Stock who do not tender their Series A Preferred Stock in the Offer or whose shares of Series A Preferred Stock are not accepted for exchange will continue to hold such Series A Preferred Stock and will be entitled to all the rights and preferences, and will be subject to all of the limitations, applicable thereto.

                 To the extent that shares of Series A Preferred Stock are tendered and accepted in the Offer, the terms on which untendered shares of Series A Preferred Stock could subsequently be sold could be adversely affected. See "Risk Factors and Special Considerations Relating to the Offer -- Reduced Trading Market for Series A Preferred Stock."

EXCHANGE AGENT AND INFORMATION AGENT

                 The Bank of New York has been appointed as Exchange Agent in connection with the Offer. Questions and requests for assistance, requests for additional copies of this Prospectus or a Letter of Transmittal and requests for Notices of Guaranteed Delivery should be directed to Morrow & Co., Inc. which has been retained by MBNA and the Trust to act as Information Agent for the Offer. The addresses and telephone numbers of the Exchange

Agent and the Information Agent are set forth in "Exchange Agent and Information Agent" and on the outside back cover of this Prospectus.

DEALER MANAGER

                 Merrill Lynch, Pierce, Fenner & Smith Incorporated has been retained as Dealer Manager in connection with the Offer. For information regarding fees payable to the Dealer Manager and Administrative Dealers, see "Exchange Agent and Information Agent-- Dealer Manager; Administrative Dealers."

         RISK FACTORS AND SPECIAL CONSIDERATIONS RELATING TO THE OFFER

                 Prospective exchanging holders of Series A Preferred Stock who plan to participate in the Offer should carefully consider, in addition to the other information set forth elsewhere in this Prospectus, the following:

EXCHANGE OF SERIES A PREFERRED STOCK FOR PREFERRED SECURITIES IS A TAXABLE
EVENT

                 The exchange of Series A Preferred Stock for Preferred Securities pursuant to the Offer will be a taxable event. See "Certain United States Federal Income Tax Consequences -- Tax Consequences of the Exchange of Series A Preferred Stock for Preferred Securities." ALL HOLDERS OF SERIES A PREFERRED STOCK ARE ADVISED TO CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF THE EXCHANGE OF SERIES A PREFERRED STOCK AND THE ISSUANCE OF PREFERRED SECURITIES.

CORPORATE HOLDERS OF PREFERRED SECURITIES NOT ENTITLED TO DIVIDENDS RECEIVED DEDUCTION

                 Unlike dividends paid on Series A Preferred Stock, distributions on the Preferred Securities are not eligible for the dividends received deduction currently available to corporate holders.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE GUARANTEE AND JUNIOR SUBORDINATED DEBENTURES

                 The obligations of MBNA under the Guarantee issued by MBNA for the benefit of the holders of Preferred Securities and under the Junior Subordinated Debentures are unsecured and rank subordinate and junior in right of payment to all Senior Debt of MBNA. Substantially all of MBNA's indebtedness constitutes Senior Debt, other than MBNA's Series A Debentures, its Floating Rate Debentures and its guarantees of the Series A Capital Securities and the Series B Capital Securities, all of which are pari passu in right of payment with the Junior Subordinated Debentures. Because MBNA is a holding company, the right of MBNA to participate in any distribution of the assets of any subsidiary, including MBNA America Bank, National Association, upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of that subsidiary, except to the extent that MBNA may itself be recognized as a creditor of that subsidiary. There are various legal limitations on the extent to which certain of MBNA's subsidiaries may extend credit, pay dividends or otherwise supply funds to, or engage in transactions with, MBNA or certain of its other subsidiaries. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of MBNA's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of MBNA for payments on the Junior Subordinated Debentures. See "MBNA Corporation." None of the Indenture, the Guarantee or the Trust Agreement places any limitation on the amount of secured or unsecured debt, including Senior Debt, that may be incurred by MBNA. See "Description of Guarantees--Status of the Guarantees" and "Description of the Junior Subordinated Debentures--Subordination."

         The ability of the Trust to pay amounts due on the Preferred Securities is solely dependent upon MBNA making payments on the Junior Subordinated Debentures as and when required.

RIGHTS UNDER THE GUARANTEE

                 The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as Guarantee Trustee for the purposes of compliance with the provisions of the Trust Indenture Act. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Preferred Securities.

                 The Guarantee guarantees to the holders of the Preferred Securities the following payments, to the extent not paid by the Trust: (i) any accumulated and unpaid Distributions required to be paid on the Preferred Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the redemption price with respect to any Preferred Securities called for redemption, to the extent that the Trust has funds on hand available therefor at such time, and (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities), the lesser of (a) the aggregate of the Liquidation Amount and all accumulated and unpaid Distributions to the date of payment, to the extent that the Trust has funds on hand available therefor at such time, and (b) the amount of assets of the Trust remaining available for distribution to holders of the Trust Securities after satisfaction of the liabilities to creditors of the Trust as required by applicable law. The Guarantee will be qualified as an indenture under the Trust Indenture Act. The Bank of New York will act as the indenture trustee under the Guarantee (the "Guarantee Trustee") for the purpose of compliance with the Trust Indenture Act and will hold the Guarantee for the benefit of the holders of the Trust Securities. The Bank of New York will also act as Debenture Trustee for the Junior Subordinated Debentures and as Property Trustee.

                 The holders of not less than a majority in aggregate Liquidation Amount of the Preferred Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust power conferred upon the Guarantee Trustee under the Guarantee. Any holder of the Preferred Securities may institute a legal proceeding directly against MBNA to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If MBNA were to default on its obligation to pay amounts payable under the Junior Subordinated Debentures, the Trust would lack funds for the payment of Distributions or amounts payable on redemption of the Preferred Securities or otherwise, and, in such event, holders of the Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, if an event of default under the Indenture shall have occurred and be continuing and such event is attributable to the failure of MBNA to pay interest or premium, if any, on or principal of the Junior Subordinated Debentures on the applicable payment date, then a holder of Preferred Securities may institute a Direct Action. In connection with such Direct Action, MBNA will have a right of set-off under the Indenture to the extent of any payment made by MBNA to such holder of Preferred Securities in the Direct Action. Except as described herein, holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Junior Subordinated Debentures or assert directly any other rights in respect of the Junior Subordinated Debentures. See "Description of the Junior Subordinated Debentures--Enforcement of Certain Rights by Holders of "--Debenture Events of Default" and "Description of Guarantee." The Trust Agreement provides that each holder of Preferred Securities by acceptance thereof agrees to the provisions of the Guarantee and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

                 If a Debenture Event of Default with respect to Junior Subordinate Debentures has occurred and is continuing and such event is attributable to the failure of MBNA to pay interest, premium (if any) or principal on such Junior Subordinated Debentures on the date such interest, premium (if any) or principal is due and payable, a holder of Preferred Securities may institute a Direct Action. MBNA may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities outstanding. If the right to bring a Direct Action is removed, the Trust may become subject to the reporting obligations under the Exchange Act. MBNA shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by MBNA in connection with a Direct Action.

                 The holders of the Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures. See "Description of the Preferred Securities--Events of Default; Notice."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

                 So long as no event of default under the Indenture has occurred or is continuing, MBNA has the right under the Indenture to defer payment of interest on the Junior Subordinated Debentures at any time or from time to time for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided, that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, quarterly Distributions on the Preferred Securities by the Trust will also be deferred (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at the rate of ___% per annum, compounded quarterly from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, MBNA may not, and may not permit any subsidiary of MBNA to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of MBNA's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of MBNA (including other series of junior subordinated debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by MBNA of the debt securities of any subsidiary of MBNA if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures, including its guarantees of the Series A Capital Securities and the Series B Capital Securities (other than (a) dividends or distributions in capital stock of MBNA, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of MBNA's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period). Prior to the termination of any such Extension Period, MBNA may further defer the payment of interest, provided that no Extension Period may exceed 20 consecutive quarterly periods or extend beyond the Stated Maturity of the Junior Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest then accrued and unpaid (together with interest thereon at the rate of ___% per annum, compounded quarterly from the interest payment date for such interest, to the extent permitted by applicable law), MBNA may elect to begin a new Extension Period subject to the above requirements. There is no limitation on the number of times that MBNA may elect to begin an Extension Period. See "Description of the Preferred Securities--Distributions" and "Description of the Junior Subordinated Debentures--Option to Defer Interest Payments."

                 The Series A Debentures and the Series B Debentures are pari passu in right of payment with the Junior Subordinated Debentures. As a result, in the event MBNA exercises its right to defer interest on the Series A Debentures or the Series B Debentures, MBNA will be prohibited from making payments on the Junior Subordinated Debentures and, in the event MBNA exercises its right to defer interest on the Junior Subordinated Debentures, MBNA will be prohibited from making payments on the Series A Debentures and the Series B Debentures.

                 Should an Extension Period occur, a holder of Preferred Securities will be required to accrue the stated interest on its pro rata share of the Junior Subordinated Debentures (as OID) for United States federal income tax purposes. As a result, a holder of Preferred Securities will be required to include such OID in gross income for United States federal income tax purposes in advance of the receipt of cash attributable to such income, and will not receive the cash related to such income from the Trust if the holder disposes of the Preferred Securities prior to the record date for the payment of Distributions. See "Certain United States Federal Income Tax Consequences--Interest Income and Original Issue Discount" and "--Sales or Redemption of Preferred Securities."

                 MBNA has no current intention of exercising its right to defer payments of interest on the Junior Subordinated Debentures. However, should MBNA elect to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities.

SPECIAL EVENT -- REDEMPTION

                 Upon the occurrence and continuation of a Special Event prior
to            , MBNA has the right to redeem the Junior Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Special Event and thereby cause a mandatory redemption of the Preferred Securities. The exercise of such right is subject to MBNA having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies. See "Description of the Preferred Securities--Redemption or Exchange" and "Description of the Junior Subordinated Debentures--Redemption."

PROPOSED TAX LEGISLATION

                 On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill") was introduced in the 104th Congress which would have, among other things, generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that it is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. This provision was proposed to be effective generally for instruments issued on or after December 7, 1995. If this provision were to apply to the Junior Subordinated Debentures, MBNA would not be able to deduct interest on the Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued a joint statement (the "Joint Statement") to the effect that it was their intention that the effective date of the Bill, if enacted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel wrote letters to Treasury Department officials concurring with the view expressed in the joint Statement (the "Democrat Letters"). The 104th Congress adjourned without enacting the Bill. Moreover, if the principles contained in the Joint Statement and the Democrat Letters were followed any similar legislation in this area that is subsequently enacted would not apply to the Junior Subordinated Debentures. Although the 104th Congress adjourned without enacting the Bill, there can be no assurance that current or future legislative proposals or final legislation will not adversely affect the ability of MBNA to deduct interest on the Junior Subordinated Debentures or otherwise affect the tax treatment of the transaction described herein. If enacted such a change could give rise to a Tax Event, which would permit MBNA, upon approval of the Federal Reserve if then required under applicable guidelines or policies to cause a redemption of the Preferred Securities as described more fully under "Description of the Preferred Securities--Redemption or Exchange."

EXCHANGE OF PREFERRED SECURITIES FOR JUNIOR SUBORDINATED DEBENTURES

                 MBNA will have the right at any time to terminate the Trust and, after satisfaction of liabilities to creditors of the Trust as required by applicable law, cause the Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities in exchange therefor upon liquidation of the Trust. The exercise of such right is subject to MBNA having received prior approval of the Federal Reserve if then required under applicable capital guidelines or policies. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination."

                 Under current United States federal income tax law and interpretations and assuming, as expected, the Trust is classified as a grantor trust for such purposes, a distribution of the Junior Subordinated Debentures upon a liquidation of the Trust would not be a taxable event to holders of the Preferred Securities. However, if a Tax Event were to occur which would cause the Trust to be subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, a distribution of the Junior Subordinated Debentures by the Trust could be a taxable event to the Trust and the holders of the Preferred Securities. See "Certain United States Federal Income Tax Consequences--Distribution of the Junior Subordinated Debentures to Holders of Preferred Securities."

MARKET PRICES

                 There can be no assurance as to the market prices for Preferred Securities or Junior Subordinated Debentures that may be distributed in exchange for Preferred Securities upon liquidation of the Trust. Accordingly, the Preferred Securities or the Junior Subordinated Debentures may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. As a result of the existence of MBNA's right to defer interest payments, the market price of the Preferred Securities (which represent beneficial ownership interests in the Trust) may be more volatile than the market prices of other securities that are not subject to such optional deferrals. See "Description of the Junior Subordinated Debentures."

LIMITED VOTING RIGHTS

                 Holders of Preferred Securities generally will have limited voting rights relating only to the modification of the Preferred Securities and the Guarantee and the exercise of the Trust's rights as a holder of Junior Subordinated Debentures and the Guarantee. Holders of Preferred Securities will not be entitled to vote to appoint, remove or replace the Property Trustee, the Delaware Trustee or any Administrative Trustee, and such voting rights are vested exclusively in the holder of the Common Securities except, with respect to the Property Trustee and the Delaware Trustee, upon the occurrence of certain events described herein. The Property Trustee, the Delaware Trustee, the Administrative Trustee and MBNA may amend the Trust Agreement without the consent of holders of Preferred Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust unless such action materially and adversely affects the interests of such holders. See "Description of the Preferred Securities--Voting Rights; Amendment of Trust Agreement" and "--Removal of Issuer Trustees."

TRADING PRICE

                 The Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest with respect to the underlying Junior Subordinated Debentures. See "United States Federal Income Taxation--Interest Income and Original Issue Discount" and "--Sales or Redemption of Preferred Securities."

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

                 The Indenture does not contain provisions that afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving MBNA that may adversely affect such holders. See "Description of the Junior Subordinated Debentures--General."

LACK OF ESTABLISHED TRADING MARKET FOR PREFERRED SECURITIES

                 The Preferred Securities constitute a new issue of securities of the Trust with no established trading market. While application will be made to list the Preferred Securities on the NYSE, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Manager has indicated to MBNA and the Trust that they intend to make a market in the Preferred Securities following the Expiration Date, as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, they are not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities. In order to satisfy the NYSE listing requirements, acceptance of Series A Preferred Stock validly tendered in the Offer is subject to the Minimum Distribution Condition which condition may not be waived by MBNA or the Trust. See "Listing and Trading of Preferred Securities and Series A Preferred Stock."

REDUCED TRADING MARKET FOR SERIES A PREFERRED STOCK

                 To the extent shares of Series A Preferred Stock are tendered and accepted in the Offer, the liquidity and trading market for the Series A Preferred Stock to be outstanding following the Offer, and the terms upon which such Series A Preferred Stock could be sold, could be adversely affected. In addition, if the Offer is substantially subscribed, there would be a significant risk that round lot holdings of the Series A Preferred Stock outstanding following the Offer would be limited. Further, following the Expiration Date, and in accordance with and subject to applicable law, MBNA may from time to time acquire Series A Preferred Stock in the open market, by tender offer, subsequent exchange offer or otherwise. MBNA's decision to make such acquisitions is dependent on many factors, including market conditions in effect at the time of any contemplated acquisition. Accordingly, MBNA cannot predict whether and to what extent it will acquire any additional Series A Preferred Stock and the consideration to be paid therefor. See "Listing and Trading of Preferred Securities and Series A Preferred Stock."

                 Under the rules of the NYSE, preferred securities such as the Series A Preferred Stock are subject to delisting if (i) the aggregate value of publicly-held shares is less than $2 million and (ii) the number of publicly-held shares is less than 100,000. There can be no assurance that the Series A Preferred Stock will continue to meet the NYSE listing standards following the Offer.

                COMPARISON OF PREFERRED SECURITIES AND SERIES A
                                PREFERRED STOCK

                 The following is a brief summary of certain terms of the Preferred Securities and the Series A Preferred Stock. For a more complete description of the Preferred Securities, see "Description of the Preferred Securities." For a description of the Junior Subordinated Debentures which will be deposited in the Trust as trust assets and will represent the sole source for the payment of distributions and other payments on the Preferred Securities, see "Description of the Junior Subordinated Debentures." For a description of the Series A Preferred Stock, see "Description of the Series A Preferred Stock."

                                                                       SERIES A
                           PREFERRED SECURITIES                        PREFERRED STOCK
Issuer. . . . . . . . . .  The Trust.  However, the Trust's assets     MBNA.
                           consist solely of the Junior
                           Subordinated Debentures issued by MBNA
                           and the Trust's payment of Distributions
                           and amounts due upon a liquidation of
                           the Trust or a redemption of the Trust
                           Securities is guaranteed on a
                           subordinated basis, as and to the extent
                           described herein, by MBNA.

Distribution/
Dividend Rate. . . . . .   ___% per annum distribution, payable        7.50% per annum dividend payable on
                           quarterly in arrears on January 15,         the Series A Preferred Stock on
                           April 15, July 15 and October 15 of each    January 15, April 15, July 15 and
                           year, commencing _______________ from       October 15 of each year, in each case
                           and including the Accrual Date, but only    out of funds legally available
                           if and to the extent that interest          therefor, when, as and if declared by
                           payments are made in respect of the         the MBNA Board.  Dividends are
                           Junior Subordinated Debentures held by      cumulative.  Dividends accrue whether
                           the Trust.  In addition, MBNA will pay a    or not MBNA has earnings, whether or
                           cash payment equal to all accumulated       not there are funds legally available
                           and unpaid dividends on the Series A        for the payment of such dividends and
                           Preferred Stock as of the Expiration        whether or not such dividends are
                           Date on April 15, 1997 to holders of the    declared.
                           Series A Preferred Stock accepted for
                           exchange.

Interest Accrual. . . . .  During any Extension Period on the          Accrued but unpaid dividends do not
                           Junior Subordinated Debentures,             bear interest.
                           distribution payments on the Preferred
                           Securities will not be made but would
                           continue to accrue, and, in the case of
                           distributions in arrears, would bear
                           interest at the rate of ___% per annum,
                           compounded quarterly to the extent
                           permitted by applicable law.

Maturity/Mandatory and
Optional Redemption . . .
                           The Preferred Securities will be            No maturity or
                           redeemed upon the maturity or earlier       mandatory redemption.
                           redemption of the Junior Subordinated       The Series A Preferred
                           Debentures, at a redemption price equal     Stock are redeemable at
                           to $25 per Preferred Security, plus any     the option of MBNA on
                           accrued and unpaid distributions to the     and after January 15,
                           redemption date, including distributions    2001, in whole or in
                           accrued as a result of MBNA's election      part, at a redemption
                           to defer payments of interest on the        price equivalent to $25
                           Junior Subordinated Debentures.  The        per Preferred Share to
                           Junior Subordinated Debentures are          be redeemed, plus
                           redeemable by MBNA, in whole or in part,    accrued and unpaid
                           from time to time on or after               dividends (whether or
                           _______________, or, in whole but not in    not declared on a fully
                           part, prior to _______________, upon the    cumulative basis) to
                           occurrence of a Special Event, in each      the date fixed for
                           case at the applicable Redemption Price.    redemption. Holders of
                           In the event that the Junior                Series A Preferred
                           Subordinated Debentures are redeemed or     Stock have no right to
                           upon the repayment of the Junior            require MBNA to redeem
                           Subordinated Debentures, upon maturity,     the Series A Preferred
                           upon redemption or otherwise, the           Stock.
                           proceeds thereof will be promptly
                           applied to redeem the Preferred
                           Securities and the Common Securities.
                           The

                           Junior Subordinated Debentures mature on
                           April __, 2027.  See "Description of the
                           Preferred Securities--Redemption or
                           Exchange."  Holders of Preferred
                           Securities have no right to require MBNA to redeem the Preferred Securities at the option of the holders.

Subordination . . . . . .  Subordinated to claims of creditors of      Subordinated to claims of creditors of
                           the Trust, if any.  The Preferred           MBNA including the Junior Subordinated
                           Securities and the Common Securities        Debentures, pari passu with MBNA's
                           will have equivalent terms; provided        other preferred stock and senior to
                           that if a Debenture Event of Default        all other shares of capital stock of
                           occurs and is continuing, (i) the           MBNA.
                           holders of the Preferred Securities will
                           have a priority over holders of the
                           Common Securities with respect to
                           payments in respect of distributions and
                           payments upon liquidation, redemption or
                           otherwise and (ii) holders of a majority
                           in Liquidation Amount of Preferred
                           Securities have the right (subject to
                           the terms of the Trust Agreement) to
                           appoint, replace or remove the Property
                           Trustee and the Delaware Trustee.

                           The Trust is not permitted to issue any
                           securities other than the Trust
                           Securities or to incur any indebtedness.
                           MBNA will pay all fees and expenses
                           related to the Trust and the offering of the Trust Securities.

                           The Junior Subordinated Debentures will
                           rank subordinate in right of payment to
                           all Senior Debt of MBNA.

Listing . . . . . . . . .  Application will be made to list            The Series A Preferred Stock is

                           the Preferred Securities on the NYSE under  Stock islisted on the
                           the symbol "KRBCC 27."  In order to         NYSE under the symbol
                           satisfy the NYSE listing requirements,      "KRB.PFA."
                           acceptance of shares of Series A
                           Preferred Stock validly tendered in the
                           Offer is subject to the Minimum
                           Distribution Condition, which condition
                           may not be waived.

Dividends Received
Deduction. . . . . . . . . Distributions on the Preferred              Dividends are eligible for the
                           Securities are not eligible for the         dividends received deduction currently
                           dividends received deduction currently      available to corporate holders.
                           available to corporate holders.

Voting Rights/
Enforcement. . . . . . . . Holders of Preferred Securities             If dividends shall be
                           generally will have limited voting          in arrears for six
                           rights relating only to the modification    quarterly dividend
                           of Preferred Securities and the             periods, whether or not
                           Guarantee and the exercise of the           consecutive, the MBNA
                           Trust's rights as a holder of Junior        Board shall be
                           Subordinated Debentures and the             increased by two
                           Guarantee. Holders of Preferred             directors and holders
                           Securities will not be entitled to vote     have the right
                           to appoint, remove or replace the           (together with other
                           Property Trustee, the Delaware Trustee      classes or series of
                           or any Administrative Trustee, and such     preferred stock ranking
                           voting rights are vested exclusively in     on a parity with the
                           the holder of the Common Securities         Series A Preferred
                           except, with respect to the Property        Stock to elect two
                           Trustee and the Delaware Trustee, upon      directors.
                           the occurrence of certain events
                           described herein.  The Property Trustee,
                           the Delaware Trustee, the Administrative
                           Trustee and MBNA may amend the Trust
                           Agreement without the consent of holders
                           of Preferred Securities to ensure that
                           the Trust will be classified for United
                           States federal income tax purposes as a
                           grantor trust unless such action
                           materially and adversely affects the
                           interests of such holders.  See
                           "Description of the Preferred
                           Securities--Voting Rights; Amendment of
                           Trust Agreement" and "--Removal of
                           Issuer Trustees."  See "Description of
                           the Series A Preferred Stock--Voting
                           Rights."



                                MBNA CORPORATION

                 MBNA is a registered bank holding company incorporated under the laws of Maryland in 1990. It is the parent corporation of MBNA America Bank, National Association (the "Bank"), a national bank organized in January 1991, as the successor to a national bank organized in 1982.

                 As of December 31, 1996, MBNA had consolidated assets of $17.0 billion, consolidated deposits of $10.2 billion and stockholders' equity of $1.7 billion. The principal asset of MBNA is its equity interest in the Bank. As of December 31, 1996, the Bank and its subsidiaries constituted approximately 92.7% of the consolidated assets of MBNA.

                 Through the Bank, MBNA is one of the world's largest bank credit card lenders and is the leading issuer of affinity credit cards marketed primarily to members of associations and customers of financial institutions. In addition to its credit card lending, MBNA also offers other consumer loans and various deposit products.

                 MBNA generates interest and other income through finance charges assessed on outstanding loan receivables, interchange income, merchant discount fees, credit card fees, loan servicing fees, processing fees, and interest earned on investment securities and money market instruments. MBNA's primary costs are the costs of funding its loan receivables and investment securities, which include interest paid on deposits, short-term borrowings, and long-term debt and bank notes; credit losses; royalties paid to affinity groups and financial institutions; business development and operating expenses; and income taxes.

                 The principal office of MBNA is located in Wilmington, Delaware 19884, and its telephone number is (800) 362-6255.

                     RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                   AND PREFERRED STOCK DIVIDEND REQUIREMENTS

                 The following are the consolidated ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preferred stock dividend requirements for MBNA for each of the years in the five-year period ended December 31, 1995 and the nine-month period ended September 30, 1996:

                                      NINE MONTHS
                                         ENDED                           YEARS ENDED DECEMBER 31,
                                     SEPTEMBER 30,   -----------------------------------------------------------------
                                        1996(a)         1995          1994        1993(b)        1992         1991
                                     -------------   ----------- -------------- ------------ ------------ ------------
 EARNINGS TO FIXED CHARGES:
    Including Interest on Deposits...   1.9             2.0            2.4           2.0          2.1            1.6
    Excluding Interest on Deposits...   4.0             4.4            5.7           6.0         15.7           12.9
 EARNINGS TO COMBINED FIXED CHARGES
 AND PREFERRED STOCK DIVIDENDS:
    Including Interest on Deposits...   1.8             2.0            2.4           2.0          2.1            1.6
    Excluding Interest on Deposits...   3.6             4.3            5.7           6.0         15.7           12.9

---------------

(a) Income before income taxes for the nine months ended September 30, 1996, includes a charge of $54.3 million related to the launch of the MBNA Platinum Plus Visa(R) and MasterCard(R) */ program. Without the charge, the ratio of earnings to fixed charges, including and excluding interest on deposits, would have been 2.0 and 4.3, respectively, and the ratio of earnings to combined fixed charges and preferred stock dividend requirements, including and excluding interest on deposits, would have been 1.9 and 3.9, respectively.

(b) Income before income taxes for 1993 includes a charge of $150.0 million for the termination of a marketing agreement with an independent third-party marketing organization. Without the charge, the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividend requirements, including and excluding interest on deposits, would have been 2.9 and 9.9, respectively.

            The ratio of earnings to fixed charges is computed by dividing (i) income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by (ii) fixed charges. The ratio of earnings to combined fixed charges and preferred stock dividend requirements is computed by dividing (i) income before income taxes and fixed charges less interest capitalized during such period, net of amortization of previously capitalized interest, by (ii) fixed charges and preferred stock dividend requirements. Fixed charges consist of interest expense on borrowings, including capitalized interest (including or excluding deposits, as the case may be), and the portion of rental expense which is deemed representative of interest. The preferred stock dividend requirements represent the pre-tax earnings which would be required to cover such dividend requirements on MBNA's preferred stock outstanding. MBNA did not have any preferred stock outstanding during the periods prior to 1995 presented above and accordingly there were no preferred stock dividend requirements during such periods.

-------------------

*/ MasterCard(R) and Visa(R) are federally registered servicemarks of MasterCard International Inc. and Visa U.S.A., Inc., respectively.

                                 CAPITALIZATION

            The following table sets forth the consolidated capitalization of MBNA and its subsidiaries as of September 30, 1996 and as adjusted to give effect to (i) the issuance of $250 million of 8.278% Capital Securities, Series A, by MBNA Capital A on December 18, 1996, (ii) the issuance of $280 million of Floating Rate Capital Securities, Series B, by MBNA Capital B on January 23, 1997, and (iii) the consummation of the exchange of Preferred Securities for Series A Preferred Stock. There has been no material adverse change in the capitalization of MBNA since September 30, 1996. The following data should be read in conjunction with the consolidated financial statements and notes thereto of MBNA and its subsidiaries incorporated herein by reference.


                                                                                              SEPTEMBER 30, 1996
                                                                                   --------------------------------------------
                                                                                          ACTUAL                AS ADJUSTED
                                                                                   --------------------    --------------------
                                                                                                  (IN THOUSANDS)
 Total Long-Term Debt and Bank Notes. . . . . . . . . . . . . . . . . . . . . . . . .   $3,382,469                 $3,382,469
 Guaranteed Preferred Beneficial Interests in MBNA's Junior
   Subordinated Deferrable Interest Debentures, Series A(a) . . . . . . . . . . . . .           --                    250,000
 Guaranteed Preferred Beneficial Interests in MBNA's Junior
   Subordinated Deferrable Interest Debentures, Series B(b) . . . . . . . . . . . . .           --                    280,000
 Guaranteed Preferred Beneficial Interests in MBNA's Junior
   Subordinated Deferrable Interest Debentures, Series C(c) . . . . . . . . . . . . .           --                    150,000

 Stockholders' Equity
    Preferred Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .          120                         60
                                                                                                                   ----------
    Common Stock. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        2,228                      2,228
    Additional Paid-in Capital  . . . . . . . . . . . . . . . . . . . . . . . . . . .      621,839                    471,899
    Retained Earnings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      980,876                    980,876
                                                                                        ----------                 ----------
              Total Stockholders' Equity  . . . . . . . . . . . . . . . . . . . . . .    1,605,063                  1,455,063
                                                                                        ----------                 ----------
    Total Capitalization. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   $4,987,532                 $5,517,532
                                                                                        ==========                 ==========

------------------

(a) On December 18, 1996, MBNA Capital A issued $250.0 million of guaranteed preferred beneficial interests in a registered public offering. MBNA Capital A invested the proceeds of such offering, together with approximately $7.7 million paid by MBNA for MBNA Capital A's common securities, in approximately $257.7 million principal amount of MBNA's Series A Subordinated Debentures. The Series A Subordinated Debentures bear interest at the rate of 8.278% per annum and mature on December 1, 2026. MBNA owns all of the common securities of MBNA Capital A and the sole assets of MBNA Capital A are the Series A Subordinated Debentures.

(b) On January 23, 1997, MBNA Capital B issued $280.0 million of guaranteed preferred beneficial interests in a registered public offering. MBNA Capital B invested the proceeds of such offering, together with approximately $8.6 million paid by MBNA for MBNA Capital B's common securities, in approximately $288.6 million principal amount of MBNA's Series B Subordinated Debentures. The Series B Subordinated Debentures will bear interest at the rate of 0.80% per annum above LIBOR on the Liquidation Amount of $1,000 per Series B Subordinated Debenture and will mature on February 1, 2027. MBNA owns all of the Common Securities of the Series B Issuer.

(c) As described herein, the sole assets of the Trust will be $154,640,000 principal amount of Junior Subordinated Debentures issued by MBNA to the Trust, assuming all the Series A Preferred Stock is tendered and accepted for exchange in the Offer. The Junior Subordinated Debentures will bear interest at the rate of ___% per annum and will mature on April __, 2027. MBNA will own all of the Common Securities of the Trust.

                              ACCOUNTING TREATMENT

            For financial reporting purposes, the Trust will be treated as a subsidiary of MBNA and, accordingly, the accounts of the Trust will be included in the consolidated financial statements of MBNA. The Preferred Securities will be presented as part of a separate line item in the consolidated balance sheets of MBNA under the caption "Guaranteed Preferred Beneficial Interests in MBNA's Junior Subordinated Deferrable Interest Debentures" and appropriate disclosures about the Preferred Securities, the Guarantee and the Junior Subordinated Debentures will be included in the notes to the consolidated financial statements. For financial reporting purposes, MBNA will record Distributions payable on the Preferred Securities as an expense in the consolidated statements of income.

            MBNA has agreed that future financial reports of MBNA will: (i) present the Preferred Securities issued by other trusts created by MBNA on MBNA's balance sheet as part of a separate line term entitled "Guaranteed Preferred Beneficial Interests in MBNA's Junior Subordinated Deferrable Interest Debentures"; (ii) include in a note to the consolidated financial statements disclosure that the sole assets of the trusts are the Junior Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of Junior Subordinated Debentures held); and
(iii) disclose, in a note to the consolidated financial statements, that (a) the trusts are wholly owned, (b) the sole assets of the trusts are the Junior Subordinated Debentures (specifying as to each trust the principal amount, interest rate and maturity date of the Junior Subordinated Debentures held), and (c) the obligations of MBNA under the relevant Junior Subordinated Debentures, indenture, trust agreement and guarantee, in the aggregate, constitute a full and unconditional guarantee by MBNA of such trusts' obligations under the Preferred Securities issued by such trust.


                                   THE TRUST

            The Trust is a statutory business trust created under Delaware law pursuant to (i) a trust agreement executed by MBNA, as Depositor of the Trust, and an Administrative Trustee of such Trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement will be amended and restated in its entirety substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus forms a part. The Trust Agreement will be qualified as an indenture under the Trust Indenture Act. The Trust exists for the exclusive purposes of (i) issuing (a) its Preferred Securities in exchange for Series A Preferred Stock validly tendered in the Offer and delivering such Series A Preferred Stock to MBNA in consideration of the deposit by MBNA as trust assets of Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities, and (b) its Common Securities to MBNA in exchange for cash and investing the proceeds thereof in an equal aggregate principal amount of Junior Subordinated Debentures and (ii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of Trust Securities).

Accordingly, the Junior Subordinated Debentures will be the sole assets of the Trust, and payments under the Junior Subordinated Debentures will be the sole revenue of the Trust.

            All of the Common Securities of the Trust will be owned by MBNA. The Common Securities of the Trust will rank pari passu and payments will be made thereon pro rata, with the Preferred Securities of the Trust, except that upon the occurrence and continuance of Debenture Event of Default, the rights of MBNA as holder of the Common Securities to payment in respect of Distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the Preferred Securities of the Trust. See "Description of the Preferred Securities--Subordination of Common Securities." MBNA will acquire Common Securities in an aggregate Liquidation Amount equal to not less than 3% of the total capital of the Trust.

            The Trust has a term of approximately 55 years, but may terminate earlier as provided in the Trust Agreement. The Trust's business and affairs are conducted by its trustees, each appointed by MBNA as holder of the Common Securities. The trustees for the Trust will be The Bank of New York, as the Property Trustee, The Bank of New York (Delaware), as the Delaware Trustee, and the Administrative Trustees who are employees or officers of or affiliated with MBNA (collectively, the "Issuer Trustees"). The Bank of New York, as Property Trustee, will act as sole trustee under the Trust Agreement for purposes of compliance with the Trust Indenture Act. The Bank of New York will also act as trustee under the Guarantees and the Indenture. See "Description of Guarantees" and "Description of the Junior Subordinated Debentures." The holder of the Common Securities of the Trust, or the holders of a majority in Liquidation Amount of the Preferred Securities if an event of default under the Trust Agreement for the Trust has occurred and is continuing, will be entitled to appoint, remove or replace the Property Trustee and/or the Delaware Trustee for the Trust. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees; such voting rights are vested exclusively in the holder of the Common Securities. The duties and obligations of the Issuer Trustee are governed by the applicable Trust Agreement. MBNA will pay all fees and expenses related to the Trust and the offering of the Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust.

            The principal executive office of the Trust is Wilmington, Delaware 19884 and its telephone number is (800) 362-6255.

            THE FOREGOING SUMMARY OF CERTAIN PROVISIONS OF THE TRUST AGREEMENT IS A DISCUSSION OF ALL MATERIAL TERMS OF THE TRUST AGREEMENT, BUT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE TRUST AGREEMENT WHICH HAS BEEN FILED AS AN EXHIBIT TO THE REGISTRATION STATEMENT OF WHICH THIS PROSPECTUS IS A PART.

            The business address of the Trust is c/o MBNA Corporation, Wilmington, Delaware 19884, telephone number (800) 362-6255.

                                   THE OFFER

REASON AND PURPOSE OF THE OFFER

            On October 21, 1996, the Federal Reserve Board issued the Federal Reserve Press Release announcing that certain cumulative preferred instruments, such as the Preferred Securities, as Tier 1 Capital for purposes of the Federal Reserve Board's capital guidelines for bank holding companies, subject to certain limitations. The potential for such Tier 1 Capital treatment, together with MBNA's ability to deduct, for income tax purposes, interest payable on the Junior Subordinated Debentures, could provide MBNA with greater financial flexibility and more cost-effective regulatory capital.

GENERAL

            PARTICIPATION IN THE OFFER IS VOLUNTARY AND HOLDERS OF SERIES A PREFERRED STOCK SHOULD CAREFULLY CONSIDER WHETHER TO ACCEPT. NONE OF MBNA, THE BOARD OF DIRECTORS OF MBNA, THE TRUSTEES NOR THE TRUST MAKES ANY RECOMMENDATION TO HOLDERS AS TO WHETHER TO EXCHANGE OR REFRAIN FROM EXCHANGING THEIR SERIES A PREFERRED STOCK IN THE OFFER. HOLDERS OF SERIES A PREFERRED STOCK ARE URGED TO CONSULT THEIR FINANCIAL AND TAX ADVISORS IN MAKING THEIR DECISIONS ON WHAT ACTION TO TAKE IN LIGHT OF THEIR OWN PARTICULAR CIRCUMSTANCES. SEE "PRICE RANGE OF SERIES A PREFERRED STOCK."

            Unless the context requires otherwise, the term "Holder" with respect to the Offer means (i) any person in whose name any shares of Series A Preferred Stock are registered on the books of MBNA or (ii) any other person who has obtained a properly completed stock power from the registered holder, or (iii) any person whose Series A Preferred Stock are held of record by a Depository Institution.

TERMS OF THE OFFER

            Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust will exchange Preferred Securities for any and all of the Series A Preferred Stock not owned by MBNA. The Offer will be effected on a basis of one Preferred Security for each Preferred Share validly tendered and accepted for exchange, as applicable. See "--Procedures for Tendering." Upon the terms and subject to the conditions set forth herein and in the Letter of Transmittal, the Trust will accept shares of Series A Preferred Stock validly tendered and not withdrawn prior to the Expiration Date and, unless the Offer has been withdrawn or terminated, will deliver Preferred Securities in exchange therefor to tendering Holders of Series A Preferred Stock as promptly as practicable following the Expiration Date. The Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Series A Preferred Stock tendered under the Offer and the delivery of the Preferred Securities with respect to the Series A Preferred Stock accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that MBNA and the Trust consummate the Offer or return the Series A Preferred Stock deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Offer), or to amend, withdraw or terminate the Offer, at any time prior to the Expiration Date for any of the reasons set forth in "--Conditions to the Offer" and "--Expiration Date; Extensions; Amendments; Termination."

            In all cases, except to the extent waived by the Trust, delivery of Preferred Securities issued with respect to the Series A Preferred Stock accepted for exchange pursuant to the Offer will be made only after timely receipt by the Exchange Agent of Series A Preferred Stock (or confirmation of book-entry transfer thereof), a properly completed and duly executed Letter of Transmittal and any other documents required thereby.

            As of the date of this Prospectus, there are 6,000,000 shares of Series A Preferred Stock not owned by MBNA. This Prospectus, together with the applicable Letter of Transmittal, is being sent to all registered Holders on or about the date of this Prospectus. The Trust shall be deemed to have accepted validly tendered Series A Preferred Stock (or defectively tendered Series A Preferred Stock with respect to which the Trust has waived such defect) when, as and if the Trust has given oral or written notice thereof to the Exchange Agent. The Exchange Agent will act as agent for the tendering Holders for the purpose of receiving Series A Preferred Stock from, and remitting Preferred Securities to, tendering Holders who are participating in the Offer. Upon the terms and subject to the conditions of the Offer, delivery of the Preferred Securities to tendering Holders will be made as promptly as practicable following the Expiration Date.

            If any tendered shares of Series A Preferred Stock are not accepted for exchange because of an invalid tender, the occurrence of certain other events set forth herein or otherwise, unless otherwise requested by the Holder under "Special Delivery Instructions" in the Letter of Transmittal, such Series A Preferred Stock will be returned, without expense, to the tendering Holder thereof, as promptly as practicable after the Expiration Date or the withdrawal or termination of the Offer.

            Holders of Series A Preferred Stock will not have any appraisal or dissenters' rights under the General Corporation Law of Maryland in connection with the Offer. MBNA and the Trust intend to conduct the Offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

            Holders who tender Series A Preferred Stock in the Offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the Letter of Transmittal, transfer taxes with respect to the exchange of Series A Preferred Stock pursuant to the Offer. See "Fees and Expenses; Transfer Taxes."

            Holders tendering Series A Preferred Stock held in global form shall receive Preferred Securities in global form and Holders tendering Series A Preferred Stock held directly in certificated form shall receive Preferred Securities in certificated form, in each case unless otherwise specified in the Letter of Transmittal.

CONDITIONS TO THE OFFER

            Notwithstanding any other provisions of the Offer, or any extension of the Offer, the Trust will not be required to deliver Preferred Securities in respect of any properly tendered Series A Preferred Stock and may terminate the Offer by oral or written notice to the Exchange Agent and the holders of the Series A Preferred Stock, or, at its option, may modify or otherwise amend the Offer (other than with respect to the Minimum Distribution Condition) with respect to the Series A Preferred Stock if the condition in clause (a) below is not satisfied at or prior to the Expiration Date or if any of the events specified in clauses (b) through (d) occurs at or prior to the exchange date for the Series A Preferred Stock:

            (a) tenders by a sufficient number of holders of Series A Preferred Stock to satisfy the Minimum Distribution Condition for the Offer;

            (b) any action has been taken or threatened, or any statute, rule, regulation, judgment, order, stay, decree or injunction has been promulgated, enacted, entered, enforced or deemed applicable to the Offer, by or before any court or governmental regulatory or administrative agency or authority or tribunal, domestic or foreign, which (i) challenges the making of the Offer, or might directly or indirectly prohibit, prevent, restrict or delay consummation of the Offer, or otherwise and adversely affects in any material manner the Offer or (ii) could materially adversely affect the business, condition (financial or otherwise), income, operations, properties, assets, liabilities or prospects of MBNA and its subsidiaries, taken as a whole, or materially impair the contemplated benefits of the Offer to MBNA, including any such action, statute, rule, regulation, judgment, order, stay, decree or injunction which would constitute a Special Event if it occurred after the Expiration Date;

            (c) any event has occurred or is likely to occur affecting the business or financial affairs of MBNA that would or might prohibit, prevent, restrict or delay consummation of the Offer or that will, or is reasonably likely to, materially impair the contemplated benefits of the Offer or might be material to holders of Series A Preferred Stock in deciding whether to accept the Offer; and

            (d) any of the following events shall have occurred (i) any general suspension of or limitation on trading in securities on the NYSE or in the over-the-counter market (whether or not mandatory), (ii) any significant adverse change in the price of the Series A Preferred Stock or in the United States securities or financial markets, (iii) a material impairment in the trading market for debt or equity securities on the NYSE or in the over-the-counter market (whether or not mandatory), (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) a commencement of a war, armed hostilities or other national or international crisis directly or indirectly relating to the United States, (vi) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, or (vii) any significant adverse change in United States securities or financial markets generally or in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof.

            The foregoing conditions are for the sole benefit of the Trust and MBNA and, except for the Minimum Distribution Condition, may be waived by the Trust and MBNA, in whole or in part, in their sole discretion. Any determination made by MBNA or the Trust concerning an event, development or circumstance described or referred to above will be final and binding on all parties.

EXPIRATION DATE; EXTENSIONS; AMENDMENTS; TERMINATION

            The Offer will expire on the Expiration Date. The Trust expressly reserves the right, as to the Offer, in its sole discretion, subject to applicable law, to (i) terminate the Offer, and not accept for exchange any Series A Preferred Stock and promptly return such Series A Preferred Stock upon the failure of any of the conditions specified above in "--Conditions to the Offer," (ii) waive any condition to the Offer (other than the Minimum Distribution Condition) and accept all Series A Preferred Stock previously tendered pursuant to the Offer, (iii) extend the Expiration Date of the Offer and retain all Series A Preferred Stock tendered pursuant to the Offer until the Expiration Date, subject, however, to all withdrawal rights of holders, see "--Withdrawal of Tenders," (iv) amend the terms of the Offer, (v) modify the form of the consideration to be paid pursuant to the Offer, or (vi) not accept for exchange the Series A Preferred Stock at any time on or prior to the Expiration Date, for any reason, including, without limitation, if fewer than 100,000 of the Series A Preferred Stock would remain outstanding upon acceptance of those tendered (which condition may be waived by the Trust). Any amendment applicable to the Offer will apply to all Series A Preferred Stock tendered pursuant to the Offer. During any extension of the Offer, all Series A Preferred Stock previously tendered pursuant to the Offer and not withdrawn will remain subject to the Offer.

            If the Trust makes a material change in the terms of the Offer, the Trust will extend the Offer. The minimum period for which the Offer must remain open following material changes in the terms of the Offer or the information concerning the Offer, other than a change in the amount of Series A Preferred Stock sought for exchange or an increase or decrease in the consideration offered to Holders of Series A Preferred Stock, will depend upon the facts and circumstances, including the relative materiality of the change or information. With respect to a decrease in the number of Series A Preferred Stock sought in the Offer or an increase or decrease in the consideration offered to Holders of the Series A Preferred Stock, if required, the Offer will remain open for a minimum of ten (10) Business Days following public announcement of such change. In the case of any amendment, withdrawal or termination of the Offer, a public announcement will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled

Expiration Date of the Offer. If the Trust withdraws or terminates the Offer, it will give immediate notice to the Exchange Agent, and the Series A Preferred Stock theretofore tendered pursuant to the Offer will be returned promptly to the tendering Holders thereof. See "--Withdrawal of Tenders." In order to satisfy the NYSE listing requirements, acceptance of Series A Preferred Stock validly tendered in the Offer is subject to the Minimum Distribution Condition, which condition may not be waived.

PROCEDURES FOR TENDERING

            The tender of Series A Preferred Stock by a Holder thereof pursuant to one of the procedures set forth below will constitute an agreement between such Holder and the Trust in accordance with the terms and subject to the conditions set forth herein and in the related Letter of Transmittal and the Trust's right to terminate or withdraw the Offer at any time for any reason.

            EACH HOLDER OF SERIES A PREFERRED STOCK WISHING TO PARTICIPATE IN THE OFFER MUST (I) PROPERLY COMPLETE AND SIGN THE LETTER OF TRANSMITTAL IN ACCORDANCE WITH THE INSTRUCTIONS CONTAINED HEREIN AND IN THE LETTER OF TRANSMITTAL (EXCEPT WHEN AN AGENT'S MESSAGE IS APPROPRIATE AND UTILIZED), TOGETHER WITH ANY REQUIRED SIGNATURE GUARANTEES, AND DELIVER THE SAME TO THE EXCHANGE AGENT AT ONE OF ITS ADDRESSES SET FORTH ON THE BACK COVER PAGE HEREOF PRIOR TO THE EXPIRATION DATE AND EITHER (A) CERTIFICATES FOR THE SERIES A PREFERRED STOCK MUST BE RECEIVED BY THE EXCHANGE AGENT AT SUCH ADDRESS OR (B) SUCH SERIES A PREFERRED STOCK MUST BE TRANSFERRED PURSUANT TO THE PROCEDURES FOR BOOK-ENTRY TRANSFER DESCRIBED BELOW AND A CONFIRMATION OF SUCH BOOK-ENTRY TRANSFER MUST BE RECEIVED BY THE EXCHANGE AGENT, IN EACH CASE PRIOR TO THE EXPIRATION DATE, OR (II) COMPLY WITH THE GUARANTEED DELIVERY PROCEDURES DESCRIBED BELOW. LETTERS OF TRANSMITTAL, SERIES A PREFERRED STOCK AND ANY OTHER REQUIRED DOCUMENTS SHOULD BE SENT ONLY TO THE EXCHANGE AGENT, NOT TO THE TRUST, MBNA, THE DEALER MANAGER OR THE INFORMATION AGENT.

            SPECIAL PROCEDURE FOR BENEFICIAL OWNERS. Any beneficial owner whose shares of Series A Preferred Stock are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender such Series A Preferred Stock should contact such registered Holder promptly and instruct such registered Holder to tender on such beneficial owner's behalf. If such beneficial owner wishes to tender on its own behalf, such owner must, prior to completing and executing the Letter of Transmittal and delivering its Series A Preferred Stock, either make appropriate arrangements to register ownership of the Series A Preferred Stock in such owner's name or obtain a properly completed stock power from the registered Holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the Expiration Date.

            THE METHOD OF DELIVERY OF SERIES A PREFERRED STOCK AND ALL OTHER DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDER. IF SENT BY MAIL, IT IS RECOMMENDED THAT (1) REGISTERED MAIL, RETURN RECEIPT REQUEST, BE USED, (2) INSURANCE BE OBTAINED, AND (3) THE MAILING BE MADE SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO PERMIT DELIVERY TO THE EXCHANGE AGENT ON OR BEFORE THE EXPIRATION DATE.

            SIGNATURE GUARANTEES. If tendered shares of Series A Preferred Stock are registered in the name of the signer of the Letter of Transmittal and the Preferred Securities to be issued in exchange therefor are to be issued (and any untendered Series A Preferred Stock are to be reissued) in the name of the registered Holder, the signature of such signer need not be guaranteed. If the tendered shares of Series A Preferred Stock are registered in the name of someone other than the signer of the Letter of Transmittal, or if Preferred Securities issued in exchange therefor are to be issued in the name of any person other than the signer of the Letter of Transmittal, such tendered Series A Preferred Stock must be endorsed or accompanied by written instructions of transfer in form satisfactory to the Trust and duly executed by the registered Holder, and the signature on the endorsement or instrument of transfer must be guaranteed by a financial institution (including most banks, savings and loans associations and brokerage houses) that is a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program (any of the foregoing hereinafter referred to as an "Eligible Institution"). If the Preferred Securities and/or the shares of Series A Preferred Stock are not exchanged or are to be delivered to an address other than that of the registered Holder appearing on the register for the Series A Preferred Stock, the signature in the Letter of Transmittal must be guaranteed by an Eligible Institution.

            BOOK-ENTRY TRANSFER. The Trust understands that the Exchange Agent will make a request promptly after the date of this Prospectus to establish accounts with respect to the Series A Preferred Stock at a Depository Institution for the purpose of facilitating the Offer, and subject to the establishment thereof, any financial institution that is a participant in a Depository Institution's system may make book-entry delivery of Series A Preferred Stock by causing the Depository Institution to transfer such Series A Preferred Stock into the Exchange Agent's account with respect to the Series A Preferred Stock in accordance with such Depository Institution's Automated Tender Offer Program ("ATOP") procedures for such book-entry transfers. However, the exchange for the Series A Preferred Stock so tendered will only be made after timely confirmation (a "Book-Entry Confirmation") of such Book-Entry Transfer of Series A Preferred Stock into the Exchange Agent's account, and timely receipt by the Exchange Agent of an Agent's Message (as such term is defined in the next paragraph) and any other documents required by the Letter of Transmittal.

            The term "Agent's Message" means a message, transmitted by a Depository Institution and received by the Exchange Agent and forming a part of a Book-Entry Confirmation, which states that such Depository Institution has received an express acknowledgment from such participant tendering Series A Preferred Stock that is the subject to such Book-Entry Confirmation, that such participant has received and agrees to be bound by the terms of the Letter of Transmittal, and that the Trust may enforce such agreement against such participant.

            GUARANTEED DELIVERY. If a Holder desires to participate in the Offer and time will not permit a Letter of Transmittal or Series A Preferred Stock to reach the Exchange Agent before the Expiration Date or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if the Exchange Agent has received at one of its addresses on the back cover page hereof prior to the Expiration Date, a letter, telegram or facsimile transmission from an Eligible Institution setting forth the name and address of the tendering Holder, the name(s) in which the shares of Series A Preferred Stock are registered and, if the shares of Series A Preferred Stock are held in certificated form, the certificate numbers of the Series A Preferred Stock to be tendered, and stating that the tender is being made thereby and guaranteeing that within three NYSE trading days after the date of execution of such letter, telegram or facsimile transmission by the Eligible Institution, the Series A Preferred Stock in proper form for transfer, together with a properly completed and duly executed Letter of Transmittal (and any other required documents), or, in the case of a Depository Institution, an Agent's Message, will be delivered by such Eligible Institution. Unless the Series A Preferred Stock being tendered by the above-described method are deposited with the Exchange Agent within the time period set forth above (accompanied or preceded by a properly completed Letter of Transmittal and any other required documents) or, in the case of a Depository Institution, in accordance with such Depository Institution's ATOP procedures (along with a Letter of Transmittal or an Agent's Message) is received, the Trust may, at its option, reject the tender. In addition to the copy being transmitted herewith, copies of a Notice of Guaranteed Delivery which may be used by Eligible Institutions for the purposes described in this paragraph are available from the Exchange Agent and the Information Agent.

            MISCELLANEOUS. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of Series A Preferred Stock will be determined by the Trust, whose determination will be final and binding. The Trust reserves the absolute right to reject any or all tenders not in proper form or the acceptance for exchange of which may, in the opinion of the Trust's counsel, be unlawful. The Trust also reserves the absolute right to waive any defect or irregularity in the tender of any Series A Preferred Stock, and the Trust's interpretation of the terms and conditions of the Offer (including the instructions in the applicable Letter of Transmittal) will be final and binding. None of the Trust, the Exchange Agent, the Dealer Manager, the Information Agent or any other person will be under any duty to give notification of any defects or irregularities in tenders or incur any liability for failure to give any such notification.

            Tenders of Series A Preferred Stock involving any irregularities will not be deemed to have been made until such irregularities have been cured or waived. Series A Preferred Stock received by the Exchange Agent that are not validly tendered and as to which the irregularities have not been cured or waived will be returned by the Exchange Agent to the tendering Holder (or in the case of Series A Preferred Stock tendered by book-entry transfer into the Exchange Agent's account at a Depository Institution, such Series A Preferred Stock will be credited to an account maintained at the Depository Institution designated by the participant therein who so delivered such Series A Preferred Stock), unless otherwise requested by the Holder in the Letter of Transmittal, as promptly as practicable after the Expiration Date or the withdrawal or termination of the Offer.

LETTER OF TRANSMITTAL

            The Letter of Transmittal contains, among other things, the following terms and conditions, which are part of the Offer. The party tendering the Series A Preferred Stock for exchange (the "Transferor") exchanges, assigns and transfers the Series A Preferred Stock to the Trust, and irrevocably constitutes and appoints the Exchange Agent as the Transferor's agent and attorney-in-fact to cause such Series A Preferred Stock to be assigned, transferred and exchanged. The Transferor represents and warrants that it has full power and authority to tender, exchange, assign and transfer such Series A Preferred Stock and to acquire Preferred Securities issuable upon the exchange of such tendered Series A Preferred Stock and that, when such Transferor's shares of Series A Preferred Stock are accepted for exchange, the Trust will acquire good and unencumbered title to such tendered Series A Preferred Stock, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim. The Transferor also warrants that it will, upon request, execute and deliver any additional documents deemed by the Trust to be necessary or desirable to complete the exchange, assignment and transfer of tendered Series A Preferred Stock or transfer ownership of such Series A Preferred Stock on the account books maintained by the Depository Institution. All authority conferred by the Transferor will survive the death, bankruptcy or incapacity of the Transferor and every obligation of the Transferor shall be binding upon the heirs, legal representatives, successors, assigns, executors and administrators of such Transferor.

WITHDRAWAL OF TENDERS

            Tenders of Series A Preferred Stock pursuant to the Offer may be withdrawn at any time prior to the Expiration Date and, unless accepted for exchange by the Trust, may be withdrawn at any time after 40 Business Days after the date of this Prospectus.

            To be effective, a written notice of withdrawal delivered by mail, hand delivery or facsimile transmission must be timely received by the Exchange Agent at one of its addresses set forth on the back cover page hereof. The method of notification is at the risk and election of the Holder. Any such notice of withdrawal must specify (i) the Holder named in the Letter of Transmittal as having tendered Series A Preferred Stock to be withdrawn, (ii) if the shares of Series A Preferred Stock are held in certificated form, the certificate numbers of the Series A Preferred Stock to be withdrawn, (iii) that such Holder is withdrawing his election to have such Series A Preferred Stock exchanged and (iv) the name of the registered Holder of such Series A Preferred Stock. In addition, the notice of withdrawal must be signed by the Holder in the same manner as the original signature on the Letter of Transmittal (including any required signature guarantees) or be accompanied by evidence satisfactory to the Trust that the person withdrawing the tender has succeeded to the beneficial ownership of the Series A Preferred Stock being withdrawn. The Exchange Agent will return the properly withdrawn Series A Preferred Stock promptly following receipt of notice of withdrawal. If shares of Series A Preferred Stock have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at a Depository Institution to be credited with the withdrawn Series A Preferred Stock and otherwise comply with such Depository Institution procedures. All questions as to the validity of notice of withdrawal, including time of receipt, will be determined by the Trust, and such determination will be final and binding on all parties. Withdrawals of tenders of Series A Preferred Stock may not be rescinded and any Series A Preferred Stock withdrawn will thereafter be deemed not validly tendered for purposes of the Offer. Properly withdrawn Series A Preferred Stock, however, may be retendered by following the procedures therefor described elsewhere herein at any time prior to the Expiration Date. See "--Procedures for Tendering."

            Upon the terms and subject to the conditions of the Offer, including the Minimum Distribution Condition, the Trust will accept for exchange any and all Series A Preferred Stock that have been validly tendered and not withdrawn prior to the Expiration Date.

            The Trust expressly reserves the right, in its sole discretion, to delay acceptance for exchange of Series A Preferred Stock tendered under the Offer and the delivery of the Preferred Securities with respect to the Series A Preferred Stock accepted for exchange (subject to Rules 13e-4 and 14e-1 under the Exchange Act, which require that MBNA and the Trust consummate the Offer or return the Series A Preferred Stock deposited by or on behalf of the Holders thereof promptly after the termination or withdrawal of the Offer), or to amend, withdraw or terminate the Offer, at any time prior to the Expiration Date for any of the reasons set forth in "--Conditions to the Offer" and "--Expiration Date; Extensions; Amendments; Termination."

            If the Trust decides, in its sole discretion, to decrease the number of shares of Series A Preferred Stock sought in the Offer or to increase or decrease the consideration offered to Holders of Series A Preferred Stock, and if the Offer is scheduled to expire less than ten (10) Business Days from and including the date that notice of such increase or decrease is first published, sent or given in the manner specified in "--Expiration Date; Extensions; Amendments; Termination," then the Offer will be extended for a minimum of ten (10) Business Days from and including the date of such notice.

            All Series A Preferred Stock not accepted pursuant to the Offer will be returned to the tendering Holders at the Trust's expense as promptly as practicable following the Expiration Date.

                     EXCHANGE AGENT AND INFORMATION AGENT.

    The Bank of New York has been appointed as Exchange Agent for the Offer.


                             THE EXCHANGE AGENT IS:

                              THE BANK OF NEW YORK


            BY HAND:                       BY MAIL (REGISTERED OR CERTIFIED MAIL
      The Bank of New York                               RECOMMENDED):
 Corporate Trust Services Window                     The Bank of New York
       101 Barclay Street                       Corporate Trust Services Window
          Ground Level                              101 Barclay Street, 7E
       New York, NY  10286                            New York, NY  10286
Attention: Reorganization Section              Attention: Reorganization Section



               or
      The Bank of New York                           BY OVERNIGHT COURIER:
     101 Barclay Street, 7E                          The Bank of New York
       New York, NY  10286                            101 Barclay Street
Attention: Reorganization Section                       Ground Level
                                                      New York, NY  10286
                                               Attention: Reorganization Section


                                 BY FACSIMILE:
                        (For Eligible Institutions Only)
                                 (212) 571-3080

         CONFIRM RECEIPT OF NOTICE OF GUARANTEED DELIVERY BY TELEPHONE:
                                 (212) 815-6333

         Morrow & Co., Inc. has been retained as the Information Agent to assist in connection with the Offer. Questions and requests for assistance regarding the Offer, requests for additional copies of this Prospectus, the Letter of Transmittal and requests for Notice of Guaranteed Delivery may be directed to the Information Agent.

                           THE INFORMATION AGENT IS:
                               MORROW & CO., INC.
                                 909 3rd Avenue
                           New York, New York  10022
                           (800) 566-9061 (Toll-Free)
                               Banks and Brokers:
                           (800) 662-5200 (Toll-Free)


         MBNA will pay the Exchange Agent and Information Agent reasonable and customary fees for their services and will reimburse them for all their reasonable out-of-pocket expenses in connection therewith.

DEALER MANAGER; ADMINISTRATIVE DEALERS

                 Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Dealer Manager, has agreed to solicit exchanges of Series A Preferred Stock for Preferred Securities. The maximum fee payable to the Dealer Manager is approximately $_________ plus any amount that the Dealer Manager may be entitled to pursuant to the next paragraph. MBNA will also reimburse the Dealer Manager for certain reasonable out-of-pocket expenses in connection with the Offer and will indemnify the Dealer Manager against certain liabilities, including liabilities under the Securities Act. The Dealer Manager engages in transactions with, and from time to time has performed services for, MBNA, including acting as underwriter for the issuance of the Series A Preferred Stock.

                 MBNA will pay to a Administrative Dealer a solicitation fee of $0.50 per share of Series A Preferred Stock ($0.25 per share of Series A Preferred Stock with respect to the solicitation of beneficial holders of 10,000 or more shares) validly tendered and accepted for exchange pursuant to the Offer. As used in this Prospectus, "Administrative Dealer" includes (i) any broker or dealer in securities, including the Dealer Manager in its capacity as a broker or dealer, who is a member of any national securities exchange or of the National Association of Securities Dealers, Inc. (the "NASD"), (ii) any foreign broker or dealer not eligible for membership in the NASD who agrees to conform to the NASD's Rules of Fair Practice in soliciting tenders outside the United States to the same extent as though it were an NASD member, or (iii) any bank or trust company, any one of whom has solicited and obtained a tender pursuant to the Offer. No solicitation fee shall be payable to a Administrative Dealer with respect to the tender of shares of Series A Preferred Stock by the Holder unless the Letter of Transmittal accompanying such tender designates such Administrative Dealer as such in the box captioned "Solicited Tenders."

                 Administrative Dealers will include any of the organizations described in clauses (i), (ii) and (iii) above even when the activities of such organizations in connection with the Offer consist solely of forwarding to clients materials relating to the Offer, including this Prospectus and the Letter of Transmittal, and tendering Series A Preferred Stock as directed by beneficial owners thereof. No Administrative Dealer is required to make any recommendation to holders of Series A Preferred Stock as to whether to tender or refrain from tendering in the Offer. No assumption is made, in making payment to any Administrative Dealer, that its activities in connection with the Offer included any activities other than those described above, and for all purposes in connection with the Offer included any activities other than those described above, and for all purposes noted in all materials relating to the Offer, the term "solicit" shall be deemed to mean no more than "processing shares tendered" or "forwarding to customers materials regarding the Offer."

                 If tendered shares of Series A Preferred Stock are being delivered by book-entry transfer made to an account maintained by the Exchange Agent with Depository Institutions, the Administrative Dealer must return a Notice of Solicited Tenders (included in the materials provided to brokers and dealers) to the Exchange Agent within three trading days after the Expiration Date in order to receive a solicitation fee. No solicitation fee shall be payable to a Administrative Dealer in respect of shares of Series A Preferred Stock (i) beneficially owned by such Administrative Dealer or (ii) registered in the name of such

Administrative Dealer unless such shares of Series A Preferred Stock are being held by such Administrative Dealer as nominee and such shares of Series A Preferred Stock are being tendered for the benefit of one or more beneficial owners identified on the Letter of Transmittal or the Notice of Solicited Tenders. No solicitation fee shall be payable to the Administrative Dealer with respect to the tender of Series A Preferred Stock by the Holder of record, for the benefit of the beneficial owner, unless the beneficial owner has designated such Administrative Dealer.

                 No solicitation fee shall be payable to a Administrative Dealer if such Administrative Dealer is required for any reason to transfer any portion of such fee to a tendering Holder (other than itself). No broker, dealer, bank, trust company or fiduciary shall be deemed to be the agent of MBNA, the Trust, the Trustees, the Exchange Agent, the Information Agent or the Dealer Manager for purposes of the Offer.

                 Other than as described above, MBNA will not pay any solicitation fees to any broker, dealer, bank, trust company or other person for any Series A Preferred Stock exchanged in connection with the Offer. MBNA will reimburse such persons for customary handling and mailing expenses incurred in connection with the Offer.

                  LISTING AND TRADING OF PREFERRED SECURITIES
                          AND SERIES A PREFERRED STOCK

                 The Preferred Securities constitute a new issue of securities of the Trust with no established trading market. While application will be made to list the Preferred Securities on the NYSE, there can be no assurance that an active market for the Preferred Securities will develop or be sustained in the future on such exchange. Although the Dealer Manager has indicated to the Trust that it intends to make a market in the Preferred Securities following the Expiration Date as permitted by applicable laws and regulations prior to the commencement of trading on the NYSE, it is not obligated to do so and may discontinue any such market-making at any time without notice. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities. In order to satisfy the NYSE listing requirements, acceptance of Series A Preferred Stock validly tendered in the Offer is subject to the Minimum Distribution Condition, which condition may not be waived.

                 To the extent that a certain number of shares of Series A Preferred Stock are tendered and accepted in the Offer and/or the number of holders of Series A Preferred Stock is reduced to below certain levels, MBNA, pursuant to NYSE rules and regulations, would be required to delist the Series A Preferred Stock from the NYSE, and the trading market for untendered Series A Preferred Stock could be adversely affected. Although the possibility exists that the Series A Preferred Stock may be delisted from the NYSE, MBNA does not believe that the Offer is likely to cause the Series A Preferred Stock to be delisted from the NYSE. However, following the Expiration Date, and in accordance with the subject to applicable law, MBNA may from time to time acquire Series A Preferred Stock in the open market, by tender offer, subsequent exchange offer or otherwise. MBNA's decision to make such acquisitions is dependent on many factors, including market conditions in effect at the time of any contemplated acquisition. Accordingly, MBNA cannot predict whether and to what extent it may acquire any additional Series A Preferred Stock and the consideration to be paid therefor. In addition, if the Offer is substantially subscribed, there would be a significant risk that round lot holdings of Series A Preferred Stock outstanding following the Offer would be limited. See "Risk Factors and Special Considerations Relating to the Offer--Lack of Established Trading Market for Preferred Securities" and "--Reduced Trading Market for Series A Preferred Stock."

               TRANSACTIONS AND ARRANGEMENTS CONCERNING THE OFFER

                 Except as described herein, there are no contracts, arrangements, understandings or relationships in connection with the Offer between MBNA or any of its directors or executive officers, the Trust or the Trustees and any person with respect to any securities of MBNA or the Trust, including the Junior Subordinated Debentures, the Series A Preferred Stock and the Preferred Securities.

                       FEES AND EXPENSES; TRANSFER TAXES

                 The expenses of soliciting tenders of the Series A Preferred Stock will be borne by MBNA. For compensation to be paid to the Dealer Manager and Administrative Dealers, see "The Exchange Agent and Information Agent--Dealer Manager; Administrative Dealers." The total cash expenditures to be incurred in connection with the Offer, other than fees payable to the Dealer Manager and Administrative Dealers, but including the expenses of the Dealer Manager, printing, accounting and legal fees, and the fees and expenses of the Exchange Agent, the Information Agent, the Institutional Trustee and the Delaware Trustee, are estimated to be approximately [$____________]. MBNA will pay all transfer taxes, if any, applicable to the exchange of Series A Preferred Stock pursuant to the Offer. If, however, certificates representing Preferred Securities or Series A Preferred Stock tendered or if a transfer tax is imposed for any reason other than the exchange of Series A Preferred Stock pursuant to the Offer, then the amount of any such transfer taxes (whether imposed on the registered Holder or any other persons) will be payable by the tendering Holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the Letter of Transmittal, the amount of such transfer taxes will be billed directly to such tendering Holder.

                    PRICE RANGE OF SERIES A PREFERRED STOCK

                 The shares of Series A Preferred Stock are listed and principally traded on the NYSE. The following table sets forth, for each period shown, the high and low sales prices of the Series A Preferred Stock as reported on the NYSE Composite Tape. The shares of Series A Preferred Stock were issued on November 14, 1995. For recent closing prices of the Series A Preferred Stock, see the cover page of this Prospectus.

                                                              SERIES A PREFERRED STOCK
                                                      -------------------------------------------------
                                                                                    DIVIDENDS DECLARED
                                                         HIGH          LOW          PER PREFERRED SHARE
                                                      ----------  -------------  ----------------------
 1996
 1st Quarter . . . . . . . . . . . . . . . . . . .     $25.13          $24.13             $.46875
 2nd Quarter . . . . . . . . . . . . . . . . . . .      25.00           23.88              .46875
 3rd Quarter . . . . . . . . . . . . . . . . . . .      24.63           24.00              .46875
 4th Quarter . . . . . . . . . . . . . . . . . . .      26.75           24.38              .46875


                    DESCRIPTION OF THE PREFERRED SECURITIES

            Pursuant to the terms of the Trust Agreement for the Trust, the Trustees on behalf of the Trust will issue the Preferred Securities and the Common Securities. The Preferred Securities will represent beneficial ownership interests in the assets of the Trust and the holders thereof will be entitled to a preference in certain circumstances with respect to Distributions and amounts payable on redemption or liquidation over the Common Securities of such Trust, as well as other benefits as described in the Trust Agreement. The summary of certain provisions of the Preferred Securities and Trust Agreement, which summarizes the material terms thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Trust Agreement, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. Wherever particular defined terms of the Trust Agreement (as amended or supplemented from time to time) are referred to herein, such defined terms are incorporated herein or therein by reference. The form of the Trust Agreement has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part.

GENERAL

            The Preferred Securities of the Trust will rank pari passu, and payments will be made thereon pro rata, with the Common Securities of the Trust except as described under "--Subordination of Common Securities." Legal title to the Junior Subordinated Debentures will be held by the Property Trustee in trust for the benefit of the holders of the Preferred Securities and Common Securities. The guarantee agreement executed by MBNA for the benefit of the holders of the Trust's Trust Securities will be a guarantee on a subordinated basis with respect to the related Trust Securities but will not guarantee payment of Distributions or amounts payable on redemption or liquidation of such Trust Securities when the Trust does not have funds on hand available to make such payments. See "Description of Guarantee."

DISTRIBUTIONS

            Distributions on the Preferred Securities will be cumulative, will accumulate from the date of original issuance and will be payable the 15th day of January, April, July and October of each year, commencing _________________. In the event that any date on which Distributions are payable on the Preferred Securities is not a Business Day (as defined below), payment of the Distribution payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect to any such delay) except that, if such Business Day is in the next succeeding calendar year, payment of such Distribution shall be made on the immediately preceding Business Day, in either case with the same force and effect as if made on such date (each date on which Distributions are payable in accordance with the foregoing, a "Distribution Date"). A "Business Day" shall mean any day other than a Saturday or a Sunday, or a day on which banking institutions in the City of New York are authorized or required by law or executive order to remain closed or a day on which the corporate trust office of the Property Trustee or the Debenture Trustee is closed for business.

            In addition, MBNA will pay a cash payment equal to all accumulated and unpaid dividends on the Series A Preferred Stock as of the Expiration Date on April 15, 1997 to holders of the Series A Preferred Stock accepted for exchange.

            The Trust's Preferred Securities represent beneficial ownership interests in the asset of Trust, and the Distributions on each Preferred Security will be payable at a rate per annum of ___% of the stated liquidation amount of $25 per Preferred Security. Distributions in arrears for more than one quarter will bear interest thereon at the rate per annum of ___% compounded quarterly. The amount of Distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The term "Distributions" as used herein includes any such additional Distributions unless otherwise stated.

            MBNA has the right under the Indenture to defer the payment of interest at any time or from time to time on the Junior Subordinated Debentures for up to 20 consecutive quarterly interest payment periods, provided that no Extension Period may extend beyond the Stated Maturity of the Junior Subordinated Debentures. As a consequence of any such deferral, Distributions on the Preferred Securities would be deferred (but would continue to accumulate additional Distributions thereon at a rate per annum of ___% of the liquidation amount of $25 per Preferred Security during any such Extension Period. During such Extension Period, MBNA may not, and may not permit any subsidiary of MBNA to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of the MBNA's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay, repurchase or redeem any debt securities of MBNA (including other series of junior subordinated debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by MBNA of debt securities of any subsidiary of MBNA if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures, including its guarantees of the Series A Capital Securities and the Series B Capital Securities issued by subsidiary trusts (other than (a) dividends or distributions in capital stock of MBNA, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the issuance of stock under any such plan in the future or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Guarantee and (d) purchases of common stock related to the issuance of common stock or rights under any of the MBNA's benefit plans for its directors, officers or employees related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period).

            The revenue of the Trust available for distribution to holders of its Preferred Securities will be limited to payments under the Junior Subordinated Debentures in which the Trust will invest the proceeds from the issuance and sale of its Trust Securities. See "Description of the Junior Subordinated Debentures." If MBNA does not make interest payments on such Junior Subordinated Debentures, the Property Trustee will not have funds available to pay Distributions on the Preferred Securities. The payment of Distributions (if and to the extent the Trust has funds legally available for the payment of such Distributions and cash sufficient to make such payments) is guaranteed by MBNA on the basis set forth herein under "Description of Guarantee."

            Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the register of the Trust on the relevant record dates, which shall be the ____ day of the month in which the Distribution Date occurs.

REDEMPTION OR EXCHANGE

            Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any Junior Subordinated Debentures, whether at maturity or upon earlier redemption as provided in the Indenture, the proceeds from such repayment or redemption shall be applied by the Property Trustee to redeem a Like Amount (as defined below) of the Trust Securities, upon not less than 30 nor more than 60 days notice. See "Description of the Junior Subordinated Debentures--Redemption." If less than all Junior Subordinated Debentures are to be repaid or redeemed on a Redemption Date, then the proceeds from such repayment or redemption shall be allocated to the redemption pro rata of the Preferred Securities and the Common Securities.

            MBNA will have the right to redeem the Junior Subordinated Debentures (i) on or after ________________, in whole at any time or in part from time to time at the Optional Prepayment Price or (ii) at any time, in whole (but not in part), upon the occurrence of a Special Event at the Special Event Prepayment Price, subject to receipt of prior approval by the Federal Reserve if then required under applicable capital guidelines or policies.

            In the case of a redemption following a Special Event as described under (ii) above, the Special Event Prepayment Price shall equal (i) ___% of the principal amount of the Junior Subordinated Debentures if prepaid during the period commencing on the Accrual Date through and including ____________, ___ and (ii) the percentage of the principal amount of the Junior Subordinated Debentures specified below, if prepaid during the 12-month period beginning _________ of the years indicated below plus in each case, accrued and unpaid interest thereon to the date of prepayment:

YEAR                                                              PERCENTAGE
 1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ___%
 1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ___
 2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  ___
 2001 and thereafter. . . . . . . . . . . . . . . . . . . . . . . .  100%

Following such redemption all Trust Securities shall be redeemed by the Trust at a redemption price equal the Special Event Prepayment Price.

            A "Special Event" means a Tax Event or a "Capital Treatment Event" (each as defined herein), as the case may be.

            A "Tax Event" means the receipt by the Trust or MBNA of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective, or which proposed change, pronouncement or decision is announced, on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by MBNA on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by MBNA, in whole or in part, for United States federal income tax purposes or
(iii) the Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

            A "Capital Treatment Event" means the reasonable determination by MBNA that, as a result of any amendment to, or change (including any proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective, or which proposed change, pronouncement, action or decision is announced, on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that MBNA will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to MBNA.

            Distribution of Junior Subordinated Debentures. Subject to MBNA having received prior approval of the Federal Reserve to do so if then required under applicable capital guidelines or policies of the Federal Reserve, MBNA has the right at any time to liquidate the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause such Junior Subordinated Debentures to be distributed to the holders of the Preferred Securities and Common Securities in exchange therefor upon liquidation of the Trust.

            Special Event Redemption. If a Tax Event or Capital Treatment Event in respect of the Preferred Securities and Common Securities shall occur and be continuing, MBNA has the right to redeem the Junior Subordinated Debentures in whole (but not in part) and thereby cause a mandatory redemption of the Preferred Securities and Common Securities in whole (but not in part) at the Redemption Price within 90 days following the occurrence of such Tax Event or Capital Treatment Event. In the event a Tax Event or Capital Treatment Event in respect of the Preferred Securities and Common Securities has occurred and is continuing and MBNA does not elect to redeem the Junior Subordinated Debentures and thereby cause a mandatory redemption of such Preferred Securities and Common Securities or to liquidate the Trust and cause the Junior Subordinated Debentures to be distributed to holders of the Preferred Securities and Common Securities in exchange therefor upon liquidation of the Trust as described above, the Preferred Securities will remain outstanding.

            Possible Tax Law Changes. On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill"), was introduced in the 104th Congress which would have, among other things, generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. This provision of the Bill was proposed to be effective generally for instruments issued on or after December 7, 1995. If this provision were to apply to the Junior Subordinated Debentures, MBNA would not be able to deduct interest on the Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued the Joint Statement to the effect that it was their intention that the effective date of the Bill, if enacted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles B. Rangel sent the Democrat Letters to Treasury Department officials concurring with the view expressed in the Joint Statement. The 104th Congress adjourned without enacting the Bill. Moreover, if the principles contained in the Joint Statement and the Democrat Letters were followed, any similar legislation in this area that is subsequently enacted would not apply to any Junior Subordinated Debentures issued prior to the effective date of such legislation. Although the 104th Congress adjourned without enacting the Bill, there can be no assurance that current or future legislative proposals or final legislation will not adversely affect the ability of MBNA to deduct interest on the Junior Subordinated Debentures or otherwise affect the tax treatment of the transaction described herein. If enacted, such a change could give rise to a Tax Event, which may permit MBNA to cause a redemption of the Preferred Securities.

            "Like Amount" means (i) with respect to a redemption of the Trust Securities having a Liquidation Amount (as defined below) equal to that portion of the principal amount of Junior Subordinated Debentures to be contemporaneously redeemed in accordance with the Indenture, allocated to the Common Securities and to the Preferred Securities pro rata based upon the relative Liquidation Amounts of such classes and the proceeds of which will be used to pay the Redemption Price of such Trust Securities, and (ii) with respect to a distribution of Junior Subordinated Debentures to holders of Trust Securities in exchange therefor in connection with a dissolution or liquidation of the Trust, Junior Subordinated Debentures having a principal amount equal to the Liquidation Amount of the Trust Securities of the holder to whom such Junior Subordinated Debentures would be distributed.

            "Liquidation Amount" means the stated amount of $25 per Trust Security.

            After the liquidation date fixed for any distribution of Junior Subordinated Debentures for Preferred Securities (i) such Preferred Securities will no longer be deemed to be outstanding, (ii) the depository or its nominee, as the record holder of such Preferred Securities, will receive a registered global certificate or certificates representing the Junior Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing such Preferred Securities not held by the Depository or its nominee will be deemed to represent the Junior Subordinated Debentures having a principal amount equal to the stated Liquidation Amount of such Preferred Securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid Distributions on such Preferred Securities until such certificates are presented to the Administrative Trustees or their agent for transfer or reissuance.

REDEMPTION PROCEDURES

            Preferred Securities redeemed on each Redemption Date shall be redeemed at the Redemption Price with the applicable proceeds from the contemporaneous redemption of the Junior Subordinated Debentures. Redemptions of the Preferred Securities shall be made and the Redemption Price shall be payable on each Redemption Date only to the extent that the Trust has funds on hand available for the payment of such Redemption Price. See also "--Subordination of Common Securities."

            If the Trust gives a notice of redemption in respect of its Preferred Securities, then, by 12:00 noon, New York City time, on the Redemption Date, to the extent funds are available, the Property Trustee will deposit irrevocably with the depository funds sufficient to pay the applicable Redemption Price and will give the Depository irrevocable instructions and authority to pay the Redemption Price to the holders of such Preferred Securities. With respect to Preferred Securities in certificate form, the Property Trustee, to the extent funds are available, will irrevocably deposit with the paying agent for such Preferred Securities funds sufficient to pay the Redemption Price and will give such paying agent irrevocable instructions and authority to pay the Redemption Price to the holders thereof upon surrender of their certificates evidencing such Preferred Securities. Notwithstanding the foregoing, Distributions payable on or prior to the Redemption Date for any Preferred Securities called for redemption shall be payable to the holders of such Preferred Securities on the relevant record dates for the related Distribution Dates. If notice of redemption shall have been given and funds deposited as required, then upon the date of such deposit, all rights of the holders of such Preferred Securities so called for redemption will cease, except the right of the holders of such Preferred Securities to receive the Redemption Price, but without interest on such Redemption Price, and such Preferred Securities will cease to be outstanding. In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities called for redemption is improperly withheld or refused and not paid either by the Trust or by MBNA pursuant to the Guarantee as described under "Description of Guarantee," Distributions on such Preferred Securities will continue to accrue at a rate of ___% of the Liquidation Amount of $25 per Preferred Security, from the Redemption Date originally established by the Trust for such Preferred Securities to the date such Redemption Price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the Redemption Price.

            Subject to applicable law (including, without limitation, United States federal securities law), MBNA or its subsidiaries may at any time and from time to time purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

            If less than all of the Preferred Securities and Common Securities issued by the Trust are to be redeemed on a Redemption Date, then the aggregate Liquidation Amount of such Preferred Securities and Common Securities to be redeemed shall be allocated pro rata to the Preferred Securities and the Common Securities based upon the relative Liquidation Amounts of such classes. The particular Preferred Securities to be redeemed shall be selected on a pro rata basis not more than 60 days prior to the Redemption Date by the Property Trustee from the outstanding Preferred Securities not previously called for redemption, by such method as the Property Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or an integral multiple of $25 in excess thereof) of the Liquidation Amount of Preferred Securities of a denomination larger than $25. The Property Trustee shall promptly notify the trust registrar in writing of the Preferred Securities selected for redemption and, in the case of any Preferred Securities selected for partial redemption, the Liquidation Amount thereof to be redeemed. For all purposes of each Trust Agreement, unless the context otherwise requires, all provisions relating to the redemption of Preferred Securities shall relate, in the case of any Preferred Securities redeemed or to be redeemed only in part, to the portion of the aggregate Liquidation Amount of Preferred Securities which has been or is to be redeemed. Unless the Trust defaults in payment of the Redemption Price, on and after the Redemption Date additional Distributions will cease to accumulate on such Preferred Securities or portions thereof called for redemption.

            Notice of any redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each holder of Trust Securities to be redeemed at its registered address.

SUBORDINATION OF COMMON SECURITIES

            Payment of Distributions on, and the Redemption Price of, the Trust's Preferred Securities and Common Securities, as applicable, shall be made pro rata based on the Liquidation Amount of such Preferred Securities and Common Securities; provided, however, that if on any Distribution Date or Redemption Date a Debenture Event of Default shall have occurred and be continuing, no payment of any Distribution on, or Redemption Price of, any of the Common Securities, and no other payment on account of the redemption, liquidation or other acquisition of such Common Securities shall be made unless payment in full in cash of all accumulated and unpaid Distributions on all of the Trust's outstanding Preferred Securities for all Distribution periods terminating on or prior thereto or in the case of payment of the Redemption Price the full amount of such Redemption Price on all of the Trust's outstanding Preferred Securities then called for redemption shall have been made or provided for, and all funds available to the Property Trustee shall first be applied to the payment in full in cash of all Distributions on, or Redemption Price of, the Trust's Preferred Securities then due and payable.

            In the case of any event of default under the Trust Agreement resulting from a Debenture Event of Default, MBNA as holder of the Trust's Common Securities will be deemed to have waived any right to act with respect to any such event of default under the Trust Agreement until the effect of all such events of default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until all such events of default under the Trust Agreement with respect to the Preferred Securities have been so cured, waived or otherwise eliminated, the Property Trustee shall act solely on behalf of the holders of such Preferred Securities and not on behalf of MBNA as holder of the Trust's Common Securities, and only the holders of such Preferred Securities will have the right to direct the Property Trustee to act on their behalf.

LIQUIDATION DISTRIBUTION UPON TERMINATION

            Pursuant to the Trust Agreement, the Trust shall automatically terminate upon expiration of its term and shall terminate on the first to occur of: (i) certain events of bankruptcy, dissolution or liquidation of MBNA; (ii) the distribution of a Like Amount of the Junior Subordinated Debentures to the holders of its Trust Securities, if MBNA, as Depositor, has given written direction to the Property Trustee to terminate the Trust (subject to MBNA having received prior approval of the Federal Reserve if so required under applicable capital guidelines or policies); (iii) redemption of all of the Trust's Preferred Securities as described under "--Redemption or Exchange--Mandatory Redemption"; and (iv) the entry of an order for the dissolution of the Trust by a court of competent jurisdiction.

            If an early termination occurs as described in clause (i), (ii) or
(iv) above, the Trust shall be liquidated by the Issuer Trustees as expeditiously as the Issuer Trustees determine to be possible by distributing, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, to the holders of such Trust Securities in exchange therefor a Like Amount of the Junior Subordinated Debentures, unless such distribution is determined by the Property Trustee not to be practical, in which event such holders will be entitled to receive out of the assets of the Trust available for distribution to holders after satisfaction of liabilities to creditors of the Trust as provided by applicable law, an amount equal to, in the case of holders of Preferred Securities, the aggregate of the Liquidation Amount plus accrued and unpaid Distributions thereon to the date of payment (such amount being the "Liquidation Distribution"). If such Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on its Preferred Securities shall be paid on a pro rata basis. The holder(s) of the Trust's Common Securities will be entitled to receive distributions upon any such liquidation pro rata with the holders of its Preferred

Securities, except that if a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a priority over the Common Securities.

EVENTS OF DEFAULT; NOTICE

            Any one of the following events constitutes an "Event of Default" under the Trust Agreement with respect to the Preferred Securities issued thereunder (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (i) the occurrence of a Debenture Event of Default under the Indenture (see "Description of the Junior Subordinated
    Debentures--Debenture Events of Default"); or

            (ii) default by the Property Trustee in the payment of any Distribution when it becomes due and payable, and continuation of such default for a period of 30 days; or

            (iii) default by the Property Trustee in the payment of any Redemption Price of any Trust Security when it becomes due and payable; or

            (iv) default in the performance, or breach, in any material respect, of any covenant or warranty of the Issuer Trustees in such Trust Agreement (other than a covenant or warranty a default in the performance of which or the breach of which is dealt with in clause (ii) or (iii) above), and continuation of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to the defaulting Issuer Trustee or Trustees by the holders of at least 25% in aggregate Liquidation Amount of the outstanding Preferred Securities of the Trust, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" under such Trust Agreement; or

            (v) the occurrence of certain events of bankruptcy or insolvency with respect to the Property Trustee and the failure by MBNA to appoint a successor Property Trustee within 90 days thereof.

            Within five Business Days after the occurrence of any Event of Default actually known to the Property Trustee, the Property Trustee shall transmit notice of such Event of Default to the holders of the Preferred Securities, the Administrative Trustees and MBNA, as Depositor, unless such Event of Default shall have been cured or waived. MBNA as Depositor, and the Administrative Trustees are required to file annually with the Property Trustee a certificate as to whether or not they are in compliance with all the conditions and covenants applicable to them under the Trust Agreement.

            If a Debenture Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities as described above. See "--Subordination of Common Securities" and "--Liquidation Distribution Upon Termination."

The existence of an Event of Default does not entitle the holders of Preferred Securities to accelerate the maturity thereof.

REMOVAL OF ISSUER TRUSTEES

            Unless a Debenture Event of Default shall have occurred and be continuing, the Issuer Trustees may be removed at any time by the holder of the Common Securities. If a Debenture Event of Default has occurred and is continuing, the Property Trustee and the Delaware Trustee may be removed by the holders of a majority in Liquidation Amount of the outstanding Preferred Securities. In no event will the holders of the Preferred Securities have the right to vote to appoint, remove or replace the Administrative Trustees, which voting rights are vested exclusively in MBNA as the holder of the Common Securities. No resignation or removal of an Issuer Trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable Trust Agreement.

CO-TRUSTEES AND SEPARATE PROPERTY TRUSTEE

            Unless an Event of Default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, MBNA, as the holder of the Common Securities, and the Administrative Trustees shall have power to appoint one or more persons either to act as a co-trustee, jointly with the Property Trustee, of all or any part of such trust property, or to act as separate trustee of any such property, in either case with such powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable Trust Agreement. In case a Debenture Event of Default has occurred and is continuing, the Property Trustee alone shall have power to make such appointment.

MERGER OR CONSOLIDATION OF ISSUER TRUSTEES

            Any person into which the Property Trustee, the Delaware Trustee or any Administrative Trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such Trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of such Trustee, shall be the successor of such Trustee under each Trust Agreement, provided such person shall be otherwise qualified and eligible.

MERGERS, CONSOLIDATIONS, AMALGAMATIONS OR REPLACEMENTS OF THE TRUST

            The Trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other person, except as described below. The Trust may, at the request of MBNA, with the consent of the Administrative Trustees and without the consent of the holders of the Preferred Securities, merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State; provided, that (i) such successor entity either (a) expressly assumes all of the obligations of the Trust with respect to the Preferred Securities or (b) substitutes for the Preferred Securities other securities having substantially the same terms as the Preferred Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Preferred Securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) MBNA expressly appoints a trustee of such successor entity possessing the same powers and duties as the Property Trustee as the holder of the Junior Subordinated Debentures, (iii) the Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the Preferred Securities are then listed, if any, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities to be downgraded by any nationally recognized statistical rating organization which gives ratings on the Preferred Securities, (v) such merger, consolidation, amalgamation, replacement. conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, (vi) such successor entity has a purpose identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, MBNA has received an opinion from independent counsel to the Trust experienced in such matters to the effect that
(a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Preferred Securities (including any Successor Securities) in any material respect, and (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and (viii) MBNA or any permitted successor or assignee owns all of the Common Securities of such successor entity and guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in Liquidation Amount of the Preferred Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

VOTING RIGHTS; AMENDMENT OF THE TRUST AGREEMENT

            Except as provided below and under "Description of Guarantee--Amendments and Assignment" and as otherwise required by law and the Trust Agreement, the holders of the Preferred Securities will have no voting rights.

            The Trust Agreement may be amended from time to time by MBNA, the Property Trustee, the Delaware Trustee and the Administrative Trustees, without the consent of the holders of the Preferred Securities (i) to cure any ambiguity, correct or supplement any provisions in the Trust Agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the Trust

Agreement, which shall not be inconsistent with the other provisions of the Trust Agreement, or (ii) to modify, eliminate or add to any provisions of the Trust Agreement to such extent as shall be necessary to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust at all times that any Trust Securities are outstanding or to ensure that the Trust will not be required to register as an "investment company" under the Investment Company Act; provided, however, that in the case of either clause
(i) or clause (ii), such action shall not adversely affect in any material respect the interests of any holder of Preferred Securities, and any amendments of the Trust Agreement shall become effective when notice thereof is given to the holders of Trust Securities. The Trust Agreement may be amended by the Issuer Trustees and MBNA with (i) the consent of holders representing not less than a majority (based upon Liquidation Amounts) of the outstanding Trust Securities, and (ii) receipt by the Issuer Trustees of an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Issuer Trustees in accordance with such amendment will not affect the Trust's status as a grantor trust for United States federal income tax purposes or the Trust's exemption from status as an "investment company" under the Investment Company Act, provided that without the consent of each holder of Trust Securities, such Trust Agreement may not be amended to (i) change the amount or timing of any Distribution on the Trust Securities or otherwise adversely affect the amount of any Distribution required to be made in respect of the Trust Securities as of a specified date or (ii) restrict the right of a holder of Trust Securities to institute suit for the enforcement of any such payment on or after such date.

            So long as any Junior Subordinated Debentures are held by the Property Trustee, the Issuer Trustees shall not (i) direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee, or executing any trust or power conferred on the Property Trustee with respect to the Junior Subordinated Debentures, (ii) waive any past default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Junior Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or such Junior Subordinated Debentures, where such consent shall be required, without, in each case, obtaining the prior approval of the holders of a majority in aggregate Liquidation Amount of all outstanding Preferred Securities; provided, however, that where a consent under the Indenture would require the consent of each holder of Junior Subordinated Debentures affected thereby, no such consent shall be given by the Property Trustee without the prior consent of each holder of the Preferred Securities. The Issuer Trustees shall not revoke any action previously authorized or approved by a vote of the holders of the Preferred Securities except by subsequent vote of the holders of the Preferred Securities. The Property Trustee shall notify each holder of Preferred Securities of any notice of default with respect to the Junior Subordinated Debentures. In addition to obtaining the foregoing approvals of the holders of the Preferred Securities, prior to taking any of the foregoing actions, the Issuer Trustees shall obtain an opinion of counsel experienced in such matters to the effect that such action would not cause the Trust to be classified as other than a grantor trust for United States federal income tax purposes.

            Any required approval of holders of Preferred Securities may be given at a meeting of holders of Preferred Securities convened for such purpose or pursuant to written consent. The Property Trustee will cause a notice of any meeting at which holders of

Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be given to each holder of record of Preferred Securities in the manner set forth in the Trust Agreement.

            No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel its Preferred Securities in accordance with the applicable Trust Agreement.

            Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned by MBNA, the Issuer Trustees or any affiliate of MBNA or any Issuer Trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

BOOK-ENTRY; DELIVERY AND FORM

            Preferred Securities will be issued in fully registered form. Investors may elect to hold their Preferred Securities directly or, subject to the rules and procedures of a Depository Institution described below, hold their interest in a global certificate (the "Preferred Securities Global Certificate") registered in the name of a Depository Institution or its nominee. However, tendering holders of Series A Preferred Stock held in global form shall initially receive an interest in the Preferred Securities Global Certificate and tendering holders of Series A Preferred Stock held directly in certificated form shall initially receive Preferred Securities in certificated form, in each case unless otherwise specified in the Letter of Transmittal.
See "The Offer--Procedures for Tendering."

            The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interest in a global Preferred Securities.

            A Depository Institution holds securities that its participants ("Participants") deposit with the Depository Institution. A Depository Institution also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations ("Direct Participants"). A Depository Institution is owned by a number of its Direct Participants and by the NYSE, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the Depository Institution's system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants"). The rules applicable to a Depository Institution and its Participants are on file with the Commission.

            Upon issuance of a Preferred Securities Global Certificate, the Depository Institution will credit on its book-entry registration and transfer system the number of Preferred Securities represented by such Preferred Securities Global Certificate to the accounts of institutions that have accounts with the Depository Institution. Ownership of beneficial interests in a Preferred Securities Global Certificate will be limited to Participants or persons that may hold interests through Participants. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Beneficial Owners will not receive written confirmation from the Depository Institution of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners.

            A Depository Institution has no knowledge of the actual Beneficial Owners of the Preferred Securities; a Depository Institution's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers. So long as a Depository Institution, or its nominee, is the owner of a Preferred Securities Global Certificate, a Depository Institution or such nominee, as the case may be, will be considered the sole owner and holder of record of the Preferred Securities represented by such Preferred Securities Global Certificate for all purposes.

            Conveyance of notices and other communications by a Depository Institution to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

            Redemption notices shall be sent to the Depository Institution. If less than all of the Preferred Securities are being redeemed, the Depository Institution will reduce pro rata (subject to adjustment to eliminate fractional Preferred Securities) the amount of interest of each Direct Participant in the Preferred Securities to be redeemed.

            Although voting with respect to the Preferred Securities is limited, in those instances in which a vote is required, the Depository Institution will not consent or vote with respect to Preferred Securities. Under its usual procedures, the Depository Institution would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns the Depository Institution's consenting or voting rights to those Direct Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

            Distribution payments on the Preferred Securities represented by a Preferred Securities Global Certificate will be made by the Trust to the Depository Institution. The Depository Institution's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on a Depository Institution's records unless the Depository Institution has reason to believe that it will not receive payments on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such participants and not of a Depository Institution, the Trust or MBNA, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of distributions to a Depository Institution is the responsibility of the Trust, disbursement of such payments to Direct Participants is the responsibility of the Depository Institution, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

            A Depository Institution may discontinue providing its services as securities depository with respect to the Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, if a successor securities depository is not obtained, Preferred Security certificates will be required to be printed and delivered. Additionally, the Trust may decide to discontinue use of the system of book-entry transfers through the Depository Institution (or a successor depository). In that event, certificates for the Preferred Securities will be printed and delivered.

            The information in this section concerning the Depository Institution and the Depository Institution's book-entry system has been obtained from sources that the Trust and MBNA believe to be reliable, but the Trust and MBNA take no responsibility for the accuracy thereof.

PAYMENT AND PAYING AGENCY

            Payments in respect of the Preferred Securities shall be made to the Depository, which shall credit the relevant accounts at the Depository on the applicable Distribution Dates or such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Register. The paying agent (the "Paying Agent") shall initially be the Property Trustee and any co-paying agent chosen by the Property Trustee and acceptable to the Administrative Trustees and MBNA. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Property Trustee and MBNA. In the event that the Property Trustee shall no longer be the Paying Agent, the Administrative Trustees shall appoint a successor (which shall be a bank or trust company acceptable to the Administrative Trustees and MBNA) to act as Paying Agent.

REGISTRAR AND TRANSFER AGENT

            The Property Trustee will act as registrar and transfer agent for the Preferred Securities. Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The Trust will not be required to register or cause to be registered the transfer of their Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

            The Property Trustee, other than during the occurrence and continuance of an Event of Default, undertakes to perform only such duties as are specifically set forth in the Trust Agreement and, after such Event of Default, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs.

Subject to this provision, the Property Trustee is under no obligation to exercise any of the powers vested in it by the Trust Agreement at the request of any holder of Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby. If no Event of Default has occurred and is continuing and the Property Trustee is required to decide between alternative causes of action, construe ambiguous provisions in the Trust Agreement or is unsure of the application of any provision of the Trust Agreement, and the matter is not one on which holders of Preferred Securities are entitled under such Trust Agreement to vote, then the Property Trustee shall take such action as is directed by MBNA and if not so directed, shall take such action as it deems advisable and in the best interests of the holders of the Trust Securities and will have no liability except for its own bad faith, negligence or willful misconduct.

MISCELLANEOUS

            The Administrative Trustees are authorized and directed to conduct the affairs of and to operate the Trust in such a way that the Trust will not be deemed to be an "investment company" required to be registered under the Investment Company Act or classified as other than a grantor trust for United States federal income tax purposes and so that the Junior Subordinated Debentures will be treated as indebtedness of MBNA for United States federal income tax purposes. In this connection, MBNA and the Administrative Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the Trust Agreement, that MBNA and the Administrative Trustees determine in their discretion to be necessary or desirable for such purposes, as long as such action does not materially adversely affect the interests of the holders of the Preferred Securities.

            Holders of the Preferred Securities have no preemptive or similar rights.

            The Trust may not borrow money or issue debt or mortgage or pledge any of its assets.

GOVERNING LAW

            The Trust Agreement and the Preferred Securities will be governed by, and constructed in accordance with, the internal laws of the State of Delaware.

                            DESCRIPTION OF GUARANTEE

            A Guarantee will be executed and delivered by MBNA concurrently with the issuance by the Trust of its Trust Securities for the benefit of the holders from time to time of such Trust Securities. The Bank of New York will act as trustee under Guarantee for the purposes of compliance with the Trust Indenture Act and Guarantee will be qualified as an indenture under the Trust Indenture Act. This summary of certain provisions of the Guarantees which summarizes the material terms thereof does not purport to be complete and is subject to, and qualified in its entirety by reference to, all of the provisions of the Guarantee, including the definitions therein of certain terms, and the Trust Indenture Act, to each of which reference is hereby made. The form of Guarantee has been filed as an exhibit to the Registration Statement of which this Prospectus forms a part. Reference in this summary to Trust Securities means the Trust Securities to which the Guarantee relates. The Guarantee Trustee will hold the Guarantee for the benefit of the holders of the Trust's Trust Securities.

GENERAL

            MBNA will irrevocably agree to pay in full on a subordinated basis, to the extent set forth herein, the Guarantee Payments (as defined below) to the holders of Trust Securities, as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert other than the defense of payment. The following payments with respect to the Trust Securities, to the extent not paid by or on behalf of the Trust (the "Guarantee Payments"), will be subject to the Guarantee: (i) any accumulated and unpaid Distributions required to be paid on Trust Securities, to the extent that the Trust has funds on hand available therefor at such time, (ii) the Redemption Price with respect to any Trust Securities called for redemption to the extent that the Trust has funds on hand available therefor at such time, or (iii) upon a voluntary or involuntary dissolution, winding up or liquidation of the Trust (unless the Junior Subordinated Debentures are distributed to holders of the Trust Securities in exchange therefor), the lesser of (a) the Liquidation Distribution and (b) the amount of assets of the Trust remaining available for distribution to holders of Trust Securities after satisfaction of liabilities to creditors of the Trust as required by applicable law. MBNA's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by MBNA to the holders of the applicable Trust Securities or by causing the Trust to pay such amounts to such holders.

            The Guarantee will be an irrevocable guarantee on a subordinated basis of the Trust's obligations under the Trust Securities, but will apply only to the extent that such Trust has funds sufficient to make such payments, and is not a guarantee of collection.

            If MBNA does not make interest payments on the Junior Subordinated Debentures held by the Trust, the Trust will not be able to pay Distributions on the Trust Securities and will not have funds legally available therefor. The Guarantee will rank subordinate and junior in right of payment to all Senior Debt of MBNA. See "--Status of the Guarantee." Because MBNA is a holding company, the right of MBNA to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise, is subject to the prior claims of creditors of that subsidiary, except to the extent MBNA may itself be recognized as a creditor of that subsidiary. Accordingly, MBNA's obligations under the Guarantee will be effectively subordinated to all existing and future liabilities of MBNA's subsidiaries, and claimants should look only to the assets of MBNA for payments thereunder. The Guarantee does not limit the incurrence or issuance of other secured or unsecured debt of MBNA, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that MBNA may enter into in the future or otherwise.

            MBNA has, through the Guarantee, the Trust Agreement, the Junior Subordinated Debentures and the Indenture taken together, fully, irrevocably and unconditionally guaranteed all of the Trust's obligations under the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Preferred Securities. See "Relationship Between the Preferred Securities, the Junior Subordinated Debentures and the Guarantee."

STATUS OF THE GUARANTEE

            The Guarantee will constitute an unsecured obligation of MBNA and will rank subordinate and junior in right of payment to all Senior Debt of MBNA in the same manner as the Junior Subordinated Debentures.

            The Preferred Securities will rank pari passu with all other Guarantees issued by MBNA. The Guarantee will constitute a guarantee of payment and not of collection (i.e., the guaranteed party may institute a legal proceeding directly against the Guarantor to enforce its rights under the Guarantee without first instituting a legal proceeding against any other person or entity). The Guarantee will be held for the benefit of the holders of the Preferred Securities. The Guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not paid by Trust or upon distribution to the holders of the Preferred Securities of the Junior Subordinated Debentures. None of the Guarantees places a limitation on the amount of additional Senior Debt that may be incurred by MBNA. MBNA expects from time to time to incur additional indebtedness constituting Senior Debt.

AMENDMENTS AND ASSIGNMENT

            Except with respect to any changes which do not materially adversely affect the rights of holders of the Preferred Securities (in which case no vote will be required), the Guarantee may not be amended without the prior approval of the holders of not less than a majority of the aggregate Liquidation Amount of such outstanding Preferred Securities. The manner of obtaining any such approval will be as set forth under "Description of the Preferred Securities--Voting Rights; Amendment of the Trust Agreement." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of MBNA and shall inure to the benefit of the holders of the Preferred Securities then outstanding.

EVENTS OF DEFAULT

            An event of default under the Guarantee will occur upon the failure of MBNA to perform any of its payment or other obligations thereunder. The holders of not less than a majority in aggregate Liquidation Amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of such Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under such Guarantee.

            Any holder of the Preferred Securities may institute a legal proceeding directly against MBNA to enforce its rights under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

            MBNA, as guarantor, is required to file annually with the Guarantee Trustee a certificate as to whether or not MBNA is in compliance with all the conditions and covenants applicable to it under MBNA.

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

            The Guarantee Trustee, other than during the occurrence and continuance of a default by MBNA in performance of the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by any Guarantee at the request of any holder of any Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

TERMINATION OF THE GUARANTEE

            The Guarantee will terminate and be of no further force and effect upon full payment of the Redemption Price of the Preferred Securities, upon full payment of the amounts payable upon liquidation of the Trust or upon distribution of Junior Subordinated Debentures to the holders of the Preferred Securities in exchange therefor. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of the Preferred Securities must restore payment of any sums paid under such Preferred Securities or the Guarantee.

GOVERNING LAW

            The Guarantee will be governed by and construed in accordance with the laws of the State of New York.

               DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES

            The Junior Subordinated Debentures are to be issued as a series of debentures under a Junior Subordinated Indenture, as supplemented from time to time, between MBNA and The Bank of New York as Debenture Trustee. This summary of certain terms and provisions of the Junior Subordinated Debentures, Debentures and the Indenture, which summarizes the material provisions thereof, does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the Indenture, the form of which is filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and to the Trust Indenture Act, to each of which reference is hereby made. The Indenture is qualified under the Trust Indenture Act. Whenever particular defined terms of the Indenture are referred to herein, such defined terms are incorporated herein or therein by reference.

GENERAL

            The Junior Subordinated Debentures will rank pari passu with all other series of junior subordinated debentures issued under the indenture, including the Series A

Debentures and the Series B Debentures, and will be unsecured and subordinate and junior in right of payment to the extent and in the manner set forth in the Indenture to all Senior Debt as defined below) of MBNA. See "--Subordination." Because MBNA is a holding company, the right of MBNA to participate in any distribution of assets of any subsidiary, including the Bank, upon such subsidiary's liquidation or reorganization or otherwise is subject to the prior claims of creditors of the subsidiary, except to the extent MBNA may itself be recognized as a creditor of that subsidiary. Accordingly, the Junior Subordinated Debentures will be effectively subordinated to all existing and future liabilities of MBNA's subsidiaries, and holders of Junior Subordinated Debentures should look only to the assets of MBNA for payments on the Junior Subordinated Debentures. The Indenture does not limit the incurrence or issuance of other secured or unsecured debt of MBNA, including Senior Debt, whether under the Indenture, any other existing indenture or any other indenture that MBNA may enter into in the future or otherwise. See "--Subordination".

PAYMENT AND PAYING AGENTS

            Payment of principal of and premium, if any, and any interest on Junior Subordinated Debentures will be made at the office of the Debenture Trustee in the City of New York or at the office of such paying agent or paying agents as MBNA may designate from time to time, except that at the option of MBNA payment of any interest may be made (i) except in the case of global Junior Subordinated Debentures, by check mailed to the address of the person entitled thereto as such address shall appear in the securities register or
(ii) by transfer to an account maintained by the person entitled thereto as specified in the securities register, provided that proper transfer instructions have been received by the Regular Record Date. Payment of any interest on Junior Subordinated Debentures will be made to the person in whose name such Junior Subordinated Debenture is registered at the close of business on the Regular Record Date for such interest, except in the case of defaulted interest. MBNA may at any time designate additional paying agents or rescind the designation of any paying agent.

            Any moneys deposited with the Debenture Trustee or any paying agent, or then held by MBNA in trust, for the payment of the principal of and premium, if any, or interest on any Junior Subordinated Debenture and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall, at the request of MBNA, be repaid to MBNA and the holder of such Junior Subordinated Debenture shall thereafter look, as a general unsecured creditor, only to MBNA for payment thereof.

OPTION TO DEFER INTEREST PAYMENTS

            MBNA will have the right at any time and from time to time during the term of the Junior Subordinated Debentures to defer payment of interest for up to 20 consecutive quarterly interest payment periods, subject to the terms, conditions and covenants, specified herein, provided that such Extension Period may not extend beyond the Stated Maturity of such Junior Subordinated Debentures.

OPTIONAL REDEMPTION

            Junior Subordinated Debentures will not be subject to any sinking fund.

            MBNA has the right to redeem the Junior Subordinated Debentures (i) on or after _______ __, ____, subject to the prior approval of the Federal Reserve if then required under applicable guidelines or policies, in whole at any time or in part from time to time, at the Optional Prepayment Price, or
(ii) prior to _______ __, ____, in whole (but not in part) within 90 days following the occurrence of a Special Event at the Special Event Prepayment Price equal to (i) ___% of the principal amount of the Debentures if prepaid during the period commencing on the Accrual Date through and including _____________ and (ii) the percentage of the principal amount of the Junior Subordinated Debentures specified below, if prepaid during the 12-month period beginning _____________ of the years indicated below plus, in each case, accrued interest thereon to but excluding the date of prepayment:

       YEAR                                                           PERCENTAGE
       ------------------------------------------------------------  ------------
       1998 . . . . . . . . . . . . . . . . . . . . . . . . . . . .       ___%
       1999 . . . . . . . . . . . . . . . . . . . . . . . . . . . .       ___
       2000 . . . . . . . . . . . . . . . . . . . . . . . . . . . .       ___
       2001 and thereafter  . . . . . . . . . . . . . . . . . . . .       100


            Following such redemption, all Trust Securities shall be redeemed by the Trust at a redemption price equal to the Special Event Prepayment Price plus accrued and unpaid distributions to but excluding the redemption date.

            A "Special Event" means a Tax Event or a "Capital Treatment Event" (each as defined herein), as the case may be.

            A "Tax Event" means the receipt by the Trust or MBNA of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective, or which proposed change, pronouncement or decision is announced, on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Junior Subordinated Debentures, (ii) interest payable by MBNA on the Junior Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by MBNA, in whole or in part, for United States federal income tax purposes or
(iii) the Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

            A "Capital Treatment Event" means the reasonable determination by MBNA that, as a result of any amendment to, or change (including any proposed change) in, the laws

(or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective, or which proposed change, pronouncement, action or decision is announced, on or after the date of issuance of the Preferred Securities under the Trust Agreement, there is more than an insubstantial risk that MBNA will not be entitled to treat an amount equal to the Liquidation Amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve, as then in effect and applicable to MBNA.

            Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of Junior Subordinated Debentures to be redeemed at its registered address. Unless MBNA defaults in payment of the redemption price, on and after the redemption date interest ceases to accrue on such Junior Subordinated Debentures or portions thereof called for redemption.

RESTRICTIONS ON CERTAIN PAYMENTS

            MBNA will covenant, as to the Junior Subordinated Debentures, that it will not, and will not permit any subsidiary of MBNA to, (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of MBNA's capital stock, (ii) make any payment of principal, interest or premium, if any, on or repay or repurchase or redeem any debt securities of MBNA (including other series of junior subordinated debentures) that rank pari passu with or junior in interest to the Junior Subordinated Debentures or (iii) make any guarantee payments with respect to any guarantee by MBNA of the debt securities of any subsidiary of MBNA if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures, including its guarantees of the Series A Capital Securities and the Series B Capital Securities (other than (a) dividends or distributions in capital stock of MBNA, (b) any declaration of a dividend in connection with the implementation of a stockholders' rights plan, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under any Guarantee with respect to the series of Preferred Securities and (d) purchases of common stock related to the issuance of common stock or rights under any of MBNA's benefit plans for its directors, officers or employees, related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the commencement of such Extension Period) if at such time (i) there shall have occurred any event of which MBNA has actual knowledge (a) that with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Junior Subordinated Debentures and (b) in respect of which MBNA shall not have taken reasonable steps to cure, (ii) if such Junior Subordinated Debentures are held by the Trust, MBNA shall be in default with respect to its payment of any obligations under the Guarantee relating to such Preferred Securities or (iii) MBNA shall have given notice of its selection of an Extension Period as provided in the Indenture and shall not have rescinded such notice, or such Extension Period, or any extension thereof, shall be continuing.

MODIFICATION OF INDENTURE

            From time to time MBNA and the Debenture Trustee may, without the consent of the holders of any series of junior subordinated debentures issued under the Indenture, including the Junior Subordinated Debentures, amend, waive or supplement the Indenture for specified purposes, including, among other things, curing ambiguities, defects or inconsistencies (provided that any such action does not materially adversely affect the interest of the holders of any series of junior subordinated debentures or, the holders of any preferred securities, the proceeds of which are invested in any such series of junior subordinated debentures with corresponding terms ("related preferred securities"), including the Preferred Securities, so long as they remain outstanding) and qualifying, or maintaining the qualification of, the Indenture under the Trust Indenture Act. The Indenture contains provisions permitting MBNA and the Debenture Trustee, with the consent of the holders of not less than a majority in principal amount of each outstanding series of junior subordinated debentures affected, to modify the Indenture in a manner adversely affecting the rights of the holders of any series of junior subordinated debentures in any material respect; provided, that no such modification may, without the consent of the holder of each outstanding junior subordinated debenture so affected, (i) change the stated maturity of any series of junior subordinated debentures, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon or (ii) reduce the percentage of principal amount of junior subordinated debentures of any series, the holders of which are required to consent to any such modification of the Indenture, and so long as any related preferred securities remain outstanding, including the Preferred Securities, (a) no such modification may be made that adversely affects the holders of such related preferred securities in any material respect, and no termination of the Indenture may occur, and no waiver of any event of default or compliance with any covenant under the Indenture may be effective, without the prior consent of the holders of at least a majority of the aggregate Liquidation Amount of all related preferred securities affected unless and until the principal of the corresponding junior subordinated debentures and all accrued and unpaid interest thereon have been paid in full and certain other conditions have been satisfied, and (b) where a consent under the Indenture would require the consent of each holder of corresponding junior subordinated debentures, no such consent shall be given by the Property Trustee without the prior consent of each holder of related preferred securities.

            In addition, MBNA and the Debenture Trustee may execute, without the consent of any holder of junior subordinated debentures, any supplemental Indenture for the purpose of creating any new series of junior subordinated debentures.

DEBENTURE EVENTS OF DEFAULT

            The Indenture provides that any one or more of the following described events with respect to the Junior Subordinated Debentures that has occurred and is continuing constitutes a "Debenture Event of Default" with respect to such Junior Subordinated Debentures:

            (i) failure for 30 days to pay any interest on such Junior Subordinated Debentures when due (subject to the deferral of any interest payment in the case of an Extension Period); or

            (ii) failure to pay any principal or premium, if any, on the Junior Subordinated Debentures when due, whether at maturity or upon redemption; or

            (iii) failure to observe or perform in any material respect certain other covenants contained in the Indenture for 90 days after written notice to MBNA from the Debenture Trustee or the holders of at least 25% in aggregate outstanding principal amount of Junior Subordinated Debentures; or

            (iv) certain events in bankruptcy, insolvency or reorganization of MBNA.

            The holders of a majority in aggregate outstanding principal amount of junior subordinated debentures of each series affected have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debenture Trustee. The Debenture Trustee or the holders of not less than 25% in aggregate outstanding principal amount of junior subordinated debentures of each series affected may declare the principal due and payable immediately upon a Debenture Event of Default with respect to such series, and, should the Debenture Trustee or such holders of the junior subordinated debentures fail to make such declaration, the holders of at least 25% in aggregate Liquidation Amount of the related preferred securities shall have such right. The holders of a majority in aggregate outstanding principal amount of junior subordinated debentures of each series affected may annul such declaration with respect to such series. Should the holders of such junior subordinated debentures fail to annul such declaration, the holders of a majority in aggregate Liquidation Amount of related preferred securities affected shall have such right.

            The holders of a majority in aggregate outstanding principal amount of each series of the junior subordinated debentures affected thereby may, on behalf of the holders of all the junior subordinated debentures of such series, waive any default, except a default in the payment of principal or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest, premium (if any) and principal due with respect to such series otherwise than by acceleration has been deposited with the Debenture Trustee) or a default in respect of a covenant or provision which under the Indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture of such series. Should the holders of junior subordinated debentures fail to annul such declaration and waive such default, the holders of a majority in aggregate Liquidation Amount of the series of related preferred securities affected shall have such right. MBNA is required to file annually with the Debenture Trustee a certificate as to whether or not MBNA is in compliance with all the conditions and covenants applicable to it under the Indenture.

            In case a Debenture Event of Default shall occur and be continuing as to a series of junior subordinated debentures, the Property Trustee for the related preferred securities will have the right to declare the principal of and the interest on such junior subordinated debentures, and any other amounts payable under the Indenture, to be forthwith due and payable and to enforce its other rights as a creditor with respect to such junior subordinated debentures.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

            If a Debenture Event of Default has occurred and is continuing and such event is attributable to the failure of MBNA to pay interest, premium (if any) or principal on such Junior Subordinated Debentures on the date such interest, premium (if any) or principal is due and payable, a holder of Preferred Securities may institute a Direct Action. MBNA may not amend the Indenture to remove the foregoing right to bring a Direct Action without the prior written consent of the holders of all of the Preferred Securities outstanding. If the right to bring a Direct Action is removed, the Trust may become subject to the reporting obligations under the Exchange Act. MBNA shall have the right under the Indenture to set-off any payment made to such holder of Preferred Securities by MBNA in connection with a Direct Action.

            The holders of the Preferred Securities will not be able to exercise directly any remedies other than those set forth in the preceding paragraph available to the holders of the Junior Subordinated Debentures. See "Description of the Preferred Securities--Events of Default; Notice."

CONSOLIDATION, MERGER, SALE OF ASSETS AND OTHER TRANSACTIONS

            The Indenture provides that MBNA may consolidate with or merge into any other person or convey, transfer or lease its properties and assets substantially as an entirety to any person, provided that (i) in case MBNA consolidates with or merges into another person or conveys or transfers its properties and assets substantially as an entirety to any person, the successor person is organized under the laws of the United States or any state or the District of Columbia, and such successor person expressly assumes MBNA's obligations on the Junior Subordinated Debentures issued under the Indenture;
(ii) immediately after giving effect thereto, no Debenture Event of Default, and no event which, after notice or lapse of time or both, would become a Debenture Event of Default, shall have occurred and be continuing; (iii) in the case of Junior Subordinated Debentures, such transaction is permitted under the Trust Agreement and Guarantee and does not give rise to any breach or violation of the Trust Agreement or Guarantee, and (iv) certain other conditions as prescribed by the Indenture are met.

            The general provisions of the Indenture do not afford holders of the Junior Subordinated Debentures protection in the event of a highly leveraged or other transaction involving MBNA that may adversely affect holders of the Junior Subordinated Debentures.

SATISFACTION AND DISCHARGE

            The Indenture provides that when, among other things, all Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and MBNA deposits or causes to be deposited with the Debenture Trustee funds, in trust, for the purpose and in an amount in the currency or currencies in which the Junior Subordinated Debentures are payable sufficient to pay and discharge the entire indebtedness on the Junior Subordinated Debentures not previously delivered to the Debenture Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect (except as to MBNA's obligations to pay all other sums due pursuant to the Indenture and to provide the officer's certificates and opinions of counsel described therein), and MBNA will be deemed to have satisfied and discharged the Indenture.

SUBORDINATION

            In the Indenture, MBNA has covenanted and agreed the Junior Subordinated Debentures issued thereunder will be subordinate and junior in right of payment to all Senior Debt to the extent provided in the Indenture. Upon any payment or distribution of assets of MBNA upon any liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding of MBNA, the holders of Senior Debt will first be entitled to receive payment in full of principal of (and premium, if any) and interest, if any, on such Senior Debt before the holders of Junior Subordinated Debentures or the Property Trustee on behalf of the holders of Trust Securities, will be entitled to receive or retain any payment in respect of the principal of (and premium, if any) or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of MBNA's business.

            In the event of the acceleration of the maturity of any Junior Subordinated Debentures, the holders of all Senior Debt outstanding at the time of such acceleration will first be entitled to receive payment in full of all amounts due thereon (including any amounts due upon acceleration) before the holders of Junior Subordinated Debentures will be entitled to receive or retain any payment in respect of the principal of or premium, if any, or interest, if any, on the Junior Subordinated Debentures; provided, however, that holders of Senior Debt shall not be entitled to receive payment of any such amounts to the extent that such holders would be required by the subordination provisions of such Senior Debt to pay such amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of MBNA's business.

            No payments on account of principal or premium, if any, or interest in respect of the Junior Subordinated Debentures may be made if there shall have occurred and be continuing a default in any payment with respect to Senior Debt or an event of default with respect to any Senior Debt resulting in the acceleration of the maturity thereof, or if any judicial proceeding shall be pending with respect to any such default.

            "Debt" means with respect to any person, whether recourse is to all or a portion of the assets of such person and whether or not contingent, (i) every obligation of such person for money borrowed; (ii) every obligation of such person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of such person with respect to letters of credit, bankers' acceptances or similar facilities issued for the account of such person; (iv) every obligation of such person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of such person; (vi) every obligation of such person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity contracts and similar arrangements; and (vii) and every obligation of the type referred to in clauses (i) through
(vi) of another person and all dividends of another person the payment of which, in either case, such person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

            "Senior Debt" means the principal of and premium, if any, and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to MBNA whether or not such claim for post-petition interest is allowed in such proceeding), on Debt, whether incurred on or prior to the date of the Indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are not superior in right of payment to the Junior Subordinated Debentures or to other Debt which is pari passu with, or subordinated to, the Junior Subordinated Debentures; provided, however, that Senior Debt shall not be deemed to include
(i) any other series of junior subordinated debentures issued under the Indenture including the Series A Debentures and Series B Debentures which are pari passu in right of payment with the Junior Subordinated Debentures, (ii) any Debt of MBNA which when incurred and without respect to any election under
Section 1111 (b) of the United States Bankruptcy Code of 1978, as amended, was without recourse to MBNA, (iii) any Debt of MBNA to any of its subsidiaries,
(iv) any guarantees by MBNA of the debt securities of any subsidiary of MBNA if such guarantee ranks pari passu with or junior in interest to the Junior Subordinated Debentures, including its guarantees of the Series A Capital Securities and the Series B Capital Securities, (v) Debt to any employee of MBNA, (vi) Debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of such Debt by the holders of the Junior Subordinated Debentures as a result of the subordination provisions of the Indenture would be greater than such payments otherwise would have been as a result of any obligation of such holders of such Debt to pay amounts over to the obligees on such trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which such Debt is subject, and (vii) any other debt securities issued pursuant to the Indenture.

            The Indenture places no limitation on the amount of Senior Debt that may be incurred by MBNA. MBNA expects from time to time to incur additional indebtedness and other obligations constituting Senior Debt.

TRUST EXPENSES AND TAXES

            In the Indenture, MBNA, as borrower, has agreed to pay to the Trust all debts and other obligations (other than with respect to the Trust Securities) and all costs and expenses of the Trust (including costs and expenses relating to the organization of the Trust, the fees and expenses of the related Issuer Trustees and the costs and expenses relating to the operation of the Trust) and the offering of the Preferred Securities, and to pay any and all taxes, duties, assessments or other similar governmental charges (other than United States withholding taxes), and all costs and expenses with respect to the foregoing, to which the Trust might become subject.

GOVERNING LAW

            The Indenture and the Junior Subordinated Debentures will be governed by and construed in accordance with the laws of the State of New York.

INFORMATION CONCERNING THE DEBENTURE TRUSTEE

            The Debenture Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debenture Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Junior Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debenture Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debenture Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

GOVERNING LAW

            The Indenture and the Junior Subordinated Debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.


                 RELATIONSHIP BETWEEN THE PREFERRED SECURITIES,
                   THE JUNIOR SUBORDINATED DEBENTURES AND THE
                                   GUARANTEE


FULL AND UNCONDITIONAL GUARANTEE

            Payments of Distributions and other amounts due on the Preferred Securities (to the extent the Trust has funds available for the payment of such Distributions) are irrevocably guaranteed by MBNA as and to the extent set forth under "Description of Guarantee." Taken together, MBNA's obligations under each series of Junior Subordinated Debentures, the Indenture, the Trust Agreement, and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the Preferred Securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the Trust's obligations under the Preferred Securities. If and to the extent that MBNA does not make payments on the Junior Subordinated Debentures, the Trust will not pay Distributions or other amounts due on the Preferred Securities. The Guarantee does not cover payment of Distributions when the Trust does not have sufficient funds to pay such Distributions. In such event, the remedy of a holder of Preferred Securities is to institute a legal proceeding directly against MBNA pursuant to the terms of the Indenture for enforcement of payment of amounts equal to such Distributions to such holder. The obligations of MBNA under the Guarantee are subordinate and junior in right of payment to all Senior Debt of MBNA.

SUFFICIENCY OF PAYMENTS

            As long as payments of interest and other payments are made when due on the Junior Subordinated Debentures, such payments will be sufficient to cover Distributions and other payments due on the Preferred Securities, primarily because (i) the aggregate principal amount of Junior Subordinated Debentures will be equal to the sum of the aggregate stated Liquidation Amount of the Preferred Securities and Common Securities; (ii) the interest rate and interest and other payment dates on the Junior Subordinated Debentures will match the Distribution rate and Distribution and other payment dates for the Preferred Securities; (iii) MBNA shall pay for all and any costs, expenses and liabilities of the Trust except the Trust's obligations to holders of its Preferred Securities or other similar interests on the Trust's under such Preferred Securities or such other similar interests, as the case may be; and
(iv) the Trust Agreement further provides that the Trust will not engage in any activity that is not consistent with the limited purposes of such Trust.

            Notwithstanding anything to the contrary in the Indenture, MBNA has the right to setoff any payment it is otherwise required to make thereunder with and to the extent MBNA has theretofore made, or is concurrently on the date of such payment making, a payment under the Guarantee.

ENFORCEMENT RIGHTS OF HOLDERS OF PREFERRED SECURITIES

            A holder of any Preferred Security may institute a legal proceeding directly against MBNA to enforce its rights under the Guarantee without first instituting a legal proceeding against the Guarantee Trustee, the Trust or any other person or entity.

            A default or event of default under any Senior Debt of MBNA would not constitute a default or Event of Default under the Indenture. However, in the event of payment defaults under, or acceleration of Senior Debt of MBNA, the subordination provisions of the Indenture provide that no payments may be made in respect of the Junior Subordinated Debentures until such Senior Debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on the Junior Subordinated Debentures would constitute an Event of Default under the Indenture.

LIMITED PURPOSE OF THE TRUST

            The Trust's Preferred Securities evidence a beneficial ownership interest in the Trust, and the Trust exists for the sole purpose of (i) issuing
(a) its Preferred Securities in exchange for Series A Preferred Stock validly tendered in the Offer and delivering such Series A Preferred Stock to MBNA in consideration of the deposit by MBNA as trust assets Junior Subordinated Debentures having an aggregate stated principal amount equal to the aggregate stated liquidation amount of such Preferred Securities, and (b) its Common Securities to MBNA in exchange for cash and investing the proceeds thereof in an equal aggregate principal amount of Junior Subordinated Debentures and (ii) engaging in only those other activities necessary or incidental thereto (such as registering the transfer of the Trust Securities). Taken together, MBNA obligations under the Junior Subordinated Debentures, the Indenture, the Trust Agreement and the Guarantee provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of Distributions and other amounts due on the Preferred Securities. See "--Full and Unconditional Guarantee."

RIGHTS UPON TERMINATION

            Upon any voluntary or involuntary termination, winding-up or liquidation of the Trust involving the liquidation of the Junior Subordinated Debentures, the holders of the Preferred Securities will be entitled to receive, out of the assets held by the Trust, the Liquidation Distribution in cash. See "Description of the Preferred Securities--Liquidation Distribution Upon Termination." Upon any voluntary or involuntary liquidation or bankruptcy of MBNA, the Property Trustee, as holder of the Junior Subordinated Debentures, would be a subordinated creditor of MBNA, subordinated in right of payment to all Senior Debt as set forth in the Indenture, but entitled to receive payment in full of principal and interest, before any stockholders of MBNA receive payments or distributions. Since MBNA is the guarantor under the Guarantee and has agreed to pay for all costs, expenses and liabilities of the Trust (other than the Trust's obligations to the holders of its Preferred Securities), the positions of a holder of such Preferred Securities and a holder of the Junior Subordinated Debentures relative to other creditors and to stockholders of MBNA in the event liquidation or bankruptcy of MBNA are expected to be substantially the same.

                  DESCRIPTION OF THE SERIES A PREFERRED STOCK

            The description of certain provisions of the Series A Preferred Stock set forth below does not purport to be complete and is subject to and qualified in its entirety by reference to MBNA's charter filed with the Securities and Exchange Commission. As used herein, the term "Board of Directors" includes any duly authorized committee of the Board of Directors.

GENERAL

            MBNA's charter authorizes the issuance of 720,000,000 shares of stock, of which 700,000,000 shares are classified as common stock and 20,000,000 shares are classified as Preferred Stock. The charter authorizes MBNA's Board of Directors to classify Preferred Stock into one or more series and to set the terms of each series. The charter also authorizes the Board of Directors to reclassify authorized but unissued shares of common stock as Preferred Stock or other classes of stock. Pursuant to this authority, the Board of Directors had classified 6,000,000 shares of Preferred Stock as shares of 7 1/2% Cumulative Preferred Stock, Series A, and has set the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as described below. The Board of Directors is authorized to set the terms of and to approve the issuance of additional series of Preferred Stock, including without limitation, MBNA's Adjustable Rate Preferred Stock, Series B ("Series B Preferred Stock").

RANK

            With respect to dividend rights and rights on liquidation, winding up and dissolution, the Series A Preferred Stock rank (i) senior to all classes of common stock of MBNA and to all equity securities issued by MBNA, the terms of which specifically provide that such equity securities will rank junior to the Series A Preferred Stock (such common stock and such other equity securities being collectively referred to as the "Junior Securities"); (ii) on a parity with all equity securities issued by MBNA the terms of which specifically provide that such equity securities will rank on a parity with the Preferred Stock (collectively referred to as the "Parity Securities"), including, without limitation, MBNA's Series B Preferred Stock; and (iii) junior to all equity securities issued by MBNA the terms of which specifically provide that such equity securities will rank senior to the Series A Preferred Stock ("Senior Securities"). As of the date of this Prospectus, there are no outstanding shares of equity stock of MBNA which constitute
Parity Securities (other than Series B Preferred Stock) or Senior Securities.

DIVIDENDS

            Holders of shares of Series A Preferred Stock will be entitled to receive, as, if and when declared by the Board of Directors of MBNA out of assets of MBNA legally available for payment, cash dividends, which shall be fully cumulative from the date of original issue, at the annual rate of $1.875 per share. Dividends on the Series A Preferred Stock will be payable quarterly, as, if and when declared by the Board of Directors of MBNA, on April 15, July 15, October 15 and January 15 of each year at such annual rate.

            If a dividend payment date is not a business day, dividends (if declared) on the Series A Preferred Stock will be paid on the immediately succeeding business day, without interest. A dividend period with respect to a dividend payment date is the period commencing on the immediately preceding dividend payment date and ending on the day immediately prior to the next succeeding dividend payment date. Each dividend will be payable to holders of record as they appear on the stock books of MBNA on such record dates as shall be fixed by the Board of Directors of MBNA and shall be not more than 60 days preceding the payment date of such dividend. The right of the holders of the Series A Preferred Stock to receive dividends is fully cumulative and, accordingly, all dividends not paid, whether or not declared, will accumulate without interest until declared and paid, which declaration and payment may be for all or part of the then accumulated dividends. MBNA's ability to pay dividends on its Series A Preferred Stock, including the Series A Preferred Stock, is subject to policies established by the Federal Reserve Board.

            No dividends may be declared or paid or funds set apart for the payment of dividends on any Junior Securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of such declaration or payment shall have been paid or declared and a sum sufficient for the payment thereof set apart for payment on the Series A Preferred Stock. If dividends are not paid in full upon the Preferred Stock and any Parity Securities, all dividends declared upon shares of Series A Preferred Stock and any Parity Securities will be declared pro rata so that the amount of dividends declared per share on the Series A Preferred Stock and any Parity Securities will in all cases bear to each other the same ratio that accrued dividends per share on the shares of Series A Preferred Stock and such Parity Securities bear to each other. If, for any dividend period, full dividends on a cumulative basis on any share or shares of Series A Preferred Stock or full dividends on any outstanding Parity Securities have not been paid, no dividends will be declared or paid or set aside for payment or other distribution declared or made upon any Junior Securities, nor will any Junior Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid or made available for a sinking fund for the redemption of any shares of any such Junior Securities (except by conversion into or exchange for other Junior Securities)).

            The amount of any dividends payable for any period greater or less than a full dividend period shall be computed on the basis of a 360-day year consisting of twelve 30-day months and the actual number of days elapsed in any period less than one month.

VOTING RIGHTS

            Whenever dividends on the Series A Preferred Stock shall be in arrears for six full quarterly dividend periods, the holders of outstanding shares of the Series A Preferred Stock (voting as a class with holders of all Parity Securities upon which like voting rights have been conferred and are exercisable) will be entitled to vote for the election of two additional directors on the terms set forth below. Such voting rights will continue until all past dividends accumulated on the Series A Preferred Stock shall have been paid in full. Upon payment in full of such dividends such voting rights shall terminate, subject to re-vesting in the event of each and every subsequent default in the payment of dividends as aforesaid. Holders of all series of Parity Securities which are granted such voting rights will vote as a class, each holder of shares of the Series A Preferred Stock will have one vote for each share of stock held and each holder of each other series of Parity Securities will have such number of votes, if any, for each share of stock held as may be granted to such holder. If the holders of shares of the Series A Preferred Stock or any other class of Parity Securities become entitled to vote as described in this paragraph, the Board of Directors will be increased by two directors, and the holders of the Series A Preferred Stock and the holders of Parity Securities entitled to vote will have the exclusive right, voting as a class as described above, to elect two directors at the next annual meeting of shareholders of MBNA.

            Upon termination of the right of the holders of the Series A Preferred Stock and of the holders of any Parity Securities entitled to vote as described above to vote for directors as described above, the term of office of all directors then in office elected by such holders will terminate immediately. Whenever the term of office of the directors elected by such holders ends and the related special voting rights expire, the number of directors automatically will be decreased to such number as otherwise would apply.

            So long as any shares of Series A Preferred Stock remain outstanding, MBNA will not, without the affirmative vote of at least two-thirds of the votes entitled to be cast by holders of shares of the Series A Preferred Stock, (i) voting as a class with holders of all Parity Securities upon which like voting rights have been conferred, authorize, create or issue, or increase the authorized or issued amount, of any Senior Securities; (ii) amend, alter or repeal, whether by merger, consolidation, share exchange, or otherwise, MBNA's charter so as to adversely affect the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of the Series A Preferred Stock or the holders thereof; provided, however, that any increase in the amount of the shares of Series A Preferred Stock or the creation and issuance of other series of Preferred Stock, in each case constituting Parity Securities, will not be deemed to adversely affect such rights, preferences, privileges or voting powers.

            The foregoing voting provisions will not apply if all outstanding shares of Series A Preferred Stock have been redeemed. Such voting provisions shall also not apply from and after the redemption date if notice has been given to effect such a redemption in accordance with the provisions set forth below under "--Redemption."

CONVERSION RIGHTS

            Shares of the Series A Preferred Stock are not convertible into any other securities of MBNA.

RIGHTS UPON LIQUIDATION

            In the event of any voluntary or involuntary liquidation, dissolution or winding up of MBNA, the holders of the Series A Preferred Stock will be entitled to receive out of assets of MBNA available for distribution to the shareholders, before any distribution of assets is made to any holder of Junior Securities, including common stock, a liquidating distribution in the amount of $25 per share plus an amount equal to accrued and unpaid dividends (whether or not declared). If upon any voluntary or involuntary liquidation, dissolution or winding up of MBNA, the amounts payable with respect to the Series A Preferred Stock and any other Parity Securities are not paid in full, all distributions to holders of the Series A Preferred Stock and any Parity Securities will be paid pro rata so that the amount of distributions per share on the Series A Preferred Stock and any Parity Securities will in all cases bear to each other the same ratio that the stated liquidation preference per share on the shares of Series A Preferred Stock and such Parity Securities bear to each other.

REDEMPTION

            The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions, and the holders of the Series A Preferred Stock have no right to require redemption of the Series A Preferred Stock.

            Prior to January 15, 2001, the Series A Preferred Stock is not redeemable. On and after such date, shares of Series A Preferred Stock will be redeemable, in whole or in part, at the option of MBNA, at any time and from time to time upon not less than thirty nor more than sixty days' notice, at $25 per share of Series A Preferred Stock plus accrued and unpaid dividends (whether or not declared) on a fully cumulative basis to the date fixed for redemption. Under current regulations, any such redemption may be effected only with the prior approval of the Federal Reserve Board.

            If less than all outstanding shares of the Series A Preferred Stock are to be redeemed, the selection of the shares to be redeemed shall be determined by lot or pro rata as may be determined by the Board of Directors or by any other method determined by the Board of Directors to be equitable. From and after the redemption date (unless default be made by MBNA in providing for the payment of the redemption price), dividends shall cease to accrue on the shares of the Series A Preferred Stock called for redemption and all rights of the holders thereof (except the right to receive the redemption price) shall cease.

TRANSFER AGENT AND REGISTRAR

            The Bank of New York is the transfer agent, registrar, dividend disbursing agent and redemption agent for the Series A Preferred Stock.


             CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

            In the opinion of Simpson Thacher & Bartlett, in its capacity as special tax counsel to the Company and the Trust ("Tax Counsel"), the following summary accurately describes the material United States federal income tax consequences that may be relevant to (i) the exchange of shares of Series A Preferred Stock for Preferred Securities (the "Exchange") and (ii) the receipt,
ownership and disposition of Preferred Securities.   Unless otherwise stated,
this summary deals only with the beneficial owners of Series A Preferred Stock ("shareholders") who are United States persons (defined below) that hold their Series A Preferred Stock as a capital asset (as defined in Section 1221 of the Internal Revenue Code of 1986, as amended (the "Code")) and who receive their Preferred Securities in the Exchange and will hold such Preferred Securities as capital assets. As used herein, a "United States person" means (i) a person that is a citizen or resident of the United States, (ii) a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States fiduciaries have the authority to control all the substantial decisions of such trust. The tax treatment of a shareholder may very depending on his, her or its particular situation. This summary does not address all the tax consequences that may be relevant to a particular shareholder or to shareholders that may be subject to special tax treatment, such as banks, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, persons holding Series A Preferred Stock or Preferred Securities as part of a hedging or conversion transaction or a straddle, persons whose "functional currency" is not the United States dollar or persons who own five percent or more of the stock of MBNA or any class thereof. In addition, this summary does not include any description of any United States federal alternative minimum tax consequences or the tax laws of any state, local or foreign jurisdiction that may be applicable to a shareholder or to a holder of Preferred Securities. This summary is based on the Code, the Treasury regulations promulgated thereunder and administrative and judicial interpretations thereof, all as of the date hereof and all of which are subject to change, possibly on a retroactive basis. The authorities on which this summary is based are subject to various interpretations, and the opinions of Tax Counsel are not binding on the Internal Revenue Service ("IRS") or the courts, either of which could take a contrary position. Moreover, no rulings have been or will be sought from the IRS with respect to the transactions described herein. Accordingly, there can be no assurance that the IRS will not challenge the opinions expressed herein or that a court would not sustain such a challenge. Nevertheless, Tax Counsel has advised that it is of the view that, if challenged, the opinions expressed herein would be sustained by a court with jurisdiction in a properly presented case.

            ALL HOLDERS OF SERIES A PREFERRED STOCK ARE ADVISED TO CONSULT THEIR TAX ADVISORS AS TO THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES OF THE EXCHANGE OF SERIES A PREFERRED STOCK FOR PREFERRED SECURITIES AND OF THE OWNERSHIP AND DISPOSITION OF PREFERRED SECURITIES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE EFFECT OF ANY STATE, LOCAL OR OTHER TAX LAWS.

TAX CONSEQUENCES OF THE EXCHANGE OF SERIES A PREFERRED SHARES FOR PREFERRED SECURITIES

TAX CONSEQUENCES OF THE EXCHANGE

            The Exchange will be a taxable transaction for United States federal income tax purposes. Under Section 302 of the Code, the Exchange will be treated as a "sale or exchange" of a shareholder's (an "Exchanging Shareholder") Series A Preferred Stock (rather than as a distribution by MBNA with respect to the Series A Preferred Stock held by the Exchanging Shareholder) if the Exchange either (i) results in a complete termination of the Exchanging Shareholder's actual and constructive ownership of Series A Preferred Stock and any other MBNA stock, or (ii) is "not essentially equivalent to a dividend" with respect to the Exchanging Shareholder ( the tests described in (i) and (ii) are referred to collectively herein as the "Code Section 302 Tests").

            If either Code Section 302 Test is satisfied, an Exchanging Shareholder who exchanges shares of Series A Preferred Stock for Preferred Securities will recognize gain or loss equal to the difference between the fair market value, as of the Expiration Date, of the Exchanging Shareholder's pro rata share of the Junior Subordinated Debentures (as represented by the fair market value of the Preferred Securities received by such Exchanging Shareholder in the Exchange) and the shareholder's adjusted tax basis in the Series A Preferred Stock surrendered in the Exchange. Such gain or loss will be capital gain or loss, and will be treated as long-term capital gain or loss if the Exchanging Shareholder held the Series A Preferred Stock surrendered in the Exchange for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States Federal income tax purposes.

            However, if neither Code Section 302 Test is satisfied, (i) the Exchanging Shareholder would be treated as having received a distribution from MBNA in respect of the shareholder's Series A Preferred Stock (or other MBNA stock) in an amount equal to the aggregate fair market value, as of the Expiration Date, of the Exchanging Shareholder's pro rata share of the Junior Subordinated Debentures (as represented by the fair market value of the Preferred Securities received by such Exchanging Shareholder in the Exchange and without any offset for the adjusted tax basis of the Series A Preferred Stock surrendered in the Exchange), (ii) the Exchanging Shareholder would not recognize any gain or loss on the Exchange, and (iii) the Exchanging Shareholder's adjusted tax basis in the Series A Preferred Stock surrendered in the Exchange would be added to such shareholder's adjusted tax basis in the shares of Series A Preferred Stock or other MBNA stock (if any) that the Exchanging Shareholder still owned after the Exchange. The amount of the distribution described in (i) above will be taxable as a dividend for United States federal income tax purposes to the extent of MBNA's current and accumulated earnings and profits ("E&P") (as determined for such purposes). If the aggregate fair market value of the Preferred Securities received by an Exchanging Shareholder in the Exchange exceeds the amount treated as a dividend for United States federal income tax purposes, such excess would reduce the Exchanging Shareholder's adjusted tax basis in its remaining Series A Preferred Stock (or other MBNA stock, if any), but not below zero and, thereafter, would be treated as capital gain.

            Subject to the limitations set forth in Sections 246(c) and 246A of the Code, a corporate Exchanging Shareholder would be entitled, under current law, to a 70% dividends-received deduction with respect to any amount that is treated as a dividend by such corporate Exchanging Shareholder for United Stares federal income tax purposes.

            In addition, any amount that is treated as a dividend by a corporate Exchanging Shareholder may constitute an "extraordinary dividend" under Section 1059 of the Code. For this purpose, all dividends on preferred stock (other than qualified preferred dividends payable annually at a fixed rate of return) equal to, or greater than, 5% of a corporation's adjusted tax basis in such preferred stock and received by the corporation, and having an ex-dividend date, within an 85-day period are treated as an extraordinary dividend. (The measuring period for aggregating dividends is extended to 365 days if the total dividends received in such period exceed 20% of the corporation's adjusted tax basis in such preferred stock.)

            If the dividend were treated as an extraordinary dividend, a corporate Exchanging Shareholder would be required under Section 1059(a) of the Code to reduce its adjusted tax basis (but not below zero) in its remaining shares of Series A Preferred Stock (or shares of other MBNA stock) by the non-taxed portion of the aggregate extraordinary dividend (i.e., the amount of the dividend-received deduction that is allowed with respect to such extraordinary dividend). If such non-taxed portion exceeds the corporate Exchanging Shareholder's adjusted tax basis in its Series A Preferred Stock (and its adjusted tax basis in any MBNA stock that it owns), the corporate Exchanging Shareholder would be required to treat the excess as gain from the sale of its remaining Series A Preferred Stock or other

MBNA stock. Corporate Exchanging Shareholders should consult their own tax advisors concerning the potential application of Code Section 1059 to the Exchange.

APPLICATION OF THE CODE SECTION 302 TESTS

            The surrender of shares of Series A Preferred Stock by an Exchanging Shareholder will be considered a "complete redemption" of all of the Series A Preferred Stock owned by an Exchanging Shareholder (within the meaning of Section 302(b)(3) of the Code) if either (i) all of the Series A Preferred Stock and any other MBNA stock actually and constructively owned by the Exchanging Shareholder is surrendered pursuant to the Exchange or sold (or otherwise transferred) to an unrelated party in connection with the Exchange, or (ii) all of the Series A Preferred Stock and any other MBNA stock actually owned by the Exchanging Shareholder is surrendered pursuant to the Exchange or sold (or otherwise transferred) to an unrelated party in connection with the Exchange, and, with respect to Series A Preferred Stock and other MBNA stock considered to be constructively owned by the Exchanging Shareholder which is not exchanged or otherwise disposed of in connection with the Exchange, the Exchanging Shareholder waives constructive ownership of all such stock under the procedures described in Section 302(c) of the Code. Code Section 302(c), however, permits the waiver of such constructive ownership only in limited circumstances. Accordingly, Exchanging Shareholders expecting to waive constructive ownership of Series A Preferred Stock or other MBNA stock under Code Section 302(c) should consult their own tax advisors regarding their eligibility to do so and the applicable procedural rules.

            Alternatively, the receipt of Preferred Securities by an Exchanging Shareholder in exchange for Series A Preferred Stock will be considered "not essentially equivalent to a dividend" for United States federal income tax purposes, if the Exchange results in a "meaningful reduction" in the Exchanging Shareholder's proportionate equity interest in MBNA. The IRS has ruled that a redemption of any amount of non-voting preferred stock is "not essentially equivalent to dividend" if the redeeming shareholder does not actually or constructively own any other stock in the redeeming corporation. Thus, an exchange of less than all of the Series A Preferred Stock actually or constructively owned by an Exchanging Shareholder who does not actually or constructively own any other stock of MBNA will most likely be considered "not essentially equivalent to a dividend". However, because what constitutes a "meaningful reduction" of a shareholder's proportionate equity interest in a corporation depends upon a variety of factors, Exchanging Shareholders expecting to rely upon the "not essentially equivalent to a dividend" test should consult their own tax advisors as to its application in their particular situations.

CONSTRUCTIVE OWNERSHIP

            In determining whether any of the Code Section 302 Tests are satisfied, an Exchanging Shareholder must take into account not only the Series A Preferred Stock and any other MBNA stock that such shareholder actually owns, but also shares of Series A Preferred Stock or other MBNA stock which the Exchanging Shareholder will be considered to "constructively" own under Section 318 of the Code. Under Section 318 of the Code, an Exchanging Shareholder may be considered to constructively own (i) shares of Series A Preferred Stock or other MBNA stock actually owned, and in some cases constructively owned, by certain related individuals or entities, and (ii) shares of Series A Preferred Stock or other MBNA stock which the Exchanging Shareholder has the right to acquire by exercise of an option or pursuant to conversion or other similar rights. Contemporaneous dispositions or acquisitions of shares of Series A Preferred Stock or other MBNA stock by an Exchanging Shareholder or related individuals or entities also may be deemed to be part of a single, integrated transaction and, therefore, taken into account in determining whether the Code Section 302 Tests have been satisfied.

NON-UNITED STATES EXCHANGING SHAREHOLDERS

            The tax consequences of the Exchange to a Non-United States Exchanging Shareholder will depend upon whether the Exchange is treated as a "sale or exchange" under the Code Section 302 Tests described above or as a distribution in respect of the Series A Preferred Stock (or other MBNA stock, if any) held by such Non-United States Exchanging Shareholder. For purposes of this discussion, a "Non-United States Exchanging Shareholder" means any Exchanging Shareholder who is not a "United States person" (as defined above).

            If a Non-United States Exchanging Shareholder can satisfy either of the Code Section 302 Tests described above, the Exchange will be treated as a "sale or exchange" of such Non-United States Exchanging Shareholder's Series A Preferred Stock for United States federal income tax purposes. Consequently, in this instance, United States federal withholding tax will not be imposed on any gain realized by a Non-United States Exchanging Shareholder on the Exchange. In addition, any gain realized by the Non-United States Exchanging Shareholder on the Exchange also would not be subject to United States federal income tax (on a net income basis) unless (i) such gain is effectively connected with a trade or business carried on within the United States by the Non-United States Exchanging Shareholder, or (ii) in the case of a Non-United States Exchanging Shareholder who is an individual, such individual is present in the United States for 183 days or more in the taxable year in which the Exchange occurs and certain other conditions are met.

            Alternatively, if a Non-United States Exchanging Shareholder cannot satisfy either of the Code Section 302 Tests, the Non-United States Exchanging Shareholder's receipt of Preferred Securities will be treated as a distribution in respect of such Non-United States Exchanging Shareholder's Series A Preferred Stock (or other MBNA stock) for United States federal income tax purposes. See "Tax Consequences of the Exchange" above.

            To the extent such distribution is considered a "dividend" for such purposes, the gross amount of such dividend will be subject to United States federal withholding tax at a rate of 30% unless the Non-United States Exchanging Shareholder provides MBNA (or its paying agent) with a properly executed (i) IRS from 1001 (or successor form) claiming an exemption from, or a reduction of, such withholding tax under an applicable United States tax treaty, or (ii) IRS Form 4224 (or successor form) stating that such dividend income is not subject to United States federal withholding tax because it is effectively connected with the Non-United States Exchanging Shareholder's conduct of a trade or business within the United States.

            If a Non-United States Exchanging Shareholder is engaged in a trade or business in the United States and such dividend income is effectively connected with such trade or business, the Non-United States Exchanging Shareholder, although exempt from the 30% withholding tax described above, will be subject to United States federal income tax on such dividend income on a net income basis in the same manner as if it were a United States person. In addition, if such Non-United States Exchanging Shareholder is a foreign corporation, it may be subject to a United States branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such dividend income would be included in such foreign corporation's effectively connected earnings and profits.

            To the extent that the amount of a distribution to a Non-United States Exchanging Shareholder is treated as a reduction of such shareholder's adjusted tax basis in its remaining Series A Preferred Stock (or other MBNA stock), the amount of such distribution will not be subject to United States federal withholding or income tax. If any amount of such distribution is treated as capital gain, such amount will not be subject to United States withholding tax and, except as described above, such gain will not be subject to United States federal income tax.

            [In order to avoid the adverse tax consequences that may result from its failure to withhold United States withholding taxes on Preferred Securities that are transferred to Non-United States Exchanging Shareholders, MBNA will sell a portion of the Preferred Securities that would otherwise be distributed to a Non-United States Exchanging Shareholder in the Exchange, so that the proceeds derived from such sale will be sufficient to allow MBNA to withhold United States federal income tax in an amount equal to 30% of the aggregate fair market value, as of the Expiration Date, of such Non-United States Exchanging Shareholder's pro rata share of the Junior Subordinated Debentures, unless MBNA determines that a reduced rate of withholding is applicable pursuant to a United States tax treaty or that an exemption from withholding is applicable because such gross proceeds are effectively connected with the conduct of a trade or business by the Non-United States Exchanging Shareholder within the United States. Without definite knowledge to the contrary, MBNA will determine whether a Non-United States Exchanging Shareholder is not a United States person by reference to such shareholder's mailing address. A Non-United States Exchanging Shareholder may be eligible to obtain a refund of such withholding tax, or a portion thereof, if such Non-United States Exchanging Shareholder (i) meets the "complete redemption," or "not essentially equivalent to a dividend" tests described above, (ii) is entitled to a reduced rate of withholding pursuant to a United States tax treaty and MBNA withheld at a higher rate, or (iii) is otherwise able to establish that no withholding tax or a reduced amount of withholding tax was due with respect to the Exchange. Non-United States Exchanging Shareholders are urged to consult their own tax advisors regarding the application of United States federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedures.]

BACKUP WITHHOLDING

            ANY EXCHANGING SHAREHOLDER WHO FAILS TO COMPLETE AND SIGN THE SUBSTITUTE FORM W-9 THAT IS INCLUDED IN THE APPLICABLE

LETTER OF TRANSMITTAL AND PROXY (OR, IN THE CASE OF A NON-UNITED STATES EXCHANGING SHAREHOLDER, FORM W-8 OBTAINABLE FROM THE DEPOSITARY) MAY BE SUBJECT TO A REQUIRED UNITED STATES FEDERAL INCOME TAX BACKUP WITHHOLDING OF 31% OF THE AGGREGATE FAIR MARKET VALUE OF THE PREFERRED SECURITIES THAT WOULD OTHERWISE BE DISTRIBUTED TO SUCH EXCHANGING SHAREHOLDER PURSUANT TO THE EXCHANGE. To prevent backup United States federal income tax withholding with respect to the aggregate fair market value of the Preferred Securities received pursuant to the Exchange, an Exchanging Shareholder who is a United States person must provide the Depositary with the Exchanging Shareholder's correct taxpayer identification number and certify that the Exchanging Shareholder is not subject to backup withholding of United States federal income tax by completing the Substitute Form W-9 included in the applicable Letter of Transmittal. Certain Exchanging Shareholders (including, among others, all corporations and certain Non-United States Exchanging Shareholders) are exempt from United States backup withholding. For a corporate United States Exchanging Shareholder to qualify for such exemption, such corporate Exchanging Shareholder must provide the Depositary with a properly completed and executed Substitute Form W-9 attesting to its exempt status. In order for a Non-United States Exchanging Shareholder to qualify as an exempt recipient, the Non-United States Exchanging Shareholder must submit an IRS Form W-8, Certificate of Foreign Status, signed under penalties of perjury, attesting to that Non-United States Exchanging Shareholder's exempt foreign status. A copy of an IRS Form W-8 may be obtained from the Depositary.

            Unless an Exchanging Shareholder provides the appropriate certification, under the applicable law and regulations concerning "backup withholding" of United States federal income tax, the Depositary will be required to withhold, and will withhold, an amount equal to 31% of the aggregate fair market value of the Preferred Securities that otherwise would be distributed to such Exchanging Shareholder. The amount of any backup withholding that is deducted from the aggregate fair market value of the Preferred Securities that would have been distributed to an Exchanging Shareholder will be allowed as a credit against such Exchanging Shareholder's United States federal income tax liability and may entitle such Exchanging Shareholder to a refund, provided that the required information is furnished to the IRS.


TAXATION OF THE PREFERRED SECURITIES

CLASSIFICATION OF THE TRUST

            In connection with the issuance of the Preferred Securities, Tax Counsel is of the opinion that, under current law and assuming compliance with the terms of the Trust Agreement, the Trust will be classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes. As a result, each beneficial owner of Preferred Securities (a "Securityholder") will be treated as owning an undivided beneficial interest in the Junior Subordinated Debentures. Accordingly, each Securityholder will be required to include in its gross income its pro rata share of the interest income or OID paid or accrued on the Junior Subordinated Debentures. See "--Interest Income and Original Issue Discount."

CLASSIFICATION OF THE JUNIOR SUBORDINATED DEBENTURES

            MBNA, the Trust and the holders of the Trust Securities (by acceptance of a beneficial interest in a Trust Security) will agree to treat the Junior Subordinated Debentures as indebtedness for all United States tax purposes. In connection with the issuance of the Junior Subordinated Debentures, Tax Counsel is of the opinion that, under current law, and based on certain representations, facts and assumptions set forth in such opinion, the Junior Subordinated Debentures will be classified as indebtedness for United States federal income tax purposes.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

            The Junior Subordinated Debentures will be considered to have been issued with OID (within the meaning of Section 1273(a) of the Code) to the extent the "issue price" of the Junior Subordinated Debentures is less than the "stated redemption price at maturity" of the Junior Subordinated Debentures, provided such difference is greater than the product of .25% of such "stated redemption price at maturity" and the number of complete years to maturity (i.e., 30 years) of the Junior Subordinated Debentures (the "De Minimis OID Amount"). The "issue price" of the Junior Subordinated Debentures will be equal to the fair market value of the Junior Subordinated Debentures as of the Expiration Date. The "stated redemption price at maturity" of the Junior Subordinated Debentures is equal to the sum of all the payments to be made on the Junior Subordinated, other than payments of "qualified stated interest."

            The stated interest on the Junior Subordinated should be considered "qualified stated interest" under the applicable Treasury regulations because MBNA believes that the likelihood of it exercising its option to defer payment of the stated interest on the Junior Subordinated Debentures is remote inasmuch as the exercise of such deferral option would, under the terms of the Junior Subordinated Debentures, prohibit MBNA from making any distributions with respect to its capital stock until such interest is paid.

            Accordingly, (i) the Junior Subordinated Debentures will not be considered to have been issued with OID unless the aggregate stated principal amount of the Junior Subordinated Debentures exceeds the aggregate fair market value of the Junior Subordinated Debentures, as of the Expiration Date, by more than the De Minimis OID Amount, and (ii), except as set forth below, a Securityholder generally will include in income its pro rata share of the stated interest on the Junior Subordinated Debentures at the time such stated interest is paid or accrued in accordance with such Securityholder's regular method of tax accounting.

            If, however, the aggregate stated principal amount of the Junior Subordinated Debentures exceeds the aggregate fair market value of the Junior Subordinated Debentures, as of the Expiration Date, by more than the De Minimis OID Amount, the Junior Subordinated Debentures will have been considered to have issued with OID for United States federal income tax purposes and Securityholders will be required to accrue their pro rata share of such excess (as OID) on a daily economic accrual basis (using the constant-yield-to-maturity method of accrual described in Section 1272(a) of the Code) regardless of their regular method of tax accounting. Consequently, Securityholders would be required to include such amount in income for United States federal income tax purposes in advance of receipt of the cash attributable to such income. In addition, if MBNA exercises its right to defer payments of stated interest on the Junior Subordinated Debentures, the Securityholders also will be required to accrue the stated interest (together with any OID, or if the Junior Subordinated Debentures are not considered to have been issued with OID, the amount of de minimis OID, if any, on the Junior Subordinated Debentures) as OID on a daily economic accrual basis. Any amount of OID included in a Securityholder's gross income will increase such Securityholder's adjusted tax basis in its Preferred Securities, and the amount of Distributions received by a Securityholder with respect to such Preferred Securities (other than Distributions received with respect to payments of qualified stated interest on the Securityholder's pro rata share of the Junior Subordinated Debentures) will reduce the adjusted tax basis of such Preferred Securities.

            Moreover, if the Junior Subordinated Debentures are not considered to have been issued with OID (i.e., because the aggregate fair market value of the Junior Subordinated Debentures, as of the Expiration Date, is not less than the aggregate stated principal amount of the Junior Subordinated Debentures, by an amount in excess of the De Minimis OID Amount) and MBNA exercises its right to defer payments of interest on the Junior Subordinated Debentures, the Junior Subordinated Debentures will become OID instruments at such time and all holders of the Junior Subordinated Debentures, and, consequently, all Securityholders, will be required to accrue their pro rata share of OID (which will include both the stated interest and the De Minimis OID Amount, if any, on the Junior Subordinated Debentures) on a daily economic accrual basis during the Extension Period even though MBNA will not pay the stated interest on the Junior Subordinated Debentures until the end of the Extension Period, and even though some Securityholders may use the cash method of tax accounting. In addition, the Junior Subordinated Debentures will be taxed as OID instruments thereafter for as long as they remain outstanding. Thus, even after the end of an Extension Period, all Securityholders would be required to continue to include the stated interest (and the De Minimis OID Amount, if any) on the Junior Subordinated Debentures in income on a daily basis, regardless of their method of tax accounting and in advance of receipt of the cash attributable to such interest income. In this instance, under the OID economic accrual rules, a Securityholder would accrue an amount of interest income each year that approximates the stated interest payments called for under the terms of the Junior Subordinated Debentures, and actual cash payments of stated interest on the Junior Subordinated Debentures would not be reported separately as taxable income. Any amount of OID included in a Securityholder's gross income (whether or not during an Extension Period) with respect to a Preferred Security will increase such Securityholder's tax basis in such Preferred Security, and the amount of Distributions received by such Securityholder in respect of such accrued OID will reduce the tax basis of such Preferred Security.

            The Treasury regulations described above have not been addressed in any rulings or other interpretations by the IRS, and it is possible that the IRS could take a contrary position. If the IRS were to assert successfully that the stated interest on the Junior Subordinated Debentures was OID regardless of whether MBNA exercises its right to defer payments of interest on such debentures, all Securityholders would be required to include such stated interest in income on a daily economic accrual basis as described above.

            Corporate Securityholders will not be entitled to dividends-received deductions with respect to any income recognized with respect to the Preferred Securities.

AMORTIZATION OF BOND PREMIUM

            If the fair market value of the Junior Subordinated Debentures as of the Expiration Date, exceeds the aggregate stated principal amount of the Junior Subordinated Debentures, the Junior Subordinated Debentures will not be considered to have been issued with OID and such excess will be considered "amortizable bond premium." A Securityholder generally may elect to amortize its pro rata share of such bond premium over the term of the Junior Subordinated Debentures (i.e., 30 years) on an economic accrual basis (using the constant-yield-to-maturity method described above). The amount of such bond premium that is amortized in any taxable year will be treated as a reduction of the Securityholder's pro rata share of the interest income (or
OID) on the Junior Subordinated Debentures. If a Securityholder does not make an election to amortize such bond premium, the amount of such bond premium will reduce the gain (or increase the loss) recognized by the Securityholder upon a taxable disposition of its Preferred Securities (or Junior Subordinated Debentures). If a Securityholder makes an election to amortize its pro rata share of bond premium on an economic accrual basis, such election will apply to all debt instruments held or subsequently acquired by such Securityholder on or after the first day of the first taxable year to which such election applies and such election may not be revoked without the consent of the IRS.

DISTRIBUTION OF JUNIOR SUBORDINATED DEBENTURES TO HOLDERS OF PREFERRED
SECURITIES

            Under current law, a distribution by the Trust of the Junior Subordinated Debentures as described under the caption "Description of the Preferred Securities--Liquidation Distribution Upon Termination" will be non-taxable and will result in the Securityholder receiving directly its pro rata share of the Junior Subordinated Debentures previously held indirectly through the Trust, with a holding period and aggregate tax basis equal to the holding period and aggregate tax basis such Securityholder had in its Preferred Securities immediately before such distribution. If, however, the liquidation of the Trust were to occur because the Trust is subject to United States federal income tax with respect to income accrued or received on the Junior Subordinated Debentures, the distribution of Junior Subordinated Debentures to Securityholders by the Trust would be a taxable event to the Trust and each Securityholder and a Securityholder would recognize gain or loss as if the Securityholder had exchanged its Preferred Securities for the Junior Subordinated Debentures it received upon the liquidation of the Trust. A Securityholder will accrue interest in respect of Junior Subordinated Debentures received from the Trust in the manner described above under "--Interest Income and Original Issue Discount."

SALES OR REDEMPTION OF PREFERRED SECURITIES

            Gain or loss will be recognized by a Securityholder on a sale of Preferred Securities (including a redemption for cash) in an amount equal to the difference between the amount realized by the Securityholder on the sale or redemption of the Preferred Securities (except to the extent that such amount realized is characterized as a payment in respect of accrued but unpaid interest on such Securityholder's allocable share of the Junior Subordinated Debentures that such Securityholder has not included in gross income previously) and the Securityholder's adjusted tax basis in the Preferred Securities sold or redeemed. Such gain or loss generally will be taxable as long-term capital gain or loss if the Securityholder held the Preferred Securities that it sold or redeemed for more than one year. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

NON-UNITED STATES HOLDERS

            As used herein, the term "Non-United States Holder" means any Securityholder that is not a United States person. As discussed above, the Preferred Securities will be treated as evidence of an undivided beneficial ownership interest in the Junior Subordinated Debentures. See "--Classification of the Trust." Thus, under present United States federal income tax law, and subject to the discussion below concerning backup withholding:

            (a) no withholding of United States federal income tax will be required with respect to the payment by the Trust or MBNA (or any paying agent of either the Trust or MBNA (a "Paying Agent")) of principal or interest (which for purposes of this discussion includes any OID) with respect to the Preferred Securities (or on the Junior Subordinated Debentures), to a Non-United States Holder, provided (i) that the beneficial owner of the Preferred Securities ("Beneficial Owner") does not actually or constructively own 10% or more of the total combined voting power of all classes of stock of MBNA entitled to vote within the meaning of section 871 (h) (3) of the Code and the regulations thereunder, (ii) the Beneficial Owner is not a controlled foreign corporation that is related to MBNA through stock ownership, (iii) the Beneficial Owner is not a bank whose receipt of interest with respect to the Preferred Securities (or on the Junior Subordinated Debentures) is described in section 881 (c) (3) (A) of the Code and (iv) the Beneficial Owner satisfies the statement requirement (described generally below) set forth in section 871 (h) and section 881 (c) of the Code and the regulations thereunder; and

            (b) no withholding of United States federal income tax will be required with respect to any gain realized by a Non-United States Holder upon the sale or other disposition of the Preferred Securities (or the Junior Subordinated Debentures).

            To satisfy the requirement referred to in (a) (iv) above, the Beneficial Owner, or a financial institution holding the Preferred Securities on behalf of such owner, must provide, in accordance with specified procedures, to the Trust or a Paying Agent, a statement to the effect that the Beneficial Owner is not a United States Person. Pursuant to current temporary Treasury regulations, these requirements will be met if (1) the Beneficial Owner provides his name and address, and certifies, under penalties of perjury, that it is not a United States Person (which certification may be made on an IRS Form W-8 (or successor form)) or (2) a financial institution holding the Preferred Securities on behalf of the Beneficial Owner certifies, under penalties of perjury, that such statement has been received by it and furnishes the Trust or a Paying Agent with a copy thereof.

            If a Non-United States Holder cannot satisfy the requirements of the "portfolio interest" exception described in (a) above, payments of interest made to such Non-United States Holder will be subject to a 30% withholding tax unless the Beneficial Owner provides the Trust (or MBNA or a Paying Agent, as the case may be), with a properly executed (1) IRS Form 1001 (or successor form) claiming an exemption from, or a reduction of, such withholding tax under the benefit of an applicable United States tax treaty or (2) IRS Form 4224 (or successor form) stating that interest paid on the Junior Subordinated Debentures is not subject to withholding tax because it is effectively connected with the Beneficial Owner's conduct of a trade or business in the United States.

            If a Non-United States Holder is engaged in a trade or business in the United States and interest on the Junior Subordinated Debentures is effectively connected with the conduct of such trade or business, the Non-United States Holder, although exempt from the withholding tax discussed above, will be subject to United States federal income tax on such interest on a net income basis in the same manner as if it were a United States Holder. In addition, if such Non-United States Holder is a foreign corporation, it may be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits for the taxable year, subject to adjustments. For this purpose, such interest income would be included in such foreign corporation's effectively connected earnings and profits.

            Any gain realized upon the sale or other disposition of the Preferred Securities (or the Junior Subordinated Debentures) generally will not be subject to United States federal income tax unless (i) such gain is effectively connected with a trade or business carried on in the United States by the Non-United States Holder, (ii) in the case of a Non-United States Holder who is an individual, such individual is present in the United States for 183 days or more in the taxable year of such sale, exchange or retirement, and certain other conditions are met, or (iii) in the case of any gain representing accrued interest on the Junior Subordinated Debentures, the requirements described above are not satisfied.

            As discussed below, legislation was introduced in the 104th Congress that would have denied an interest deduction to MBNA for the interest payable on the Junior Subordinated Debentures. Such legislation also may have caused the Junior Subordinated Debentures to have been classified as equity (rather than indebtedness) of MBNA for United States federal income purposes and, thus, caused the income derived from the Junior Subordinated Debentures to be characterized as dividend, rather than interest, income for such purposes. Dividend income is not eligible for the "portfolio interest" exception described in (a) above. Therefore, if such legislation had been enacted, income derived by a Non-United States Holder on the Preferred Securities may have been subject to the 30% United States federal withholding tax described above unless a reduction or elimination of such tax was available under an applicable United States tax treaty or such dividend income was effectively connected with a trade or business carried on in the United States by such Non-United States Holder. The 104th Congress adjourned without enacting such legislation. However, it is possible that legislation could be enacted in the future that could adversely affect the characterization of income paid on the Preferred Securities (or the Junior Subordinated

Debentures) or otherwise adversely affect a Non-United States Holder. See "--Possible Tax Law Changes".

BACKUP WITHHOLDING TAX AND INFORMATION REPORTING

            The amount of interest (or OID, if any) accrued with respect to the Preferred Securities (or on the Junior Subordinated Debentures) held of record by United States Persons (other than corporations and other exempt Securityholders) will be reported to the Internal Revenue Service. Backup withholding at a rate of 31% will apply to payments of interest (or OID, if any) to nonexempt United States persons unless the Securityholder furnishes its taxpayer identification number in the manner prescribed in applicable Treasury Regulations, certifies that such number is correct, certifies as to no loss of exemption from backup withholding and meets certain other conditions.

            Payment of the proceeds from the disposition of Preferred Securities (or Junior Subordinated Debentures) to or through the United States office of a broker is subject to information reporting and backup withholding unless the holder or beneficial owner establishes an exemption from information reporting and backup withholding.

            Any amounts withheld from a Securityholder under the backup withholding rules will be allowed as a refund or a credit against such Securityholder's United States federal income tax liability, provided the required information is furnished to the Internal Revenue Service.

            It is anticipated that income on the Preferred Securities will be reported to holders on an IRS Form 1099, which will be mailed to holders of the Preferred Securities by January 31 following each calendar year.

POSSIBLE TAX LAW CHANGES

            On March 19, 1996, the Revenue Reconciliation Bill of 1996 (the "Bill") was introduced in the 104th Congress which would have, among other things, generally denied interest deductions for interest on an instrument issued by a corporation that has a maximum term of more than 20 years and that is not shown as indebtedness on the separate balance sheet of the issuer or, where the instrument is issued to a related party (other than a corporation), where the holder or some other related party issues a related instrument that is not shown as indebtedness on the issuer's consolidated balance sheet. This provision was proposed to be effective generally for instruments issued on or after December 7, 1995. If this provision were to apply to the Junior Subordinated Debentures, MBNA would not be able to deduct interest on the Junior Subordinated Debentures. However, on March 29, 1996, the Chairmen of the Senate Finance and House Ways and Means Committees issued the Joint Statement to the effect that it was their intention that the effective date of the Bill, if enacted, would be no earlier than the date of appropriate Congressional action. In addition, subsequent to the publication of the Joint Statement, Senator Daniel Patrick Moynihan and Representatives Sam M. Gibbons and Charles
B. Rangel wrote the Democrat Letters to Treasury Department officials concurring with the view expressed in the Joint Statement. The 104th Congress adjourned without enacting the Bill. Moreover, if the principles contained in the Joint Statement and the Democrat Letters were followed any similar legislation in this area that is subsequently enacted would not apply to the Junior Subordinated Debentures. Although the 104th Congress adjourned without enacting the Bill, there can be no assurance that current or future legislative proposals or final legislation will not adversely affect the ability of MBNA to deduct interest on the Junior Subordinated Debentures or otherwise affect the tax treatment of the transaction described herein. Moreover, such a change could give rise to a Tax Event, which would permit MBNA, upon approval of the Federal Reserve if then required under applicable capital guidelines or policies, to cause a redemption of the Preferred Securities under "Description of the Preferred Securities--Redemption or Exchange--Tax Event or Capital Event Redemption."

                              ERISA CONSIDERATIONS

            A fiduciary of a pension, profit-sharing or other employee benefit plan subject to ERISA should consider the fiduciary standards of ERISA in the context of the plan's particular circumstances before authorizing an investment in the Preferred Securities. Among other factors, the fiduciary should consider whether such an investment is in accordance with the documents governing the plan and whether an investment is appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and the Code prohibit an employee benefit plan from engaging in certain transactions involving "plan assets" with parties which are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the plan. Therefore, a fiduciary of an employee benefit plan should also consider whether an investment in the Preferred Securities might constitute or give rise to a prohibited transaction under ERISA and the Code.

            If the assets of the Trust were deemed to be plan assets of employee benefit plans that are holders of the Preferred Securities, the plan's investments in the Preferred Securities might be deemed to constitute a delegation under ERISA of the duty to manage plan assets by a fiduciary investing in Preferred Securities, and certain transactions involving the operation of the Trust might be deemed to constitute prohibited transactions under ERISA and the Code.

            The U.S. Department of Labor (the "DOL") has issued a final regulation with regard to whether the underlying assets of an entity in which employee benefit plans acquire equity interests would be deemed to be plan assets. The regulation provides that the underlying assets of an entity will not be considered to be plan assets if the equity interests acquired by employee benefit plans are "publicly-offered securities"--that is, they are (1) widely held (i.e., owned by more than 100 investors independent of MBNA and of each other), (2) freely transferable and (3) sold as part of an offering pursuant to an effective registration statement under the Securities Act and then timely registered under Section 12(b) or 12(9) of the Exchange Act. It is expected that the Preferred Securities will meet the criteria of "publicly-offered securities" above. MBNA expects (although no assurances can be given) that the Preferred Securities will be held by at least 100 independent investors at the conclusion of the offer to exchange.

            Even if the Trust were deemed to be "plan assets" of employee benefit plans that are holders of the Preferred Securities of the Trust, there are five class exemptions issued by the DOL which would apply to exempt certain transactions involving assets of the Trust from the prohibited transaction provisions of ERISA and the Code--Prohibited Transaction Exemption 84-14, for certain transactions determined by qualified professional asset managers, Prohibited Transaction Exemption 90-1, for certain transactions involving insurance company pooled separate accounts, Prohibited Transaction Exemption 91-38, for certain transactions involving bank collective investment funds, Prohibited Transaction Exemption 95-60 for certain transactions involving insurance company general accounts, and Prohibited Transaction Exemption 96-23, for certain transactions determined by in house asset managers.

            MBNA and certain of its affiliates might be considered parties in interest or disqualified persons with respect to certain employee benefit plans, such as plans for which MBNA serves as trustee. Special caution should be exercised before such an employee plan benefit purchases Preferred Securities in such circumstances.

            Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is important that an employee benefit plan considering the purchase of Preferred Securities consult with its counsel regarding the consequences under ERISA of the acquisition and ownership of Preferred Securities. Employee benefit plans which are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) generally are not subject to ERISA requirements.

                             VALIDITY OF SECURITIES

            Certain matters of Delaware law relating to the validity of the Preferred Securities, the enforceability of Trust Agreement and the formation of the Trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to MBNA and the Trust. The validity of the Guarantee and the Junior Subordinated Debentures will be passed upon for MBNA by Simpson Thacher & Bartlett (a partnership which includes professional corporations) and for the Dealer Manager by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Simpson Thacher & Bartlett and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York will rely on the opinion of John W. Scheflen, Executive Vice President, General Counsel and Secretary of MBNA as to matters of Maryland law and the opinion of Richards, Layton & Finger as to matters of Delaware law. Certain matters relating to United States federal income tax considerations described in this Prospectus Supplement will be passed upon for MBNA by Simpson Thacher & Bartlett. Mr. Scheflen owns beneficially in excess of 100,000 shares of common stock of MBNA, including options exercisable within sixty days under MBNA's 1991 Long Term Incentive Plan. Richards, Layton & Finger regularly performs legal services for MBNA and its subsidiaries.


                                    EXPERTS

            The consolidated financial statements of MBNA Corporation incorporated by reference in MBNA Corporation's Annual Report (Form 10-K) for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon incorporated by reference therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

            Facsimile copies of Letters of Transmittal will be accepted, Letters of Transmittal, certificates representing Series A Preferred Stock and any other required document should be sent by each Holder of Series A Preferred Stock or his broker, dealer, commercial bank, trust company or other nominee to the Exchange Agent at one of the addresses as set forth below:

                             THE EXCHANGE AGENT IS:

                              THE BANK OF NEW YORK


             BY HAND:                   BY MAIL (REGISTERED OR CERTIFIED MAIL
                                                    RECOMMENDED):
       The Bank of New York                      The Bank of New York
 Corporate Trust Services Window           Corporate Trust Services Window
        101 Barclay Street                      101 Barclay Street, 7E
           Ground Level                          New York, NY  10286
       New York, NY  10286                Attention: Reorganization Section
Attention: Reorganization Section
                                                BY OVERNIGHT COURIER:
                OR                               The Bank of New York
                                           Corporate Trust Services Window
       The Bank of New York                       101 Barclay Street
      101 Barclay Street, 7E                         Ground Level
       New York, NY  10286                       New York, NY  10286
Attention:  Reorganization Section       Attention: Reorganization Section


                                 BY FACSIMILE:

                        (For Eligible Institutions Only)

                                 (212) 571-3080

         CONFIRM RECEIPT OF NOTICE OF GUARANTEED DELIVERY BY TELEPHONE

                                 (212) 815-6333
                                     Attn:

            Morrow & Co., Inc. has been retained as the Information Agent to assist in connection with the Offer. Questions and requests for assistance regarding the Offer, requests for additional copies of this Prospectus, the Letters of Transmittal and requests for Notice of Guaranteed Delivery may be directed to the Information Agent.

                           THE INFORMATION AGENT IS:

                               MORROW & CO., INC.

                                 909 3rd Avenue
                            New York, New York 10022
                           (800) 566-9061 (Toll-Free)
                         Banks and Brokers Call Collect
                                 (800) 662-5200

    Any questions or requests for assistance or additional copies of this Prospectus, the Letter of Transmittal or for copies of the Notice of Guaranteed Delivery may be directed to the Information Agent at its telephone number and location set forth above. You may also contact your broker, dealer, commercial bank or trust company or other nominee for assistance concerning the Offer.

                      THE DEALER MANAGER FOR THE OFFER IS:

                             MERRILL LYNCH & CO.
                            World Financial Center
                          North Tower--Seventh Floor
                           New York, New York 10281
                          (888) ML4-TNDR (Toll-Free)
                          (888) 654-8637 (Toll-Free)
                           Attn:  Susan L. Weinberg

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 21.    EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a)     Exhibits

    A list of exhibits included as part of this Registration Statement is set forth in an Exhibit Index which immediately precedes such exhibits.

    (b) The following financial statement schedules are filed as part of this Registration Statement:

    None.

All other schedules are omitted because they are not applicable, or not required, or because the required information is included in the Financial Statements of the Registrant or Notes thereto.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on February 5, 1997.

                                      MBNA CORPORATION


                                      By:    /s/ Vernon H.C. Wright
                                         ---------------------------------------
                                         Name:  Vernon H.C. Wright
                                         Title: Executive Vice President and
                                                Chief Corporate Finance Officer

            The undersigned Directors and Officers of MBNA Corporation hereby appoint Vernon H.C. Wright and John W. Scheflen, and each of them, as attorneys-in-fact for the undersigned, with full power of substitution and resubstitution, for, and in the name, place, and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) and exhibits to this Registration Statement and any and all applications and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of the securities covered hereby, with full power and authority to do and perform each and every act and thing requisite and necessary or desirable, hereby ratifying and confirming all that said attorney-in-fact, or either of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on February 5, 1997.

                SIGNATURE                TITLE
  /s/ Alfred Lerner
  -----------------------------------
              Alfred Lerner              Chairman and Chief Executive Officer
                                           and Director
   /s/ Charles M. Cawley
   ----------------------------------
            Charles M. Cawley            President and Director

   /s/ M. Scot Kaufman
   ----------------------------------
             M. Scot Kaufman             Executive Vice President, Chief
                                           Financial Officer and Chief
                                           Accounting Officer and Treasurer
                                           (principal financial and accounting
                                           officer)

                SIGNATURE                             TITLE

   /s/ James H. Berick, Esq.
   -----------------------------------
       James H. Berick, Esq.                          Director

   /s/ Randolph D. Lerner, Esq.
   ---------------------------------
       Randolph D. Lerner, Esq.                       Director

   /s/ Stuart L. Markowitz, M.D.
   -------------------------------
       Stuart L. Markowitz, M.D.                      Director

   /s/ Michael Rosenthal, Ph. D.
   --------------------------------
       Michael Rosenthal, Ph.D.                       Director

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilmington, State of Delaware, on February 5, 1997.


                                        MBNA CAPITAL C

                                        By: MBNA Corporation, as Depositor

                                        By:    /s/  John W. Scheflen
                                            ----------------------------------
                                                    John W. Scheflen

                               INDEX OF EXHIBITS


1           - Form of Dealer Manager Agreement. (1)

4(c)        - Indenture between MBNA Corporation and The Bank of New York, as Trustee. (1)

4(d)(3)     - Certificate of Trust of MBNA Capital C, formerly known as MBNA Capital III. (2)

4(e)(3)     - Trust Agreement of MBNA Capital C, formerly known as MBNA Capital III. (2)

4(f)(3)     - Form of Amended and Restated Trust Agreement to be used in connection with the issuance of the Preferred Securities.
              (1)

4(g)(3)     - Form of Preferred Security (included in Exhibit 4(e)(3)).

4(h)(3)     - Form of Guarantee.  (1)

4(i)        - Form of Junior Subordinated Debenture (included in Exhibit 4(c)).

5(a)        - Opinion of John W. Scheflen. (1)

5(d)        - Opinion of Richards, Layton & Finger. (1)

8           - Tax Opinion of Simpson Thacher & Bartlett. (1)

12          - Statement re:  Computation of Ratio of Earnings to Fixed Charges and Ratio of Earnings to Fixed Charges and Preferred
              Stock Dividends. (2)

23(a)       - Consent of Ernst & Young L.L.P.

23(b)       - Consent of John W. Scheflen. (2)

23(c)       - Consent of Richards, Layton & Finger (included in Exhibit 5(d)).

24          - Powers of Attorney for MBNA (included on signature page).

25(a)       - Form T-1 Statement of Eligibility of the Bank of New York to act as trustee under the Junior Subordinated
              Indenture. (2)

25(d)       - Form T-1 Statement of Eligibility of the Bank of New York to act as trustee under the Amended and Restated Trust
              Agreement of MBNA Capital C, formerly known as MBNA Capital III. (2)

25(i)       - Form T-1 Statement of Eligibility of the Bank of New York to act as trustee under the Guarantee for the benefit of the holders of Preferred Securities of MBNA Capital C, formerly known as MBNA Capital III. (2)

99(a)       - Form of Letter of Transmittal.  (1)

99(b)       - Form of Notice of Guaranteed Delivery.  (1)

99(c)       - Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.  (1)

99(d)       - Form of Letter to Clients.  (1)

99(e)       - Form of Exchange Agent Agreement.  (1)

99(f)       - Form of Information Agent Agreement.  (1)

99(g)       - Form of MBNA Letter to Holders of Series A Preferred Stock. (1)

99(h)       - Form of Questions and Answers Regarding Preferred Securities. (1)

99(i)       - Form of Notice of Offer to Exchange. (1)

------------------

(1)         To be filed by Amendment.

(2) Incorporated by reference to the Exhibit with the same exhibit number of MBNA's Registration Statement on Form S-3 (No. 333-15435).